As filed with the Securities and Exchange Commission on July 29, 2011
Registration No. 333 - ________

U. S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

BALQON CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	3537	33-0989901
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

1420 240th Street, Harbor City, California 90710
(310) 326-3056
(Address and telephone number of principal executive offices and principal place of business)

Balwinder Samra
President and Chief Executive Officer
Balqon Corporation
1420 240th Street
Harbor City, California 90710
(310) 326-3056
(Name, address and telephone number of agent for service)

Copies of all correspondence to:
Larry A. Cerutti, Esq.
Rushika Kumararatne, Esq.
Rutan & Tucker, LLP
611 Anton Boulevard, 14th Floor
Costa Mesa, California  92626
(714) 641-5100
Approximate date of proposed sale to the public: From time to time after this registration becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Calculation of Registration Fee
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee (4)
Common stock, $0.001 par value	8,246,101(3)	$0.888	7,318,415	$850
(1)
In the event of a stock split, stock dividend, anti-dilution adjustment or similar transaction involving common stock of the registrant, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 based on $0.888, which was the average of the high and low prices for the Registrant’s common stock on the OTC Bulletin Board on July 25, 2011. Bid and asked prices for the Registrant’s common stock during July 2011 were not reported by the OTC Bulletin Board.

(3)
Includes 685,682 shares of common stock, 3,659,661 shares of common stock issuable upon exercise of warrants and 3,900,758 shares of common stock issuable upon conversion of convertible notes and convertible debentures.

(4)	Calculated based on a estimate of the proposed maximum aggregate offering price.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on such date as the Commission, acting under Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders will not sell these securities until after the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 29, 2011

PROSPECTUS

8,246,101 Shares

BALQON CORPORATION

Common Stock

This is a public offering of 8,246,101 shares of our common stock, including an aggregate of 3,659,661 shares of our common stock underlying warrants, 2,689,829 shares underlying 10% Unsecured Subordinated Convertible Promissory Notes, or convertible notes, and 1,210,929 shares underlying 10% Senior Secured Subordinated Convertible Debentures, or convertible debentures.  All shares are being offered for resale by selling security holders identified in this prospectus.  It is anticipated that the selling security holders will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise at prevailing market prices, or at prices otherwise negotiated.  We will not receive any of the proceeds from the sale of the shares of common stock.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “BLQN.”  The last reported sale price of our common stock on the OTC Bulletin Board on July 25, 2011, was $0.925 per share.

Our principal offices are located at 1420 240th Street, Harbor City, California 90710 and our telephone number is (310) 326-3056.

Investing in our shares of common stock involves substantial risks.  See “Risk Factors” beginning on page 5 of this prospectus for factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2011.

PROSPECTUS SUMMARY

To fully understand this offering and its consequences to you, you should read the following summary along with the more detailed information and our financial statements and the notes to those statements appearing elsewhere in this prospectus.  In this prospectus, the words “we,” “us,” “our” and similar terms refer to Balqon Corporation unless the context provides otherwise.

Our Company

We develop and manufacture electric drive systems and battery systems for trucks, tractors, buses, industrial equipment and renewable energy storage devices.  We also develop, design, assemble, market and sell zero-emissions heavy-duty electric yard tractors, heavy-duty short haul drayage tractors, heavy-duty inner city Class 7 and Class 8 delivery trucks and medium-duty electric trucks that feature our proprietary electric drive systems and lithium battery modules.

Our electric drive systems are comprised of an electric motor, transmission, our proprietary flux vector motor controller, power electronic components and proprietary software configured to specific application needs.  Our flux vector motor controllers control the speed of an electric motor by varying the input frequency and voltage from a vehicle’s batteries.  Our lithium battery modules feature our proprietary battery management system, or BMS.  Our BMS is an electronic device mounted on each lithium battery cell to monitor that balances the state of charge of the battery, including its temperature, voltage and current during charge and discharge cycles. Our proprietary software allows our BMS to be used on any battery cell chemistry.

We sell our electric drive systems and lithium battery modules to global original equipment manufacturers, or OEMs, of trucks, buses and industrial equipment.  Our heavy-duty electric vehicles are suitable for use in the transportation of containers and heavy loads in on-highway and off-highway applications.  Our medium-duty electric trucks are designed for inner city applications.

Significant orders for our electric drive systems include a purchase order from Winston Global Energy, or WGE, an affiliate of our Chairman of the Board based in China, under which WGE has agreed to purchase 300 of our electric drive systems at an aggregate purchase price of approximately $15.9 million for integration into 14 to 30 passenger mini-buses.  We also have an agreement with Ashok Leyland, Ltd., a large manufacturer of trucks and buses based in India, under which we will work with Ashok Leyland to jointly develop and test six electric vehicles (comprised of buses and trucks) using Ashok Leyland’s glider chassis and our electric drive systems and lithium battery modules.

Significant orders for our electric vehicles includes an agreement with the City of Los Angeles under which we agreed to sell 20 heavy-duty electric yard tractors and five short-haul tractors for use at the Port of Los Angeles.  We also have an agreement with T&K Logistics, Inc., the provider of logistics services to Ford Motor Company and the manager of on-site transportation of trailers and containers at Ford Motor Company’s assembly plant in Wayne, Michigan, under which T&K Logistics has agreed to lease 10 of our Nautilus yard tractors for use at Ford Motor Company’s assembly plant for a period of 36 months.

Our Strategy

As one of the few companies focused on the zero emissions medium-duty and heavy-duty electric vehicle market worldwide, we are dedicated to providing cost effective solutions to these markets through the continued development and integration of our drive system and battery technologies to increase the performance of our vehicles and the vehicles, material handling equipment and other applications into which our drive systems and battery modules are incorporated.

We develop technologies that can be easily adapted for use in various vehicle platforms.  Our electric drive systems are built as a single integrated unit that can be really installed into the existing electrical and transmission components of fossil fuel powered vehicles or material handling equipment such as container handlers and industrial forklifts.  Both our proprietary electric drive system and our lithium battery modules are configurable to meet different vehicle platform specifications, including trucks, tractors. electric buses, delivery vans, forklifts for both off-highway and on-highway applications.

The primary elements of our strategy include:

•	increasing our current market presence and selectively pursue new opportunities;

•	developing technologies that can be easily integrated into various platforms;

•	developing global sales and service network.

•	providing superior after market service; and

•	building capital efficient industry alliances.

Corporate Information

We are a Nevada corporation that was incorporated on November 21, 2001.  Our principal executive offices are located at 1420 240th Street, Harbor City, California 90710.  Our telephone number is (310) 326-3056 and our Internet website is www.balqon.com.  The content of our Internet website does not constitute a part of this prospectus.

Information in this Prospectus

You should rely only on the information contained in this prospectus in connection with this offering.  We have not authorized anyone to provide you with information that is different.  The selling security holders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.

The Offering

Common stock offered by the selling security holders	8,246,101

Common stock outstanding prior to this offering	35,591,530

Common stock to be outstanding after this offering	43,151,949(1)

Use of Proceeds	All proceeds of this offering will be received by selling security holders for their own accounts. See “Use of Proceeds.”
_____________

(1)	Represents 35,591,530 shares of common stock currently outstanding plus 7,560,419 shares of common stock underlying warrants, convertible notes and convertible debentures.

The number of shares of common stock being offered by the selling security holders assumes the exercise of the warrants and the conversion of the convertible notes and convertible debentures whose underlying shares of common stock are covered by this prospectus in exchange for 3,659,611 shares, 2,689,829 shares and 1,210,929 shares of common stock, respectively, and the immediate resale of all those shares of common stock.  The number of shares of common stock that will be outstanding upon the completion of this offering is based on 35,591,530 shares outstanding as of July 25, 2011, and excludes the following:

•
7,500,000 shares of common stock reserved for issuance under our 2008 Stock Incentive Plan, or 2008 Plan, of which options to purchase 1,416,695 shares were outstanding under the 2008 Plan as of that date, at a weighted average exercise price of $2.50 per share;

•	11,278,755 shares of common stock reserved for issuance under certain warrants to purchase common stock outstanding as of that date, at a weighted average exercise price of $0.93 per share; and

•	any additional shares of common stock we may issue from time to time after that date.

Risk Factors

There are several risks related to our business, this offering and ownership of our common stock that you should consider before you decide to buy our common stock in this offering.  You should read the “Risk Factors” section  beginning on page 5, as well as other cautionary statements throughout this prospectus, before investing in shares of our common stock.

The risks related to our business this offering and ownership of our common stock, which are described further in the “Risk Factors” section beginning on page 5 include the following:

•
We have a history of only nominal revenues and have incurred significant losses in the past, expect continued losses and may never achieve profitability.  If we are unable to fulfill our current purchase order, obtain addition purchase orders or expand our market share, we may never achieve profitability.  If we are unable to achieve profitability, we may be prevented from successfully developing, producing and selling our products.

•	Without substantial additional financing, we may be unable to achieve the objectives of our current business strategy, which would adversely affect our operations and the price of our common stock.

•
A majority of our backlog consists of purchase orders from two large customers. As of July 25, 2011, approximately 92% of our backlog is attributable to two customers, a purchase order for 300 of our electric drive systems from WGE, an affiliate of our Chairman of the Board, representing approximately 81% of our backlog on July 25, 2011.  If we are unable to significantly expand our customer base, our business, operating results and financial condition may be materially and adversely affected.

RISK FACTORS

The following summarizes material risks that you should carefully consider before you decide to buy our common stock in this offering.  Any of the following risks, if they actually occur, would likely harm our business, financial condition and results of operations.  As a result, the trading price of our common stock could decline, and you could lose the money you paid to buy our common stock.

Risks Relating to Our Business

We have a history of only nominal revenues, have incurred significant losses, expect continued losses and may never achieve profitability. If we continue to incur losses, we may have to curtail our operations, which may prevent us from successfully deploying our electric drive systems, battery systems, renewable energy storage devices and electric vehicles as well as operating and expanding our business.

We have a history of only nominal revenues, have not been profitable and expect continued losses. Historically, we have relied upon cash from financing activities to fund substantially all of the cash requirements of our activities and have incurred significant losses and experienced negative cash flow. As of June 30, 2011, we had an accumulated deficit of $19,011,005.  For the six months ended June 30, 2011 we incurred a net loss of $3,672,112 and for our fiscal years ended December 31, 2010 and 2009, we incurred a net loss of $4,302,633 and $3,015,405, respectively.  We cannot predict when we will become profitable or if we ever will become profitable. We may continue to incur losses for an indeterminate period of time and may never achieve or sustain profitability. An extended period of losses and negative cash flow may prevent us from successfully producing and selling our electric drive systems, lithium battery modules, flux vector motor controllers, and electric vehicles and operating or expanding our business.

Our significant losses have resulted principally from costs incurred in connection with the development of our products and from costs associated with our administrative activities. We expect our operating expenses to dramatically increase as a result of our planned production and sale of our electric drive systems, renewable energy storage devices and electric vehicles.  Since we have no significant operating history, we cannot assure you that our business will ever become profitable or that we will ever generate sufficient revenues to meet our expenses and support our planned activities. Even if we are able to achieve profitability, we may be unable to sustain or increase our profitability on a quarterly or annual basis.

Without substantial additional financing, we may be unable to achieve the objectives of our current business strategy, which could force us to delay, curtail or eliminate our product and service development programs thereby adversely affecting our operations and the price of our common stock.

For the six months ended June 30, 2011, we recorded a net loss of $3,672,112 and utilized cash in operations of $4,156,454.  As of that date, we had a working capital deficit of $1,394,428 and a shareholders’ deficiency of $730,989.  Our capital requirements for the next 12 months will continue to be significant.  We have been, and currently are, working toward identifying and obtaining new sources of financing. No assurances can be given that we will be successful in obtaining additional financing in the future.  Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.   In addition, our senior secured convertible debentures contain covenants that include restrictions on our ability to pay dividends on our common stock.

If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations and product and service development efforts or to obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our technologies or potential products or other assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our proprietary technology and other important assets and could also adversely affect our ability to fund our continued operations and our product and service development efforts and adversely affect the price of our common stock.

We have very limited operating experience; therefore, regardless of the viability or market acceptance of our products, we may be unable to achieve profitability or realize our other business goals.

The production of our products is the result of a new venture. We have been engaged primarily in research and development of electric vehicles technologies since 2006, and we have only recently begun shipments of our products.  Our success will depend in large part on our ability to address problems, expenses and delays frequently associated with bringing a new product to market.  We may not be able to successfully sell our products even if our products prove to be a viable solution and achieve market acceptance. Consequently, we may be unable to achieve profitability or realize our other business goals.

The current global financial crisis and uncertainty in global economic conditions could prevent us from accurately forecasting demand for our products which could adversely affect our operating results or market share.

The current market instability, including the instability of the financial condition of the United States and the State of California, makes it increasingly difficult for us, our customers and our suppliers to accurately forecast future product demand trends.  If, as a result, we produce excess products our inventory carrying costs will increase and result in obsolete inventory.  Alternatively, due to the forecasting difficulty caused by the unstable economic conditions, we may be unable to satisfy demand for our products which may in turn result in a loss of market share.

We depend on the services of Balwinder Samra, and the loss of him could adversely affect our ability to achieve our business objectives.

Our success depends in part upon the continued service of Balwinder Samra, who is our President and Chief Executive Officer.  Mr. Samra is critical to the overall management of Balqon Corporation as well as to the development of our technologies, our culture and our strategic direction and is instrumental in developing and maintaining close ties with our customer base.  Although we have entered into an employment agreement with Mr. Samra, the agreement does not guarantee the service of Mr. Samra for a specified period of time.  The loss of Mr. Samra could significantly delay or prevent the achievement of our business objectives.  Consequently, the loss of Mr. Samra could adversely affect our business, financial condition and results of operations.

Our results of operations could be adversely affected as a result of impairments of goodwill and other intangible assets.

In connection with the acquisition of substantially all of the intellectual property assets of Electric Motorsports, LLC, or EMS, in September 2008, we recorded approximately $166,500 in goodwill and $186,965 of trade secrets based on the application of purchase accounting. In addition, during 2010, we recorded our three-year distribution agreement, or Distribution Agreement, with Seven One Limited, or SOL, as an intangible asset in the amount of approximately $1,403,375, which amount represents the consideration we paid in connection with the execution of the Distribution Agreement.  We provide that goodwill and other intangible assets that have indefinite useful lives not be amortized, but instead be tested at least annually for impairment, and intangible assets that have finite useful lives continue to be amortized over their useful lives.  Management makes certain estimates and assumptions when allocating goodwill to reporting units and determining the fair value of reporting unit net assets and liabilities, including, among other things, an assessment of market conditions, projected cash flows, investment rates, cost of capital and growth rates, which could significantly impact the reported value of goodwill and other intangible assets. Fair value is determined using a combination of the discounted cash flow, market multiple and market capitalization valuation approaches. Absent any impairment indicators, we perform our impairment tests annually during the fourth quarter. Our impairment test in the fourth quarter of 2010 did not indicate that the intangible assets we purchased from EMS were impaired as of December 31, 2010.  Any future impairments, including impairments of the goodwill or intangible assets recorded in connection with the acquisition of substantially all of the assets of EMS or the Distribution Agreement, would negatively impact our results of operations for the period in which the impairment is recognized.

We are targeting a new and evolving market and we cannot be certain that our business strategy will be successful.

The market for electric vehicles is relatively new and rapidly changing.  We cannot accurately predict the size of this market or its potential growth. Our products represent only one of the possible solutions for alternative fuel vehicles for container transportation and other material handling equipment applications.  Use of electric vehicles for container transportation at terminals and/or other facilities has not been adopted as an industry standard and it may not be adopted on a broad scale.  The new and evolving nature of the market that we intend to target makes an accurate evaluation of our business prospects and the formulation of a viable business strategy very difficult. Thus, our business strategy may be faulty or even obsolete and as a result, we may not properly plan for or address many obstacles to success, including the following:

•	the timing and necessity of substantial expenditures for the development, production and sale of our products;
•	the emergence of newer, more competitive technologies and products;
•	the future cost of batteries used in our systems;
•	applicable regulatory requirements;
•	the reluctance of potential customers to consider new technologies;
•	the failure to strategically position ourselves in relation to joint venture or strategic partners, and potential and actual competitors;
•	the failure of our products to satisfy the needs of the markets that we intend to target and the resulting lack of widespread or adequate acceptance of our products; and
•	the difficulties in managing rapid growth of operations and personnel.

The industry within which we compete is highly competitive.  Many of our competitors have greater financial and other resources and greater name recognition than we do and one or more of these competitors could use their greater financial and other resources or greater name recognition to gain market share at our expense.

The industry within which we compete is highly competitive. New developments in technology may negatively affect the development or sale of some or all of our products or make our products uncompetitive or obsolete.  Competition for our products may come from current fossil fuel based drive system technologies, improvements to current drive system technologies and new alternative fuel drive system technologies.  Our target market is currently serviced by existing manufacturers with existing customers and suppliers using proven and widely accepted fossil fuel powered drive systems.  Additionally, we have competitors working on developing technologies such as cleaner diesel engines, bio-diesel, fuel cells, natural gas, hybrid electric/internal combustion engines, and hydrogen powered fuel cell technologies.  Our products compete directly with fossil fuel powered vehicles which are lower in price and higher in key performance specifications such as range, speed and load carrying capacity.  In addition, our competitors have a long history of producing high volume products with established dealer and service networks.  Many of our competitors have substantially greater financial resources, more extensive engineering, manufacturing, marketing and customer service and support capabilities, larger installed bases of current generation products, as well as greater name recognition than we do.  Competitors for our Nautilus product line include manufacturers of fossil fuel powered vehicles, including Kalmar Industries Corp, Capacity of Texas, Inc., MAFI Transport Systems GmbH, Mol Transport Solutions and Terberg DTS (UK) Ltd.  Competitors for our Mule product line include large automotive vehicle manufacturers such as Kenworth Truck Company, Freightliner Trucks, Mack Trucks, Inc., International Trucks and Peterbilt Motors Company.  We also face competition from manufacturers of electric or zero-emissions vehicles, including Smith Electric Vehicles, Vision Industries Corp., Freightliner Custom Chassis and Navistar.  As a result, our competitors may be able to compete more aggressively and sustain that competition over a larger period of time than we could.  Each of these competitors has the potential to capture market share in various markets, which could have a material adverse effect on our position in the industry and our financial results.

We also face competition from small to medium size manufacturers of alternative fuel drive systems such as Cummins Inc., Westport Innovations Inc., US Hybrid Corporation, Enova Systems Inc., UQM Technologies, Inc., Azure Dynamics Inc. and Vision Industries Corp.  These competitors’ products target new and retrofit markets with drive systems powered by natural gas, electric hybrid and fuel cell powered vehicles.  These small to medium size manufacturers offer products competitive in price to our current product line and these products are expected to exceed the performance of our products in key performance specifications such as range and speed.  There can be no assurance that our zero emissions products will be able to offer competitive advantages over alternative fuel powered vehicles being developed by our competitors.   Our lack of resources relative to many of our significant competitors may cause us to fail to anticipate or respond adequately to new developments and other competitive pressures.  This failure could reduce our competitiveness and cause a decline in our market share, sales and profitability.

The majority of our backlog consists of purchase orders from two large customers. Our lack of purchase orders from a more diversified customer base could cause our business, operating results and financial condition to be materially and adversely affected.

As of the date of this prospectus, approximately 92% of our backlog is attributable to two customers.  We have received a purchase order for 300 of our electric drive systems from Winston Global Energy, or WGE, an affiliate of our Chairman of the Board.  This purchase order from WGE represented approximately 81% of our backlog on July 25, 2011.  Our obligation to deliver the remaining 10 heavy-duty electric vehicles to the City of Los Angeles under its purchase order for 25 heavy-duty electric vehicles represented approximately 10% of our backlog on July 25, 2011.  If we are unable to deliver the electric drive systems to WGE, unable to fill the remainder of our order from the City of Los Angeles and/or unable to obtain additional orders for our products, our sales and financial condition will decline.  Further, because our customers are still relatively concentrated, any adverse developments experienced by any of their customers could have an adverse impact on our business, operating results and financial condition.

Products within the industry in which we operate are subject to rapid technological changes.  If we fail to accurately anticipate and adapt to these changes, the products we sell will become obsolete, causing a decline in our sales and profitability.

The industry within which we compete is subject to rapid technological change and frequent new product introductions and enhancements which often cause product obsolescence.  We believe that our future success depends on our ability to continue to enhance our existing products and technologies, and to develop and manufacture in a timely manner new products with improved technologies.  We may incur substantial unanticipated costs to ensure product functionality and reliability early in its products’ life cycles.  If we are not successful in the introduction and manufacture of new products or in the development and introduction, in a timely manner, of new products or enhancements to our existing products and technologies that satisfy customer needs and achieve market acceptance, our sales and profitability will decline.

We obtain some of the components and subassemblies included in our products from a limited group of suppliers, the partial or complete loss of which could have an adverse effect on our sales and profitability.

We obtain some of the components and subassemblies for our products from a limited group of suppliers.  Although we seek to qualify additional suppliers, the partial or complete loss of these sources could adversely affect our sales and profitability and damage customer relationships by impeding our ability to fulfill our current customers’ orders.  Further, a significant increase in the price of one or more of these components or subassemblies could adversely affect our profit margins and profitability if no lower-priced alternative source is approved.

We manufacture and assemble all of our products at one facility.  Any prolonged disruption in the operations of this facility would result in a decline in our sales and profitability.

We assemble our electric vehicles and electric drive systems and we manufacture and assemble our flux vector motor controllers in a facility located in Harbor City, California.  Any prolonged disruption in the operations of our manufacturing and assembly facility, whether due to technical or labor difficulties, destruction of or damage to this facility as a result of an earthquake, fire or any other reason, would result in a decline in our sales and profitability.

Because we believe that proprietary rights are material to our success, misappropriation of those rights or claims of infringement or legal actions related to intellectual property could adversely impact our financial condition.

We currently rely on a combination of contractual rights, copyrights, trade names and trade secrets to protect our proprietary rights. Although our flux vector motor controllers, electric drive systems, and their constituent components could benefit from patent protection, we have chosen to retain the proprietary rights associated with our flux vector motor controllers, electric drive systems, and BMSs predominantly as trade secrets. Although we currently rely to a great extent on trade secret protection for much of our technology, we cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop comparable or superior technologies or obtain unauthorized access to our proprietary technology.

We own, license or have otherwise obtained the right to use certain technologies incorporated in our flux vector motor controllers.  We may receive infringement claims from third parties relating to our products and technologies. In those cases, we intend to investigate the validity of the claims and, if we believe the claims have merit, to respond through licensing or other appropriate actions. To the extent claims relate to technology included in components purchased from third-party vendors for incorporation into our products, we would forward those claims to the appropriate vendor. If we or our component manufacturers are unable to license or otherwise provide any necessary technology on a cost-effective basis, we could be prohibited from marketing products containing that technology, incur substantial costs in redesigning products incorporating that technology, or incur substantial costs defending any legal action taken against us.

Fluctuation in the price, availability and quality of materials could increase our cost of goods and decrease our profitability.

We purchase materials directly from various suppliers. The prices we charge for our products are dependent in part on the cost of materials used to produce them. The price, availability and quality of our materials may fluctuate substantially, depending on a variety of factors, including demand, supply conditions, transportation costs, government regulation, economic climates and other unpredictable factors. Any material price increases could increase our cost of goods and decrease our profitability unless we are able to pass higher prices on to our customers. We do not have any long-term written agreements with any of these suppliers; except for Autocar, and do not anticipate entering into any such agreements in the near future.

Our limited production, commercial launch activities and continued field tests could encounter problems.

We are currently conducting, and plan to continue to conduct, limited production and field tests on a number of our products as part of our product development cycle and we are working on scaling up our production capabilities.  These production readiness activities and additional field tests may encounter problems and delays for a number of reasons, including the failure of our technology, the failure of the technology of others, the failure to combine these technologies properly and the failure to maintain and service the test prototypes properly.  Some of these potential problems and delays are beyond our control.  Any problem or perceived problem with our limited production and field tests could damage our reputation and the reputation of our products and delay their commercial launch.

Demand for our electric vehicles may fluctuate as the price of diesel fuel changes.

If diesel fuel prices decrease to a level such that using our electric vehicles does not result in fuel cost savings, potential customers may not purchase our electric vehicles. Any decrease in demand for our electric vehicles could have a material adverse effect on our business, prospects, financial condition and results of operations. If in the future we need to reduce the price of our electric vehicles to keep them competitive with the life cycle cost of diesel fuel powered vehicles, our business might suffer and our revenue and profits might decline.

Significant changes in government regulation may hinder our sales.

The production, distribution and sale in the United States of our products are subject to various federal, state, and local statutes and regulations. New statutes and regulations may also be instituted in the future. If a regulatory authority finds that a current or future product is not in compliance with any of these regulations, we may be fined, or our product may have to be recalled, thus adversely affecting our financial condition and operations.

If we do not properly manage foreign sales and operations, our business could suffer.

We expect that a significant portion of our future revenues will be derived from sales outside of the United States, and we may operate in jurisdictions where we may lack sufficient expertise, local knowledge or contacts.  Establishment of an international market for our products may take longer and cost more to develop than we anticipate, and is subject to inherent risks, including unexpected changes in government policies, trade barriers, significant regulation, difficulty in staffing and managing foreign operations, longer payment cycles, and foreign exchange controls that restrict or prohibit repatriation of funds.  As a result, if we do not properly manage foreign sales and operations, our business could suffer.

Our inability to diversify our operations may subject us to economic fluctuations within the electric vehicle industry.

Our limited financial resources reduce the likelihood that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one business area will subject us to economic fluctuations within the electric vehicle industry and therefore increase the risks associated with our operations.

Our failure to manage our growth effectively could prevent us from achieving our goals.

Our strategy envisions a period of growth that may impose a significant burden on our administrative, financial and operational resources.  The growth of our business will require significant investments of capital and management’s close attention.  Our ability to effectively manage our growth will require us to substantially expand the capabilities of our administrative and operational resources and to attract, train, manage and retain qualified management, engineers and other personnel.  We may be unable to do so.  In addition, our failure to successfully manage our growth could result in our sales not increasing commensurately with our capital investments.  If we are unable to successfully manage our growth, we may be unable to achieve our goals.

Risks Relating to this Offering and Ownership of Our Common Stock

We cannot predict the extent to which an active public trading market for our common stock will develop or be sustained.  If a public trading market does not develop or cannot be sustained, you may be unable to liquidate your investment in Balqon Corporation.

We cannot predict the extent to which an active public market for our common stock will develop or be sustained due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares of common stock until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a public trading market for our common stock will be sustained.  If such a market cannot be sustained, you may be unable to liquidate your investment in Balqon Corporation.

In addition, the market price for our common stock may be particularly volatile given our status as a relatively small company with a small and thinly-traded “public float” that could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Our common stock may be subject to significant price volatility which may have an adverse effect on your ability to liquidate your investment in our common stock.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will be more volatile than a seasoned issuer for the indefinite future. The potential volatility in our share price is attributable to a number of factors. First, our common shares may be sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our stockholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer that could better absorb those sales without adverse impact on its share price. Secondly, an investment in us is a speculative or “risky” investment due to our lack of meaningful revenues or any profits to date and uncertainty of future market acceptance for current and potential products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer.

Voting power of a significant percentage of our common stock is held by our president and chief executive officer, who, as a result, is able to control or exercise significant influence over the outcome of matters to be voted on by our stockholders.

Balwinder Samra, our President and Chief Executive Officer, has voting power equal to approximately 48% of all votes eligible to be cast at a meeting of our stockholders.  As a result of his significant ownership interest, Mr. Samra will be able to exercise significant influence with respect to the election of directors, offers to acquire Balqon Corporation and other matters submitted to a vote of all of our stockholders.

Shares of our common stock eligible, or to become eligible, for public sale could adversely affect our stock price and make it difficult for us to raise additional capital through sales of equity securities.

We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of common stock for sale will have on the market price prevailing from time to time.  As of July 25, 2011, we had 35,591,530 shares of common stock outstanding.  Of the 35,591,530 shares of common stock that were restricted under the Securities Act of 1933, as amended, or Securities Act, on July 25, 2011, 35,171,846 shares of common stock were issued by us more than six months prior to that date and, therefore, can be sold without restriction subject to the limitations imposed by Rule 144 of the Securities Act (of these 35,171,846 shares of our common stock that have been held for more than six months, 8,301,096 shares of our common stock are held by non-affiliates).  As of July 25, 2011, we also had outstanding options and warrants that were exercisable for approximately 16,354,450 shares of common stock and notes and debentures convertible into an aggregate of 3,900,758 shares of our common stock. Sales of shares of our common stock in the public market, or the perception that sales could occur, could adversely affect the market price of our common stock. Any adverse effect on the market price of our common stock could make it difficult for us to raise additional capital through sales of equity securities at a time and at a price that we deem appropriate.

The exercise of outstanding options and warrants to purchase our common stock and the conversion into common stock of our outstanding convertible notes and convertible debentures could substantially dilute your investment, impede our ability to obtain additional financing, and cause us to incur additional expenses.

Under the terms of our outstanding options and warrants to purchase our common stock issued to employees and others and the terms of our outstanding convertible notes and convertible debentures, the holders are given an opportunity to profit from a rise in the market price of our common stock that, upon the exercise of the options and/or warrants or the conversion of the convertible notes and/or convertible debentures, could result in dilution in the interests of our other stockholders.  The terms on which we may obtain additional financing may be adversely affected by the existence and potentially dilutive impact of our outstanding options, warrants, convertible notes and convertible debentures.  In addition, holders of certain of the warrants and holders of convertible notes and convertible debentures have registration rights with respect to the common stock underlying these warrants, convertible notes and convertible debentures.  The registration of these underlying shares of common stock will cause us to incur a substantial expense.

The market price of our common stock and the value of your investment could substantially decline if our warrants, options, convertible notes or convertible debentures are exercised or converted into shares of our common stock and resold into the market, or if a perception exists that a substantial number of shares will be issued upon exercise of our warrants and options or conversion of our convertible notes or convertible debentures and then resold into the market.

If the exercise prices of our warrants and options and conversion prices of our convertible notes and convertible debentures are lower than the price at which you made your investment, immediate dilution of the value of your investment will occur. In addition, sales of a substantial number of shares of common stock issued upon exercise of our warrants and options and upon conversion of our convertible notes and convertible debentures, or even the perception that such sales could occur, could adversely affect the market price of our common stock.  You could, therefore, experience a substantial decline in the value of your investment as a result of both the actual and potential exercise of our warrants or options or the conversion of our convertible notes or convertible debentures.

Because we may be subject to the “Penny Stock” rules, the level of trading activity in our common stock may be reduced.

Our common stock is quoted on the OTC Bulletin Board.  The last reported sale price per share of our common stock on July 25, 2011, was $0.925.  As a result, our common stock will most likely constitute “Penny Stock.” Broker-dealer practices in connection with transactions in Penny Stocks are regulated by rules adopted by the Securities and Exchange Commission, or SEC.  Penny Stocks are generally equity securities with a price per share of less than $5.00 (other than securities registered on certain national exchanges).  The Penny Stock rules require a broker-dealer, prior to a transaction in Penny Stocks not exempt from the rules, to deliver a standardized risk disclosure document that provides information about Penny Stocks and the nature and level of risks in the Penny Stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the Penny Stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly accounting statements showing the market value of each Penny Stock held in the customer’s account. In addition, the broker-dealer must make a special written determination that the Penny Stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These requirements may have the effect of reducing the level of trading activity in a Penny Stock, such as our common stock, and investors in our common stock may find it difficult to sell their shares.

Because our common stock is not listed on a national securities exchange, you may find it difficult to dispose of or obtain quotations for our common stock.

Our common stock is quoted on the OTC Bulletin Board under the symbol “BLQN.”  Because our stock is quoted on the OTC Bulletin Board rather than on a national securities exchange, you may find it difficult to either dispose of, or to obtain quotations as to the price of, our common stock.

Our Articles of Incorporation, our bylaws and Nevada law each contain provisions that could discourage transactions resulting in a change in control of Balqon Corporation, which may negatively affect the market price of our common stock.

Our Articles of Incorporation and our bylaws contain provisions that may enable our Board of Directors to discourage, delay or prevent a change in the ownership of Balqon Corporation or in our management. In addition, these provisions could limit the price that investors would be willing to pay in the future for shares of our common stock. These provisions include the following:

•
our Board of Directors is authorized, without prior stockholder approval, to create and issue preferred stock, commonly referred to as “blank check” preferred stock, with rights senior to those of our common stock; and

•	our Board of Directors is expressly authorized to make, alter or repeal our bylaws.

Furthermore, we may be subject to the restrictions contained in Sections 78.378 through 78.3793 of the Nevada Revised Statutes which provide, subject to certain exceptions and conditions, that if a person acquires a “controlling interest,” which is equal to either one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of a corporation, that person is an “interested stockholder” and may not vote that person’s shares. The effect of these restrictions may be to discourage, delay or prevent a change in control of Balqon Corporation.

Failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could result in a restatement of our financial statements, cause investors to lose confidence in our financial statements and our company and have a material adverse effect on our business and stock price.

We produce our financial statements in accordance with accounting principles generally accepted in the United States, or GAAP.  Effective internal controls are necessary for us to provide reliable financial reports to help mitigate the risk of fraud and to operate successfully as a publicly traded company. As a public company, we are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404.  Further, Section 404 requires annual management assessments of the effectiveness of our internal controls over financial reporting.

Testing and maintaining internal controls can divert our management’s attention from other matters that are important to our business. We may not be able to conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. If we are unable to conclude that we have effective internal controls over financial reporting, investors could lose confidence in our reported financial information and our company, which could result in a decline in the market price of our common stock, and cause us to fail to meet our reporting obligations in the future, which in turn could impact our ability to raise additional financing if needed in the future.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including statements concerning future conditions in the industries within which we operate, and concerning our future business, financial condition, operating strategies, and operational and legal risks.  Words like “believe,” “expect,” “may,” “will,” “could,” “seek,” “estimate,” “continue,” “anticipate,” “intend,” “future,” “plan” or variations of those terms and other similar expressions, including their use in the negative, are used in this prospectus to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as to our expectations, as of the date of this prospectus. These forward-looking statements are subject to a number of risks and uncertainties, including those identified under “Risk Factors” and elsewhere in this prospectus.  Although we believe that the expectations reflected in these forward-looking statements are reasonable, actual conditions in the industries within which we operate, and actual conditions and results in our business, could differ materially from those expressed in these forward-looking statements. In addition, none of the events anticipated in the forward-looking statements may actually occur. Any of these different outcomes could cause the price of our common stock to decline substantially. Except as required by law, we undertake no duty to update any forward-looking statement after the date of this prospectus, either to conform any statement to reflect actual results or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock offered under this prospectus by the selling security holders.  Rather, the selling security holders will receive those proceeds directly.

Upon exercise of the warrants issued to investors in our various private offerings, the underlying shares of common stock of which are offered for sale hereunder, we expect to receive aggregate proceeds of approximately $2,954,850. We expect to use any cash proceeds from the exercise of warrants for general working capital purposes.

DIVIDEND POLICY

We currently anticipate that we will not declare or pay cash dividends on our common stock in the foreseeable future.  We will pay dividends on our common stock only if and when declared by our Board of Directors.  Our Board of Directors’ ability to declare a dividend is subject to restrictions imposed by Nevada and California law.  In determining whether to declare dividends, the Board of Directors will consider these restrictions as well as our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

PRICE RANGE OF COMMON STOCK

Shares of our common stock trade on the OTC Bulletin Board under the symbol “BLQN.”  Shares of our common stock began trading on the OTC Bulletin Board on November 20, 2008.  The table below sets forth for the quarters indicated for the years ended December 31, 2009 and 2010, the reported high and low bid prices of our common stock as reported on the OTC Bulletin Board.  The table below also sets forth for the quarters indicated for the year ending December 31, 2011, the reported high and low sales prices of our common stock as reported on the OTC Bulletin Board.  Bid and asked prices for our common stock during July 2011 were not reported by the OTC Bulletin Board.  The prices shown below reflect inter-dealer quotations without retail markups, markdowns or commissions, and may not necessarily represent actual transactions.

	High	Low
Year Ended December 31, 2009
First Quarter (January 1 – March 31)	$3.00	$1.65
Second Quarter (April 1 – June 30)	$3.05	$0.05
Third Quarter (July 1 – September 30)	$2.95	$1.00
Fourth Quarter (October 1 – December 31)	$2.00	$0.10

Year Ended December 31, 2010
First Quarter	$1.13	$0.65
Second Quarter	$0.95	$0.20
Third Quarter	$0.54	$0.01
Fourth Quarter	$0.70	$0.01

Year Ending December 31, 2011
First Quarter	$1.90	$0.58
Second Quarter	$1.18	$0.85
Third Quarter (July 1 – July 25)	$1.01	$0.80

As of July 25, 2011, we had 35,391,530 shares of common stock outstanding held of record by approximately 73 stockholders.  These holders of record include depositories that hold shares of stock for brokerage firms which, in turn, hold shares of stock for numerous beneficial owners. On July 25, 2011, the last reported sale price of our common stock on the OTC Bulletin Board was $0.925 per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the related notes to financial statements included elsewhere in this prospectus.  This prospectus and our financial statements and notes to financial statements contain forward-looking statements, which generally include the plans and objectives of management for future operations, including plans and objectives relating to our future economic performance and our current beliefs regarding revenues we might generate and profits we might earn if we are successful in implementing our business strategies. Our actual results could differ materially from those expressed in these forward-looking statements as a result of any number of factors, including those set forth under the “Risk Factors” section and elsewhere in this prospectus. The forward-looking statements and associated risks may include, relate to or be qualified by other important factors, including, without limitation:

•	the projected growth or contraction in the industries within which we operate;

•	our business strategy for expanding, maintaining or contracting our presence in these markets;

•	anticipated trends in our financial condition and results of operations; and

•	our ability to distinguish ourselves from our current and future competitors.

We do not undertake to update, revise or correct any forward-looking statements.

Any of the factors described above, elsewhere in this prospectus or in the “Risk Factors” section of this prospectus could cause our financial results, including our net income or loss or growth in net income or loss to differ materially from prior results, which in turn could, among other things, cause the price of our common stock to fluctuate substantially.

Business Overview

We are a developer and manufacturer of electric drive systems and battery systems for trucks, tractors, buses, industrial equipment and renewable energy storage devices.  We also design and assemble electric powered yard tractors, short haul drayage tractors and inner city trucks utilizing our proprietary drive system technologies.

Each of our electric drive systems is comprised of an electric motor, transmission, our proprietary flux vector motor controller (which controls the speed of an electric motor by varying the input frequency and voltage from a vehicle’s batteries), power electronic components and proprietary software configured to specific application needs.  Our lithium battery modules feature our proprietary battery management system, or BMS, an electronic device mounted on each lithium battery cell to monitor and balance the state of charge of the battery, including its temperature, voltage and current during charge and discharge cycles. Our proprietary software allows our BMS to be used on any battery cell chemistry.

We sell our electric drive systems and lithium battery modules to global original equipment manufacturers, or OEMs, of trucks, buses and industrial equipment that are engaged in the development of electric or hybrid vehicle platforms to address local market needs.  Our sales strategy is to partner with OEMs to develop product solutions for specific market needs utilizing our complete propulsion and energy systems.  We believe that this strategy will result in a reduction of the costs associated with product development and integration and will also reduce time to market cycles for our OEM partners’ new product platforms.

We also develop, design, assemble, market and sell zero-emissions heavy-duty electric yard tractors, heavy-duty short haul drayage tractors, heavy-duty inner city Class 7 and Class 8 delivery trucks and medium-duty electric trucks that feature our proprietary electric drive systems and lithium battery modules.  Our heavy-duty electric vehicles are suitable for use in the transportation of containers and heavy loads in on-highway and off-highway applications at facilities such as marine terminals, rail yards, industrial warehouses, intermodal facilities (facilities where freight is transferred from one mode of transportation to another without actual handling of the freight itself when changing modes), military bases and industrial plants.  Our medium-duty electric trucks are designed for inner city applications.

As of the date of this prospectus, our electric vehicle product portfolio features three products in our Nautilus product line, the Nautilus XE20, a heavy-duty electric yard tractor, the Nautilus XE30, a heavy-duty electric short-haul tractor, and the Nautilus XRE20, a longer-range version of the Nautilus XE20.  We also offer a heavy-duty Class 7 and Class 8 electric truck, the Mule M150 and a medium-duty electric truck, the Mule M100, that feature our proprietary electric drive systems and lithium battery modules.  The Mule M150 is designed as a zero emissions solution to transport loads of up to 7 tons in short-haul on-highway applications while the Mule M100 is an on-road electric truck designed for use in inner city applications and designed to transport loads of up to four tons with a range of between 96 and 150 miles under loaded conditions.

During the first six months of 2011 and through July 25, 2011, a significant portion of our production efforts have been focused on designing an electric drive system configuration that can be integrated into 14 to 30 passenger mini-buses in connection with an order from Winston Global Energy, or WGE, and an agreement with Ashok Leyland Ltd., integrating the electric drive systems we developed in connection with the WGE order and our agreement with Ashok Leyland into the mini-bus chassis specified by each of them, developing a medium-duty on-road electric truck, our Mule M100, and producing Nautilus XRE20s in connection with an agreement with T&K Logistics, Inc. and an agreement with the City of Los Angeles.  During the second quarter of 2011, our research and development efforts also included work on the development of new products to address the on-road markets in the United States and increasing the range of our yard tractors.

Critical Accounting Policies

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe that the following critical accounting policies, among others, affect our more significant judgments and estimates used in the preparation of our financial statements:

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Material estimates relate to the recognition of contract revenues and estimated costs to complete contracts in process, and recoverability of reported amounts of long-lived assets.  Actual results may differ from those estimates.

Revenues

Sales of Production Units and Parts.  We recognize revenue from the sale of completed production units and parts when there is persuasive evidence that an arrangement exists, delivery of the product has occurred and title has passed, the selling price is both fixed and determinable, and collectability is reasonably assured, all of which generally occurs upon shipment of our product or delivery of the product to the destination specified by the customer.

We determine whether delivery has occurred based on when title transfers and the risks and rewards of ownership have transferred to the buyer, which usually occurs when we place the products with the buyer’s carrier.  We regularly review our customers’ financial positions to ensure that collectability is reasonably assured.  Except for warranties, we have no post-sales obligations.

Contract Revenue and Cost Recognition on Prototype Vehicles.  In accounting for contracts, we recognize revenues using the percentage-of-completion method of accounting by relating contract costs incurred to date to the total estimated costs at completion.  This method is used because management considers costs to be the best available measure of progress on its contracts.  Contract losses are provided for in their entirety in the period that they become known, without regard to the percentage-of-completion.  We also recognize as revenues costs associated with claims and unapproved change orders to the extent it is probable that such claims and change orders will result in additional contract revenue, and the amount of such additional revenue can be reliably estimated.

Contract costs include all direct material and labor costs.  The liability “Billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenues earned.

Stock-Based Compensation

We periodically issue stock instruments, including shares of our common stock, stock options, and warrants to purchase shares of our common stock to employees and non-employees in non-capital raising transactions for services and for financing costs.  We account for stock option awards issued and vesting to employees in accordance with authorization guidance of the Financial Accounting Standards Board, or FASB, where the value of stock-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period.  Options to purchase shares of our common stock vest and expire according to the terms established at the grant date.

We account for stock options and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the FASB whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

We estimate the fair value of stock options and warrants using the Black-Scholes option-pricing model, which was developed for use in estimating the fair value of options that have no vesting restrictions and are fully transferable. This model requires the input of subjective assumptions, including the expected price volatility of the underlying stock and the expected life of stock options. Projected data related to the expected volatility of stock options is based on the average volatility of the trading prices of comparable companies and the expected life of stock options is based upon the average term and vesting schedules of the options. Changes in these subjective assumptions can materially affect the fair value of the estimate, and therefore the existing valuation models do not provide a precise measure of the fair value of our employee stock options.

We estimate the fair value of shares of common stock issued for services based on the closing price of our common stock on the date shares are granted.

Derivative Financial Instruments

We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, we use the Monte Carlo simulation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.  Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Goodwill and Intangible Assets

Management performs impairment tests of goodwill and indefinite-lived intangible assets whenever an event occurs or circumstances change that indicate impairment has more likely than not occurred.   Management performs impairment testing of goodwill and indefinite-lived intangible assets at least annually.

Management tests goodwill for impairment at the reporting unit level.  We only have one reporting unit.  At the time of goodwill impairment testing, management determines fair value through the use of a discounted cash flow valuation model incorporating discount rates commensurate with the risks involved with its reporting unit. If the calculated fair value is less than the current carrying value, impairment may exist. The use of a discounted cash flow valuation model to determine estimated fair value is common practice in impairment testing in the absence of available domestic and international transactional market evidence to determine the fair value. The key assumptions used in the discounted cash flow valuation model for impairment testing include discount rates, growth rates, cash flow projections and terminal value rates. Discount rates are set by using the Weighted Average Cost of Capital, or WACC, methodology. The WACC methodology considers market and industry data as well as Balqon-specific risk factors for each reporting unit in determining the appropriate discount rates to be used. The discount rate utilized is indicative of the return an investor would expect to receive for investing in such a business. Operational management, considering industry and Balqon-specific historical and projected data, develops growth rates and cash flow projections for Balqon.  Terminal value rate determination follows common methodology of capturing the present value of perpetual cash flow estimates beyond the last projected period assuming a constant WACC and low long-term growth rates. As an indicator that each reporting unit has been valued appropriately through the use of the discounted cash flow valuation model, the aggregate fair value of all reporting units is reconciled to our total market capitalization. The discounted cash flow valuation methodology and calculations will be used in 2011 impairment testing.  Impairment tests of the goodwill we acquired from EMS were conducted during the fourth quarters of 2009 and 2010.  These impairment tests did not indicate that the goodwill we acquired from EMS was impaired as of December 31, 2009 and 2010.  An impairment test of the value of the Distribution Agreement will be conducted during the fourth quarter of 2011.

We review intangible assets subject to amortization at least annually to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life.  If the carrying value of an asset exceeds its undiscounted cash flows, we write-down the carrying value of the intangible asset to its fair value in the period identified.  If the carrying value of assets is determined not to be recoverable, we record an impairment loss equal to the excess of the carrying value over the fair value of the assets.  Our estimate of fair value is based on the best information available to us, in the absence of quoted market prices.  We generally calculate fair value as the present value of estimated future cash flows that we expect to generate from the asset using a discounted cash flow income approach as described above.  If the estimate of an intangible asset’s remaining useful life is changed, we amortize the remaining carrying value of the intangible asset prospectively over the revised remaining useful life.  Based on management’s assessments, there were no indicators of impairment of any of the Company’s intangible assets at December 31, 2010.

Impairment of Long-Lived Assets

The FASB, has established guidelines regarding when impairment losses on long-lived assets, which include property and equipment, should be recognized and how impairment losses should be measured.  Guidance of the FASB also provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. We periodically review, at least annually, such assets for possible impairment and expected losses. If any losses are determined to exist they are recorded in the period when such impairment is determined. Based upon management’s assessment, there were no indicators of impairment of our long lived assets at June 30, 2011 or December 31, 2010.

Income Taxes

We recognize income taxes for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in our financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

Financial Condition and Results of Operations

Our total revenues increased by $73,188, or 13.5%, to $615,606 for the first six months of 2011 as compared to $542,418 for the first six months of 2010.  We reported a net loss of $3,672,112 for the first six months of 2011 as compared to a net loss of $1,790,371 for the first six months of 2010.  Our total revenues decreased by $4,531, or 0.9%, to $499,820 for the second quarter of 2011 as compared to $504,351 for second quarter of 2010.  We reported a net loss of $1,138,588 for the second quarter of 2011 as compared to a net loss of $789,025 for the second quarter of 2010.  The decline in our financial performance during 2011 is a result of increased operating, marketing and interest expenses, offset by the change in fair value of our derivative instruments, without a commensurate increase in revenues.

In December 2010, we raised $5,000,000 in connection with a private placement of common stock and warrants.  Using the capital we raised in December 2010, we ramped up our production processes during the first six months of 2011.

Our lack of significant revenues during the first six months of 2011 is a direct result of the length and complexity of our product development process.  Typically, we experience a significant time lag between receiving an order for our electric drive systems and recognizing revenue in connection with the order due to the development time required to integrate our technologies into new vehicle platforms specified by our customers.  For example, while our electric drive systems and battery modules can be integrated into a multitude of product platforms, often times a substantial amount of time is needed to make design modifications to our product to ensure its integration into each new vehicle platform.  In most cases new designs require sourcing of raw materials contributing further to the already lengthy production time.  In the case of a new customer or a new product platform, it is customary in our business to complete and deliver a single unit prior to producing the entire order.  Once the initial product is delivered, installed and accepted by our customer, we begin production on the remaining order based on production delivery dates agreed upon with our customer.

While most of our production efforts during the first six months of 2011 were focused on the WGE purchase order and the T&K Logistics leasing arrangement, 75% of our revenues were derived from the delivery of drive systems to our OEM customers in the United States, Asia and Europe.  These drive systems were customized for vehicle configurations to be used in both on-road and off-road applications. We anticipate that the delivery of these drive systems will result in additional orders from our OEM partners in the future.

During the first six months of 2011, approximately 8% of our revenues were derived from engineering services provided to Alliant Techsystems, Inc., in connection with a joint development project to determine the feasibility of the use of hydrogen fuel cells in our Nautilus XE20 yard tractors.  During the first phase of the project, we provided design concepts to Alliant Techsystems to demonstrate the feasibility of utilizing hydrogen fuel cells in a plug-in hybrid Nautilus XE20 as an on-board charger for lithium batteries.  As of July 25, 2011, our design proposal has been accepted by Alliant Techsytems and we are awaiting approval of the second phase of the project during which, if approved, we will provide a completed prototype vehicle Nautilus XE20 that features an integrated hydrogen fuel cell charging system designed by a third party.  We do not anticipate that a significant portion of our future revenues will be derived from engineering services, but rather will be derived from the sale of our products as we begin to generate revenues as a result of the ramp up in our production efforts and continue to focus on obtaining new orders for our products.

As of June 30, 2011, we had a working capital deficiency of $1,394,428, an accumulated deficit of $19,011,005 and reported a net loss for the first six months of 2011 of $3,672,112.  Our plans for correcting these deficiencies include the future sales of our products and technologies and the raising of capital, which we expect will help provide us with the liquidity necessary to meet operating expenses.  Over the longer-term, we plan to achieve profitability through the sale of our drive systems, electric vehicles and other products.

Although approximately $16 million of our current backlog of approximately $19 million is attributable to our outstanding purchase order for 300 of our electric drive systems from WGE, we believe that our customer base will expand during the remainder of 2011.  In 2011, we expect our sales to grow in emerging markets such as India and China.  We are optimistic that the demonstration of electric buses utilizing our technologies for Ashok Leyland in Asia during 2010 will result in additional sales in the region.  In addition, we believe that the integration of our drive systems into medium-duty on-road commercial vehicles will result in increased sales in the United States in 2011.  Our OEM partners in domestic and international markets have experienced increased sales activity for their products, which we expect will result in increased sales for our electric drive systems and battery systems.

We anticipate that a majority of future sales of our electric vehicles will be made directly to domestic and international OEMs.  In 2010, we demonstrated the performance of our Nautilus XE20 to a large automotive company, a marine terminal and several warehouses and we are optimistic that these demonstrations will result in an increase in our domestic sales.

The tables presented below, which compare our results of operations from one period to another, present the results for each period, the change in those results from one period to another in both dollars and percentage change, and the results for each period as a percentage of net revenues. The columns present the following:

•	The first two data columns in each table show the absolute results for each period presented.

•
The columns entitled “Dollar Variance” and “Percentage Variance” shows the change in results, both in dollars and percentages. These two columns show favorable changes as a positive and unfavorable changes as negative. For example, when our net revenues increase from one period to the next, that change is shown as a positive number in both columns. Conversely, when expenses increase from one period to the next, that change is shown as a negative in both columns.

•	The last two columns in each table show the results for each period as a percentage of net revenues.

Second Quarter of 2011 Compared to the Second Quarter of 2010

	Three Months Ended June 30,		Dollar Variance	Percentage Variance	Results as a Percentage of Net Revenues for the Three Months Ended June 30,
	2011 (Unaudited)	2010 (Unaudited)	Favorable (Unfavorable)	Favorable (Unfavorable)	2011	2010
Net revenues	$499,820	$504,351	$(4,531)	(0.9)%	100%	100%
Cost of revenues	360,067	459,010	98,943	21.6%	72%	91%
Gross profit	139,753	45,341	(94,412)	(208.2)%	28%	9%
General and administrative expenses	1,057,877	419,588	(638,290)	(152.1)%	212%	83%
Research and development	143,613	58,575	(85,038)	(145.2)%	29%	12%
Depreciation and amortization	147,776	41,896	(105,880)	(252.7)%	30%	8%
Loss on change in derivative liability	(464,847)	—	464,847	100.0%	93%	—
Interest expense	393,921	314,307	(79,614)	(24.9)%	79%	63%
Net loss	$(1,138,588)	$(789,025)	$348,563	(44.1)%	(228)%	(157)%

Net Revenues.  The slight decline in our revenues during the second quarter of 2011 is largely due to a change in the mix of products and services sold during that quarter as compared to the second quarter of 2010. During the second quarter of 2011, 77% of our revenues were generated from the shipment of drive systems for integration into medium sized buses and a heavy-duty tractor.  During the second quarter of 2010, sales were comprised of one electric vehicle and related battery charging equipment. Additionally, during the second quarter of 2010, revenues of $34,874 were realized from a lithium-battery grant from the City of Los Angeles.  Comparable grant revenues were not realized during the second quarter of 2011.  Based on our current backlog and capital resources, we expect that our revenues will increase significantly over the second half of 2011.  Additionally, we expect that in 2011 we will derive more revenues from the sale of drive systems than from the sale of our electric vehicles and batteries.  We expect that sales of our drive systems will represent approximately 75% of net revenues during 2011.

Gross Profit.  During the second quarter of 2011, we generated a gross profit, as a percentage of net revenues, of 28% as compared to 9% for the second quarter of 2010. This increase in gross profit margin is attributable to higher margins on the sales of drive systems and battery systems and chargers as compared to lower profit margins from the sales of an electric vehicle and battery charger, coupled with no profit margin on from the $34,874 of net revenues derived from progress work on the lithium-ion grant contract during the second quarter of 2010. Based on current cost data for the products in our backlog that we anticipate will be shipping during the remainder of 2011, we anticipate that our gross profit margin will be approximately 18% of net revenues for 2011.

General and Administrative Expenses.  The significant increase in general and administrative expenses is comprised largely of an increase in unapplied overhead of $181,766, an increase in marketing expenses of $48,970, an increase in legal, consulting and professional fees of $321,043, and a net increase of $86,511 of other general and administrative expenses.  While our general and administrative expenses are expected to increase over the near term, these expenses as a percentage of net revenues are expected to decrease as we increase our net revenues.  We expect that over the near term, our general and administrative expenses will increase as a result of expenses related to increased management personnel, additional administrative and sales personnel, and additional employees associated with the anticipated ramp up in our business and sales.

Research and Development Expenses. The increase in research and development expenses is comprised of a $22,323 increase in supplies and $62,715 increase in salaries and wages from new personnel employed in the research and development group.  We expect our research and development expenses to remain high during the remainder of the year as we develop new drive systems for our OEM partners worldwide.

Depreciation and Amortization. The increase in depreciation and amortization expenses is due largely to a $116,948 of amortization expense related to the battery distribution agreement with SOL for the second quarter of 2011, which expense was not incurred during the second quarter of 2010.  We expect depreciation and amortization expenses to continue at comparable levels over the next few quarters until the Distribution Agreement has been fully amortized in December 2013.

Change in Fair Value of Derivative Liability. At June 30, 2011, the fair value of our derivatives increased to $1,054,232.  This amount was determined by management with the use of an independent valuation specialist using a Monte Carlo simulation model.  The difference between the fair value of the derivatives at June 30, 2011 and December 31, 2010 of $98,258 was recognized as change in the fair value of derivatives on our financial statements during the period ended June 30, 2011.  The financial instruments that resulted in the derivative liability were not in place during the second quarter of 2010.

Interest Expense. The increase in interest expense is attributable to interest and the amortization of the related beneficial conversion feature on the additional $536,500 of convertible notes payable that were issued between June 30, 2010 and June 30, 2011.

Six Months Ended June 30, 2011 Compared to the Six Months Ended June 30, 2010

	Six Months Ended June 30,		Dollar Variance	Percentage Variance	Results as a Percentage of Net Revenues for the Six Months Ended June 30,
	2011 (Unaudited)	2010 (Unaudited)	Favorable (Unfavorable)	Favorable (Unfavorable)	2011	2010
Net revenues	$615,606	$542,418	$73,188	13.5%	100%	100%
Cost of revenues	408,940	496,602	87,662	(17.7)%	66%	92%
Gross profit	206,666	45,816	(160,850)	(351.1)%	34%	8%
General and administrative expenses	2,176,445	1,164,967	(1,011,478)	(86.8)%	354%	215%
Research and development	293,724	124,118	(169,606)	(136.6)%	48%	23%
Depreciation and amortization	314,044	75,035	(239,009)	(318.5)%	51%	14%
Loss on change in derivative liability	98,258	—	(98,258)	100.0%	16%	—
Interest expense	996,307	472,067	(524,240)	111.1%	162%	87%
Net loss	$(3,672,112)	$(1,790,371)	$(1,881,741)	(105.1)%	(597)%	(330)%

Net Revenues.  The improvement in our financial performance during the first six months of 2011 as compared to the same period in 2010 is largely due a change in the mix of products and services sold during each of the periods.  During the first six months of 2011, approximately 75% of our revenues were generated from the sale of drive systems while approximately 63% of our revenues generated during the first six months of 2010 were from the sale of two electric vehicles and related battery charging equipment.  During the first six months of 2011, we also generated $48,450 in revenues from engineering services provided as compared to $34,874 in contract revenues related to the lithium-ion grant from the City of Los Angeles earned during the first quarter of 2010.  The net increase of $13,576 in services revenues accounts for the additional increase in revenues during the first quarter of 2011 as compared to the first quarter of 2010.

Gross Profit.  During the six months of 2011 our gross profit margin was attributable to higher margins on the sales of drive systems and batteries.  Additionally, during the first six months of 2011 we recorded revenues from engineering services that were rendered at a minimal direct cost. The gross margin of 8% during the first six months of 2010 was attributable to lower profit margins from the sales of two electric vehicles and related battery charging equipment, coupled with no profit margin on the $34,874 of contract revenues generated during the first six months of 2010.

General and Administrative Expenses.  The increase in general and administrative expenses is comprised largely of an increase in unapplied overhead of $377,025, an increase in marketing expenses of $271,740, an increase in legal, consulting and professional fees of $249,546, and a net increase of $113,167 of other general and administrative expenses.

Research and Development Expenses. The increase in research and development expenses is comprised of a $22,323 increase in supplies and a $147,283 increase in salaries and wages related to personnel employed to further our research and development efforts.

Depreciation and Amortization. The increase in depreciation and amortization expenses is due largely to a $253,387 amortization expense related to the battery distribution agreement with SOL for the first six months of 2011, which expense was not incurred during the first six months of 2010.

Change in Fair Value of Derivative Liability. At June 30, 2011, the fair value of our derivatives increased to $1,054,232.  This amount was determined by management with the use of an independent valuation specialist using a Monte Carlo simulation model.  The difference between the fair value of the derivatives at June 30, 2011 and December 31, 2010 of $98,258 was recognized as change in the fair value of derivatives on our financial statements during the period ended June 30, 2011.  The financial instruments that resulted in the derivative liability were not in place during the first six months of 2010.

Interest Expense. The increase in interest expense is attributable to interest and the amortization of the related beneficial conversion feature on the additional $536,500 of convertible notes payable that were issued between June 30, 2010 and June 30, 2011.

Year Ended December 31, 2010 Compared to the Year Ended December 31, 2009

	Year Ended December 31,		Dollar Variance	Percentage Variance	Results as a Percentage of Net Revenues for the Years Ended December 31,
	2010	2009	Favorable (Unfavorable)	Favorable (Unfavorable)	2010	2009
Net revenues	$677,745	$3,598,752	$(2,921,007)	(82)%	100%	100%
Cost of revenues	611,328	3,488,797	2,877,469	83%	90%	97%
Gross profit	66,417	109,955	(43,538)	(40)%	10%	3%
General and administrative expenses	2,418,681	2,525,225	106,544	4%	357%	70%
Research and development	270,134	167,195	(102,939)	(62)%	40%	5%
Depreciation and amortization	108,457	100,104	(8,353)	(8)%	16%	3%
Private Placement costs	359,339	—	(359,339)	(100)%	53%	—
(Gain) on change in derivative liability	(59,865)	—	59,865	100%	9%	—
Interest expense	1,272,304	332,836	(939,468)	(282)%	188%	9%
Net loss	$(4,302,633)	$(3,015,405)	$1,287,228	43%	(635)%	(84)%

Net Revenues.  The substantial decrease in net revenues in 2010 as compared to 2009 is a result of a decline in sales in 2010 due to significant working capital constraints.  Our revenues during the 2010 included revenues derived from the sale of one heavy-duty electric truck, three electric drive systems, nine flux vector motor controllers, and other parts and services.  During the year ended December 31, 2009, we derived revenues of $3,223,798 from product sales and $374,954 of contract and grant revenues.

Gross Profit.  The decrease in cost of revenues in 2010 was due to the decrease in sales during 2010 as compared to 2009.  Our 2010 gross profit margin of 10% is comprised of a 14% gross margin on the vehicle materials costs, offset by 4% combined direct labor and manufacturing overhead costs.  In 2009, our gross profit margin was 3%, and was comprised of 10% gross margin on the vehicle materials costs, offset by 5% direct labor and 2% manufacturing overhead costs.

General and Administrative Expenses. General and administrative expenses decreased by $106,544 in 2010.  This decrease is attributable to a $390,069 increase in investor relations consulting and a $136,590 increase in travel expenses related to new international sales opportunities, offset by a $258,779 decrease in legal and professional fees and a $374,403 net decrease in other general and administrative expenses.

Research and Development Expenses. Our research and development expenses for 2010 and 2009 were $270,134 and $167,195, respectively.  The increase in research and development expenses of $102,939 in 2010 is attributable to increased development costs during 2010 of our growing product line of electric drive systems, battery modules and flux-vector motor controllers.

Depreciation and Amortization. During 2010 our depreciation and amortization expenses increased by $8,353, largely due to the depreciation of new equipment acquired late in 2009 and in 2010.

Private Placement Costs and Change in Derivative Liability, Net. During 2010, we incurred $299,474 of non-cash costs relating to a derivative liability created upon issuance of certain of our convertible notes and warrants.

Interest Expenses.  The increase in operating and interest expenses in 2010 was primarily due to a $939,468 increase in interest expense. The increase in interest expense is primarily attributable to borrowings of $2,350,000 under convertible notes in 2010 as compared to borrowings of $1,000,000 under convertible notes in 2009.  Interest expense also increased due to increases in borrowings under our line of credit from Bridge Bank and amortization of the beneficial conversion feature interest cost incurred on our convertible notes and warrants.

Liquidity and Capital Resources

During the first six months of 2011, we funded our operations from cash provided from operations, the issuance of common stock in connection with the exercise of outstanding warrants and the remaining proceeds from the issuance and sale of our secured and unsecured debt and equity securities during 2010.  As of June 30, 2011, we had a working capital deficiency of $1,394,428 as compared to working capital of $1,955,146 at December 31, 2010.  At June 30, 2011 and December 31, 2010 we had an accumulated deficit of $19,011,005 and $15,338,893, respectively, and cash and cash equivalents of $353,076 and $4,407,273, respectively.  The significant decrease in our cash position is a result of an increase in inventories associated with the shipment of five Nautilus XRE20s to T&K Logistics.  Once battery units are installed we plan to sell our vehicles to a leasing company thereby reducing inventories.

Our available capital resources at June 30, 2011 consisted primarily of approximately $353,076 in cash and cash equivalents.  We expect that our future available capital resources will consist primarily of cash on hand, cash generated from our business, if any, and future debt and/or equity financings, if any.

Cash used in operating activities for the first six months of 2011 was $4,156,454 as compared to $1,574,756 of cash used in operating activities for first six months of 2010.  During the first six months of 2011, cash used in operating activities included a net loss of $3,672,112, depreciation and amortization of $314,044, amortization of note discount of $822,739, an increase in the fair value of derivative liabilities of $98,258, and net cash used by operating assets and liabilities of $1,719,382.  Material changes in asset and liabilities at June 30, 2011 as compared to December 31, 2010 that affected these results include:

•	an increase in accounts receivable of $499,048;
•	an increase in inventory of $862,398;
•	an increase in prepaid expenses of $327,099; and
•	a decrease in accounts payable of $30,838.

Cash used in investing activities totaled $30,409 for the first six months of 2011 as compared to $6,436 of cash used in investing activities for the first six months of 2010.

Cash provided by financing activities totaled $132,666 for the first six months of 2011 as compared to $1,532,425 for the first six months of 2010.

Between February 2010 and April 2010, we raised an aggregate of $1,500,000 through the issuance of convertible notes to 11 accredited investors.  The convertible notes are convertible into an aggregate of 1,999,993 shares of our common stock.  In connection with this offering, we also issued three-year warrants to purchase an aggregate of 1,999,993 shares of common stock at an exercise price of $0.50 per share.

Between July 2010 and December 2010, we raised an aggregate of $850,000 through the issuance of senior secured convertible debentures to 26 accredited investors.  The senior secured convertible debentures are secured by a security interest in all of our personal property (subject to customary exceptions) and were initially convertible into shares of our common stock at an initial conversion price of $0.75 per share (subject to adjustment).  In connection with this offering, we also issued five-year warrants to purchase an aggregate of 850,000 shares of our common stock at an initial exercise price of $0.75 per share (subject to adjustment).  Under the adjustment provisions of the senior secured convertible debentures and warrants, the conversion price of the senior secured convertible debentures and the exercise price of the warrants were reduced to $0.64 in connection with a private placement of our common stock and warrants in December 2010.  The terms of the senior secured convertible debentures include a restriction on our ability to pay dividends on our common stock.

In December 2010, we raised $5,000,000 through the issuance of 7,812,500 shares of our common stock and a five-year warrant to purchase up to 7,812,500 shares of our common stock at an exercise price of $0.64 per share.

During the first six months of 2011, we raised $132,666 in connection with the issuance of 258,332 shares of our common stock upon the exercise of warrants.

We are obligated under registration rights agreements related to the above described private placements to file a registration statement with the SEC registering for resale shares of common stock and certain shares of common stock underlying the convertible notes and warrants issued in certain of the private placement transactions consummated between March 2009 and December 2010.

Effective February 18, 2009, we entered into a Business Financing Agreement with Bridge Bank, National Association, or Bridge Bank Agreement.  The Bridge Bank Agreement, as amended to date,  provides us with an accounts receivable based credit facility in the aggregate amount of up to $2,000,000.

The credit facility is formula-based and generally provides that the outstanding borrowings under the credit facility may not exceed an aggregate of 80% of eligible accounts receivable.  We must immediately pay any advance made under the credit facility within 90 days of the earlier of (i) the invoice date of the receivable that substantiated the advance and (ii) the date on which the advance was made.  Interest on the credit facility is payable monthly.  As of June 30, 2011, there were no outstanding borrowings under the credit facility, eligible accounts receivable was $500,954 and availability under the credit facility was $400,763.

The interest rate is variable and is adjusted monthly based on the per annum prime rate as published by Bridge Bank plus two percentage points, subject to a minimum rate of 6.0% per annum.

In the event of a default and continuation of a default, Bridge Bank may accelerate the payment of the principal balance requiring us to pay the entire indebtedness outstanding on that date.  Upon the occurrence and during the continuation of an event of default, the interest rate applicable to the outstanding balance borrowed under the credit facility will be increased by five percentage points above the per annum interest rate that would otherwise be applicable.

The credit facility is secured by a continuing first priority security interest in all of our personal property (subject to customary exceptions).  The credit facility may be terminated at any time by either party.

Our plan of operations for the next 12 months includes (i) completing and delivering the remaining 10 heavy-duty electric vehicles under the City of Los Angeles Agreement, together with associated equipment including batteries and chargers, (ii) completing and delivering a substantial portion of the 300 electric drive systems ordered by WGE, (iii) completing and delivering the remaining five Nautilus XRE20 yard tractors to T&K Logistics for use at Ford Motor Company’s assembly plant in Wayne, Michigan, (iv) working in conjunction with our OEM partners to develop medium-duty and light-duty commercial vehicles and (v) obtaining additional orders for our products.

In addition, during 2011, we expect to incur approximately $400,000 in research and development expenses. We believe that we presently have sufficient plant and production equipment to meet our current operational plan and we do not intend to dispose of any plant and equipment.

We presently have 31 employees and expect to hire additional personnel to meet production demands of increased product sales. Our present staff is sufficient to meet our current operational plan and we expect to hire additional personnel as we ramp up our production efforts during the remainder of 2011.

Although we expect that the anticipated gross margin from the completion and delivery of these products will provide us with additional liquidity and capital resources, we believe that we will need additional liquidity and capital resources through debt and/or equity financing to complete all of our existing and anticipated future product backlog.  As discussed in this prospectus and in notes to our financial statements included in this prospectus, we have suffered recurring losses from operations and at June 30, 2010, we had an accumulated deficit of $19,011,005 and a working capital deficiency of $1,394,428.

We have been, and currently are, working toward identifying and obtaining new sources of financing. No assurances can be given that we will be successful in obtaining additional financing in the future.  Any future financing that we may obtain may cause significant dilution to existing stockholders. Any debt financing or other financing of securities senior to common stock that we are able to obtain will likely include financial and other covenants that will restrict our flexibility. At a minimum, we expect these covenants to include restrictions on our ability to pay dividends on our common stock. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.   In addition, our senior secured convertible debentures issued between July and December 2010 contain covenants that include restrictions on our ability to pay dividends on our common stock.

If adequate funds are not available, we may be required to delay, scale back or eliminate portions of our operations and product and service development efforts or to obtain funds through arrangements with strategic partners or others that may require us to relinquish rights to certain of our technologies or potential products or other assets. Accordingly, the inability to obtain such financing could result in a significant loss of ownership and/or control of our proprietary technology and other important assets and could also adversely affect our ability to fund our continued operations and our product and service development efforts. See "Risk Factors."

Backlog

As of July 25, 2011, we had a backlog of $19,365,548.  The amount of backlog orders represents revenue that we anticipate recognizing in the future, as evidenced by purchase orders and other purchase commitments received from customers, but on which work has not yet been initiated or with respect to which work is currently in progress.  Our backlog consists primarily of a $15.9 million order from WGE, an affiliate of our Chairman of the Board, for 300 electric drive systems.  Our backlog also includes our agreement to deliver six additional Nautilus XRE20 electric yard tractors and four additional Nautilus XE30 electric short haul tractors (and associated equipment) under our outstanding purchase order from the City of Los Angeles and our agreement to deliver five Nautilus XRE20 electric yard tractors for use at Ford Motor Company’s assembly plant under our leasing arrangement with T&K Logistics.  Our backlog also includes an order for an aggregate of 32 flux vector motor controllers from customers engaged in manufacturing monorail systems, electric buses and industrial equipment for use in military applications and our agreement to deliver four additional electric drive systems to Ashok Leyland.  We believe that the majority of our current backlog will be shipped within the next 12 months.  However, there can be no assurance that we will be successful in fulfilling such orders and commitments in a timely manner or that we will ultimately recognize as revenue the amounts reflected as backlog.

Effects of Inflation

The impact of inflation and changing prices has not been significant on the financial condition or results of operations of our company.

Impacts of New Accounting Pronouncements

In May 2011, the FASB issued Accounting Standards Update, or ASU, No. 2011-4, which amends the Fair Value Measurements Topic of the Accounting Standards Codification to help achieve common fair value measurement and disclosure requirements in GAAP and International Financial Reporting Standards.  ASU No. 2011-4 does not require additional fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting.  The ASU is effective for interim and annual periods beginning after December 15, 2011. We will adopt the ASU as required.  The ASU will affect our fair value disclosures, but will not affect our results of operations, financial condition or liquidity.

In June 2011, the FASB issued ASU No. 2011-5, which amends the Comprehensive Income Topic of the ASU.  The ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders’ equity, and instead requires consecutive presentation of the statement of net income and other comprehensive income either in a continuous statement of comprehensive income or in two separate but consecutive statements.  ASU No. 2011-5 is effective for interim and annual periods beginning after December 15, 2011.  We will adopt the ASU as required.  The ASU will have no affect on our results of operations, financial condition or liquidity.

We do not believe that the adoption of the above recent pronouncements will have a material effect on our results of operations, financial position or cash flow.  Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on our present or future financial statements.

BUSINESS

Overview

We are a developer and manufacturer of electric drive systems and battery systems for trucks, tractors, buses, industrial equipment and renewable energy storage devices.  We also design and assemble electric powered yard tractors, short haul drayage tractors and inner city trucks utilizing our proprietary drive system technologies.

Each of our electric drive systems is comprised of an electric motor, transmission, our proprietary flux vector motor controller (which controls the speed of an electric motor by varying the input frequency and voltage from a vehicle’s batteries), power electronic components and proprietary software configured to specific application needs.  Our lithium battery modules feature our proprietary battery management system, or BMS, an electronic device mounted on each lithium battery cell to monitor and balance the state of charge of the battery, including its temperature, voltage and current during charge and discharge cycles. Our proprietary software allows our BMS to be used on any battery cell chemistry.

A key element of our strategy is to integrate our proprietary technologies such as our flux vector motor controllers and BMSs into diversified vehicle platforms to address a growing global demand for commercial electric vehicles.  We are also engaged in the research and development of battery and power management systems for use in the renewable energy storage industries, such as the wind, solar and geothermal industries.

We sell our electric drive systems and lithium battery modules to global original equipment manufacturers, or OEMs, of trucks, buses and industrial equipment that are engaged in the development of electric or hybrid vehicle platforms to address local market needs.  Our sales strategy is to partner with OEMs to develop product solutions for specific market needs utilizing our complete propulsion and energy systems.  We believe that this strategy will result in a reduction of the costs associated with product development and integration and will also reduce time to market cycles for our OEM partners’ new product platforms.

We also develop, design, assemble, market and sell zero-emissions heavy-duty electric yard tractors, heavy-duty short haul drayage tractors, heavy-duty inner city Class 7 and Class 8 delivery trucks and medium-duty electric trucks that feature our proprietary electric drive systems and lithium battery modules.  Our heavy-duty electric vehicles are suitable for use in the transportation of containers and heavy loads in on-highway and off-highway applications at facilities such as marine terminals, rail yards, industrial warehouses, intermodal facilities (facilities where freight is transferred from one mode of transportation to another without actual handling of the freight itself when changing modes), military bases and industrial plants.  Our medium-duty electric trucks are designed for inner city applications.

As of the date of this prospectus, our electric vehicle product portfolio features three products in our Nautilus product line, the Nautilus XE20, a heavy-duty electric yard tractor, the Nautilus XE30, a heavy-duty electric short-haul tractor, and the Nautilus XRE20, a longer-range version of the Nautilus XE20.  We also offer a heavy-duty Class 7 and Class 8 electric truck, the Mule M150, and a medium-duty electric truck, the Mule M100, that feature our proprietary electric drive systems and lithium battery modules.  The Mule M150 is designed as a zero emissions solution to transport loads of up to 7 tons in short-haul on-highway applications while the Mule M100 is an on-road electric truck designed for use in inner city applications and is designed to transport loads of up to four tons with a range of between 96 and 150 miles under loaded conditions.

Recent Developments

In November 2010, T&K Logistics, Inc., the provider of logistics services to Ford Motor Company and the manager of on-site transportation of trailers and containers at Ford Motor Company’s assembly plant in Wayne, Michigan, agreed to lease 10 of our Nautilus yard tractors for use at the assembly plant for a period of 36 months.  During the first six months of 2011, we have shipped five of our Nautilus XRE20s to T&K Logistics and intend to deliver the remaining five units by October 31, 2011.  The five Nautilus XRE20s we shipped featured battery modules with double the battery energy and, therefore, double the range of our Nautilus XE20s.  As of July 25, 2011, the five Nautilus XRE20s we shipped are awaiting the installation of charging systems.  We expect the vehicles to be installed with charging systems and become fully operational in August 2011 and expect to begin generating lease revenues associated with this leasing arrangement  during the latter part of the third quarter of 2011.

In December 2010, we entered into a three year distribution agreement, or Distribution Agreement, with SOL under which we were appointed as the exclusive authorized distributor in the United States for the promotion, marketing and sale of lithium iron phosphate batteries and high voltage charging systems manufactured by Seven One Battery Company.  The term of the Distribution Agreement extends through December 31, 2013 and will automatically renew for successive one year terms unless terminated under the terms of the Distribution Agreement.

During 2010, we expanded our sales force to include dealers in Argentina, Columbia, Costa Rica, Spain, and, generally, in Europe.

In January 2011, we entered into an agreement with Winston Global Energy, or WGE, an affiliate of our Chairman of the Board headquartered in Shenzhen China, under which WGE agreed to purchase 300 of our electric drive systems at an aggregate purchase price of approximately $15.9 million.  The electric drive systems are to be integrated into 14 to 30 passenger mini-buses and must be delivered by no later than July 25, 2012.   During the second quarter of 2011, we spent significant efforts towards developing a medium-duty electric drive system that would seamlessly integrate into a 14 passenger mini-bus chassis specified by WGE.  As of July 25, 2011, we have delivered one electric drive system under the WGE purchase order and are working with WGE to ensure that it can be integrated into the mini-bus chassis specified by WGE.  We expect to begin testing the 14 passenger mini-bus that incorporates our medium-duty electric drive system during the third quarter of 2011 and expect to begin generating revenues under the WGE purchase order during the latter part of the third quarter of 2011 and into the fourth quarter of 2011.

Under an agreement with the City of Los Angeles, or City of Los Angeles Agreement, we agreed to sell 20 Nautilus E20 heavy-duty electric yard tractors (the predecessor to our Nautilus XE20) and five Nautilus E30 short-haul tractors (the predecessor to our Nautilus XE30) to the City of Los Angeles for use at the Port of Los Angeles.  As of July 25, 2011, we have delivered 14 Nautilus E20s (including four Nautilus XE20s two of which have been retrofitted with extended range lithium batteries and are referred to as our Nautilus XRE20s) and one Nautilus XE30, to the Port of Los Angeles under the terms of the City of Los Angeles Agreement.  Initial use of the electric vehicles at the Port of Los Angeles evidenced that the vehicles had a range of between five and six hours.  Upon the request of the City of Los Angeles to increase the range of the vehicles to meet two shift operations, we retrofitted two of the vehicles we had delivered under the City of Los Angeles Agreement with extended range lithium battery systems, hydraulic systems and software thereby extending the range of the resultant vehicle, the Nautilus XRE20.  The two Nautilus XRE20s have evidenced a range of over 16 hours of operation during preliminary testing. As of July 25, 2011, the two Nautilus XRE20s continue to undergo further tests under various load conditions to determine whether the vehicles can operate for two shift operations on a single charge

During the year ended December 31, 2010, we delivered electric drive systems and lithium battery modules to Ashok Leyland, Ltd., a large manufacturer of trucks and buses based in India, to be installed into intercity hybrid buses to be used for demonstration purposes.  The intercity hybrid buses incorporating our electric drive systems and lithium battery modules underwent field tests for eight months.  As a result of the successful demonstration and testing of these intercity hybrid buses, in April 2011, we entered into a Joint Development Agreement with Ashok Leyland under which we will work with Ashok Leyland to jointly develop and test six electric vehicles (comprised of buses and trucks) using Ashok Leyland’s glider chassis and our electric drive systems and lithium battery modules.  As of July 25, 2011, we have delivered two electric drive systems to Ashok Leyland for integration into prototype inner city buses.  Subject to the six prototype vehicles meeting established performance and cost targets and/or Ashok Leyland obtaining firm requirements from its customers, Ashok Leyland has agreed to purchase a minimum of 14 drive systems from us for sale to its customers.

During the second quarter of 2011, we completed the development of our medium-duty electric truck, the Mule M100, and delivered one Mule M100 that incorporates our proprietary drive system to a customer in the United States.

During the second quarter of 2011, we delivered one complete electric drive system for integration in to a heavy-duty tractor to Mol Industries, an OEM located in Europe.  We anticipate that Mol Industries will complete the heavy-duty tractor during the third quarter of 2011 and commence demonstrations at ports, warehouses and industrial plants across Europe during the fourth quarter of 2011.  We anticipate that the heavy-duty tractor will comply with all European standards and will meet all required CE requirements.  We expect that the anticipated demonstrations of the Mol Industries tractor featuring our electric drive system will result in additional orders for our electric drive systems from OEMs in Europe.

During the second quarter of 2011, we also received orders for an aggregate of 32 flux vector motor controllers from customers engaged in manufacturing monorail systems, electric buses and industrial equipment for use in military applications.

Historical Background

We are a Nevada corporation that was incorporated on November 21, 2001, as BMR Solutions, Inc.  On September 15, 2008, we entered into a Merger Agreement with Balqon Corporation, a California corporation, or Balqon California, and our wholly-owned subsidiary Balqon Acquisition Corp., or Acquisition Subsidiary, or Merger Transaction.  Upon the closing of the Merger Transaction on October 24, 2008, Balqon California merged with and into Acquisition Subsidiary with Acquisition Subsidiary surviving and immediately thereafter, Acquisition Subsidiary merged with and into our company and at that time we also changed our name from BMR Solutions, Inc. to Balqon Corporation.  Our current business is comprised solely of the business of Balqon California.  Balqon California was incorporated on April 21, 2005 and commenced operations in 2006.

In May 2008, Balqon California received a purchase order, or AQMD Purchase Agreement, from the California South Coast Air Quality Management District, or AQMD, for one Nautilus E20 electric yard tractor to be used in a demonstration program to demonstrate the benefits of using zero emissions electric vehicles in off-highway container transportation applications.  In March 2009, we delivered a Nautilus E20 to the AQMD under the terms of the AQMD Purchase Agreement.  We continue to be obligated to pay the AQMD a royalty fee of $1,000 per electric vehicle sold or leased to anyone other than the AQMD or the Port of Los Angeles.  The royalty fee will be adjusted for inflation every five years.  Under the terms of the AQMD Purchase Agreement, the AQMD has the right to use data collected during the test phase and has a royalty free, nonexclusive, irrevocable license to produce any copyrighted material produced under the AQMD Purchase Agreement.

In June 2008, Balqon California received a purchase order under the City of Los Angeles Agreement for 20 Nautilus E20 heavy-duty electric yard tractors (the predecessor to our Nautilus E20) and five Nautilus E30 short-haul tractors (the predecessor to our Nautilus XE30) to the City of Los Angeles for use at the Port of Los Angeles.  The City of Los Angeles has agreed to pay us up to an aggregate of $5,383,750, comprised of $189,950 for each Nautilus E20 yard tractor, $208,500 for each Nautilus E30 drayage tractor, and $542,250 for the delivery of five sets of battery chargers.  We are also obligated to pay the City of Los Angeles a royalty fee of $1,000 per electric vehicle sold or leased to any party other than the City of Los Angeles or the AQMD.  The royalty fee will be adjusted for inflation every five years.

In September 2008, Balqon California entered into an agreement with EMS, and its sole member, Robert Gruenwald, to acquire substantially all of the assets of EMS, including all intellectual property assets used in the development and manufacture of flux vector motor controllers.  At the time of the acquisition, EMS had been engaged in developing, designing and manufacturing flux vector motor controllers for use in automotive products and material handling equipment since 1997.  At the time of the acquisition, Mr. Gruenwald was, and continues to be, our Vice President Research and Development.  As a result of this acquisition, Balqon California acquired proprietary technology and designs that we currently use in our electric vehicles.  Since its inception in 1997, EMS had sold over 250 motor controllers for use in applications including industrial conveyor systems, electric buses, delivery trucks, a monorail system and mining vehicles.  EMS sold products primarily to OEMs of electric buses, mining vehicles, delivery trucks and specialty automotive vehicles.

In May 2009, we received a grant, or Lithium Grant, of up to $400,000 from the City of Los Angeles to reimburse us for costs we incur in connection with the installation, demonstration and evaluation of lithium powered battery modules in two of our zero emissions Nautilus vehicles.  Upon completion of the testing of these two vehicles, one Nautilus XE20 and one Nautilus XE30, we delivered the two vehicles to the City of Los Angles against the City of Los Angeles Agreement.  In June 2009, we completed the assembly of a Nautilus XE30 retrofitted with lithium battery modules, and an initial testing of this Nautilus XE30 demonstrated a range of over 150 miles on a single charge under unloaded conditions.  In August 2009, we completed the assembly of a Nautilus XE20 retrofitted with lithium battery modules, and an initial testing of this Nautilus XE20 demonstrated a range of 95 miles on a single charge under unloaded conditions.

In June 2009, we entered into an agreement, or Autocar Agreement, with Autocar to collaborate on the development, marketing and sale of cab-over on-highway Class 7 and Class 8 zero emissions electric trucks, or Autocar Trucks, to be used in short-haul drayage and refuse hauling applications in North America.  We have agreed to purchase Department of Transportation, or DOT, compliant chassis designed for cab-over-engine-heavy-duty vehicles, or Autocar Chassis, exclusively from Autocar for a period of at least three years.  The Autocar Agreement is for an initial term commencing on June 9, 2009 and ending 36 months after the first sale of an Autocar Truck featuring a DOT compliant Autocar Chassis by us to an end user, or First Sale.  After the initial term, the Autocar Agreement will automatically continue for successive one-year terms until it is terminated at the end of its term by either party giving the other party notice of termination at least 60 days prior to the end of the applicable term.  Under the Autocar Agreement, we have agreed to purchase: a minimum of 50 Autocar Chassis during the first 12-month period after the First Sale (with at least five Autocar Chassis being purchased by December 9, 2009), a minimum of 75 Autocar Chassis during the second 12-month period after the First Sale, and a minimum of 112 Autocar Chassis during the third 12-month period after the First Sale.  We purchased five Autocar Chassis during 2009.  We did not purchase any Autocar Chassis during 2010, and, as of July 25, 2011, the First Sale under the Autocar Agreement has not occurred.  As of July 25, 2011, we have assembled one Nautilus XE30 using an Autocar Xpeditor chassis and incorporating our heavy-duty drive system and lithium battery technology.  As of July 25, 2011, the completed Nautilus XE30 is undergoing DOT testing.  Upon completion of the DOT testing, we plan to market our vehicles through Autocar’s existing authorized commercial truck dealer network in North America.

During the term of the Autocar Agreement, Autocar has agreed that it will not partner with any supplier of electric drive systems other than with us for Autocar’s production of on-highway Class 7 or Class 8 drayage vehicles for sale in North America (other than partners or suppliers of hydraulic hybrid or parallel hybrid systems), without our prior written consent.  During the term of the Autocar Agreement and for an additional 12 months following termination of the Autocar Agreement, we agreed that we will not partner with, sell or otherwise supply or install electric drive systems to any OEM other than Autocar for all on-highway Class 7 and Class 8 drayage vehicles, refuse vehicles, aircraft service vehicles or any other application appropriate for cab-over engine chassis for sale in the United States, Canada or Mexico, without Autocar’s prior written consent.  However, we may sell such vehicles during the 12 months following termination of the Autocar Agreement without Autocar’s prior written consent if we pay Autocar a fee of $6,000 per vehicle.

We have agreed with Autocar to jointly provide aftermarket services for the Autocar Trucks, with us servicing the drive systems and Autocar servicing the Chassis.  We have also agreed with Autocar to jointly develop sales leads, coordinate sales facilities, and train each other’s sales forces in the operation and sale/lease of the Autocar Trucks.  During the term of the Autocar Agreement, we will pay Autocar a sales commission of 3% of the purchase price of any electric vehicle we sell to an end-user arising out of or resulting from sales leads generated by Autocar or its dealers.

In September 2009, we released our first on-highway heavy-duty electric truck for short-haul on-highway applications, the Mule M150.  The Mule M150 is designed as a zero emissions solution for short-haul on-highway routes in inner cities, port facilities and airports for the distribution of goods and cargo.  The Mule M150 is equipped with our fully integrated heavy-duty electric drive system and lithium batteries and can travel at a maximum speed of 55 miles per hour with a range of 150 miles on a single charge under unloaded conditions.

During 2010, we focused our efforts on raising capital to fund our operations and on activities centered around innovation, the integration of our technologies across product platforms and the adoption of our products in the global marketplace.  In 2010, we raised $7,350,000 in gross proceeds through the sale of our convertible notes, convertible debentures and common stock and warrants in several private placement transactions and we completed the development of our proprietary lithium BMS which increases battery life and safety of our batteries across product platforms.  During 2010, we also integrated lithium batteries into all of our electric vehicles.  Our efforts to promote the integration of our electric drive systems and battery modules into a variety of applications have resulted in us forming strategic alliances with electric bus, truck and forklift manufacturers in Asia and North America.  Further, during 2010, we expanded our sales force to include dealers in Argentina, Columbia, Costa Rica, Spain, and, generally, in Europe.

In January 2010, we released our lithium battery powered yard tractor, the Nautilus XE20, with a range of 95 miles under unloaded conditions, a maximum range of 40 miles under loaded conditions and maximum speed of 25 miles per hour.  The Nautilus XE20 incorporates our electric drive system and proprietary BMS on a yard tractor chassis manufactured by Autocar, LLC.  In February 2010, we successfully completed eight weeks of cold weather testing on our Nautilus XE20 in actual industrial applications during two eight hour shift operations at temperatures below 10°F under loads exceeding 30 tons.

In March 2010, we completed the design and testing of our proprietary BMS, which monitors battery conditions and balances battery cells during charge and discharge cycles.  Our proprietary software allows our BMS to be used on any battery cell chemistry.

In May 2010, we successfully demonstrated the use of our Nautilus XE20 in a three shift operation at a warehousing facility utilizing a fast charger facilitated by our proprietary BMS that has the ability to charge our vehicles in less than two hours.

In July 2010, we shipped 240 kilo watt, or kW, flux vector motor controllers to an inner city electric bus manufacturer in United States.

During September 2010, we integrated one of our heavy-duty drive systems into a 45 foot, 25 ton Class A recreational vehicle manufactured by MVP RV, demonstrating the viability of our technology in the recreational vehicle market.  This completed vehicle operates at speeds of 65 mph and has a demonstrated range of 250 miles on a single charge.  Currently, the vehicle is undergoing road testing conducted by MVP RV, a potential international customer.

Electric Vehicle Industry

Over the past 20 years, the electric vehicle industry has grown rapidly as a result of increasing demand for environmentally friendly modes of transportation.  The high price of fossil fuel and heightened environmental concerns over greenhouse gas emissions worldwide have resulted in increased demand for electric and hybrid vehicles.  Similarly, there has been an increase in demand for battery powered low or zero emissions vehicles in off-highway material handling applications.

We believe that large electric vehicle markets are developing in a wide-range of vehicle platforms for a variety reasons, including improved fuel economy, lower emissions, greater reliability, lower maintenance costs and improved performance.  Of these myriad reasons, as crude oil prices rise and consumers and businesses alike contend with higher gasoline and diesel prices, improved fuel economy has emerged as a significant factor in the development and potential growth of the emerging electric vehicle markets.

In the past decade, increasing concerns over the effects of greenhouse gas emissions on climate change have accompanied a significant rate of growth of urban populations in countries such as China and India, resulting in global regulatory changes supporting the adoption of zero emissions electric vehicles in commercial and consumer markets.  Further, a steady increase in fossil fuel prices and significant improvements in battery technology over the past three years have resulted in the adoption of electric vehicle technologies across product platforms in niche applications.  We believe that the promise of new battery technologies over the next two years and the growing uncertainty related to increasing fossil fuel prices will result in further increases in the rate of adoption of electric vehicles in the global marketplace.

We believe that the market for commercial vehicles such as buses, trucks and tractors present the earliest growth opportunities for electric vehicles.  We believe that a significant percentage of Class 3 through Class 8 commercial vehicles use diesel fuel, posing significant health risks in inner city areas.  According to the California Energy Commission, among medium-duty and heavy-duty trucks, Class 8 trucks are both the largest emitters of carbon dioxide and the largest fuel users; consuming two-thirds of all truck fuel in the United States, or 1.57 million barrels per day.  The current fuel economy for Class 8 trucks is estimated by the U.S. Department of Energy at 6.0 miles per gallon and is projected to rise to 6.8 miles per gallon by 2025.  Further, the heavy-duty and medium-duty vehicle markets are sensitive to increases in fuel prices and is increasingly becoming subject to stringent regulations promulgated by local and federal air pollution agencies.

We believe that the continued liberalization of global trade coupled with the growth in container packaging of goods has resulted in the use of larger container ships which, in turn, has resulted in a commensurate increase in ship capacities.  This increase in the size of container ships has resulted in concentrated growth at larger ports which, in turn, has resulted in a higher rate of increase in air pollution at these ports and a desire for more stringent environmental regulations.

The California Air Resource Board has called for a 10% reduction in carbon emissions resulting from transportation fuels by year 2020.  This legislation has required engine manufacturers to improve engine fuel economy which, in turn, has resulted in over a 10% increase in vehicle costs over the past two years.  Furthermore, local entities, such as the Port of Los Angeles, have developed local legislation banning certain model years of trucks and engines to mitigate pollution risks in local communities.

In light of these recent regulatory initiatives, and the identification of heavy-duty truck pollution as the most significant source of air pollution at ports, we believe that the demand for heavy-duty electric vehicles will increase.  In response to this anticipated increase in demand, we have developed and will continue to develop solutions for zero emissions vehicle platforms as an alternative to current fossil fuel based transportation solutions.  In addition to being incorporated into our electric vehicles, our electric drive systems and lithium battery modules can also be incorporated into, among other platforms, inner city buses, refuse trucks, street sweepers, delivery vans, airport ground support equipment and inner city delivery trucks.

During the past two years increased production and technological improvements in lithium battery technologies have resulted in renewed interest in the use of lithium batteries in industrial equipment such as forklifts, pallet jacks and ground support equipment.  Lithium batteries provide opportunities to lower the maintenance costs and gain higher run time in industrial equipment.  We believe that providers of lower voltage lithium battery modules have a competitive edge over providers of lead acid batteries for use in industrial equipment.

Our Competitive Strengths

Our fully integrated electric drive system provides us with the opportunity to incorporate our zero emissions technology into existing vehicles and industrial equipment used in high load carrying applications.  Growing public awareness of the relationship between burning fossil fuels, health risks and global warming has increased the demand for a cost effective alternative to vehicles powered by fossil fuels.  We believe the following competitive strengths serve as a foundation for our strategy:

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Quality, Excellence and Reliability.  We believe that our proprietary technologies and designs, high capacity liquid cooled flux vector motor controllers and fully integrated and field configurable electric drive systems increase the reliability of our electric vehicles and the vehicles and material handling equipment into which our component products are integrated.  Our flux vector motor controllers, that range in power from 20 kW to 240 kW, have proven reliability in a wide range of applications.

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Electric Vehicle Technology.  Each of our electric drive systems incorporates lithium batteries, a BMS, a charging system, our proprietary flux vector motor controller, and an electric motor that is directly coupled to a heavy-duty or medium-duty automatic transmission, providing our customers with a single integrated system to that can be integrated into zero emission product platforms.

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Low Operating Costs.  Our products target high idling vehicle applications, applications that most current fossil fuel powered vehicle designs have poor fuel economy.  Our vehicles are designed such that their electric motors shut off while they are idling, resulting in our vehicles having lower operating and maintenance costs and longer vehicle life than fossil fuel powered vehicles operating in high idling applications.

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High Efficiency.  Our electric drive system is equipped with a regenerative braking system which captures the energy back into the batteries during braking, saving brake wear and increasing energy efficiency as compared to fossil fuel powered vehicles.

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Highly Configurable Technology. Our proprietary technologies can be configured to serve a variety of vehicle platforms and the specific application needs of our customers.  All major components in our fully integrated electric drive system communicate over a system that allows us to configure a vehicle’s performance through uploading of key parameters utilizing our proprietary software.  This capability allows us to configure a vehicle to specific application needs with minimal hardware changes.  In addition, this capability provides us with full diagnostic capability to monitor and diagnose the performance of various components in the field during the life cycle of the vehicle.  We believe that this flexibility and configurability will enable us to serve a wider variety of markets and product applications.

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Experienced Management Team and Access to an Extensive Distribution Network.  Our senior management team has over 80 years of combined experience in the electric vehicle industry and has extensive experience in startup technology companies within this industry.  In addition, members of our senior management have significant experience within the transportation industry.

Our Strategy

As one of the leaders in the zero emissions heavy-duty electric vehicle market worldwide, we plan to continue the development and integration of new drive system and battery technologies that increase the performance of our vehicles and the vehicles, material handling equipment and other applications into which our drive systems and battery modules are incorporated.  We also plan to  continue to develop our technologies that have allowed us to integrate our drive systems into light and medium-duty vehicle platforms to address short-haul on-highway market needs.  We believe that growing environmental concerns related to heavy-duty vehicle emissions combined with our belief that electric vehicles are inherently more cost effective and reliable than fossil fuel powered vehicles are the primary value propositions of our electric vehicles.  We believe that continued development in battery technology resulting in increased vehicle range will benefit the market of zero emissions electric vehicles in short-haul and off-highway applications.  The primary elements of our business strategy include:

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Increase our current market presence and selectively pursue new opportunities.  We intend to increase our global distribution network to increase the markets for our electric vehicles.  In addition, we plan to partner with OEMs of various heavy-duty and medium-duty vehicles including buses, tractors, trucks and industrial equipment to offer additional product configurations to our customers and dealers worldwide.

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Develop technologies that can be easily integrated into various platforms. Our proprietary electric drive system and our lithium battery modules are configurable to meet different vehicle platform specifications, including trucks, tractors. electric buses, delivery vans, forklifts for both off-highway and on-highway applications.  Our fully integrated software design that includes our proprietary flux vector motor controller, BMS and charging system allows us to develop complete customized solutions for OEMs of vehicles worldwide.  We are also engaged in the research and development of battery and power management systems for use in the renewable energy storage industries, such as the wind, solar and geothermal industries.

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Develop global sales and service network.  We plan to build a global distribution system that utilizes regional dealers to promote, sell and service our vehicles worldwide.  In addition, we plan to utilize the existing distribution system of our chassis suppliers to provide aftermarket support for our products worldwide.  Several members of our senior management have significant experience in managing global dealer networks for material handling and electric vehicle manufacturers.

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Provide superior after market service.  We believe that after-market service is the key to success in the electric vehicle industry.  Our electric vehicles are designed with a fully integrated proprietary diagnostic system that monitors and stores the performance of all critical components during the life of the vehicle allowing our service network to monitor vehicle performance and institute preventative maintenance programs to reduce vehicle downtime and increase vehicle life.

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Build capital efficient industry alliances.  We purchase several components and assemblies for the production of our vehicles from leading manufactures within our industry.  Our integrated electric drive system, which is preassembled and installed into vehicle chassis upon receipt, reduces our need for capital investment in inventory that would otherwise be required to manufacture chassis.  This operation strategy provides us with the ability to focus a significant portion of our available capital into research and development, design, marketing and sales of our products while using high quality components from other manufacturers.

Our Technology

We have developed and acquired proprietary technologies that we believe provide us with a significant competitive advantage.  In 2007, Balqon California completed the development of a heavy-duty electric drive system that incorporates a transmission, an electric motor, a flux vector motor controller and related power conversion and management components into a single unit.  Our electric drive system is powered by our proprietary liquid cooled flux vector motor controller provides the necessary torque to meet the application needs of users of commercial vehicles such as trucks, tractors, buses and industrial equipment.  The incorporation of lithium battery modules in our vehicles during 2009 has resulted in increased range, lower vehicle weight and decreased the time needed to charge our vehicles.  Our vehicles can now be completely charged in less than four hours. Our fast chargers are customized to meet our customers’ changing needs, and provide our customers with the ability to charge vehicles in less than four hours.

Flux Vector Motor Controller Technology

Our flux vector motor controllers are micro-processer controlled inverters designed to control motor speed through varying voltage and frequency.  We currently offer both liquid and air cooled versions of our flux vector motor controllers in power ranging from 20 kW to 240 kW.  Our flux vector motor controllers are Society of Automotive Engineers, or SAE, J1939 Controller Area Network, or CAN Bus, capable.  SAE J1939 CAN Bus is a standard communication protocol used in the automotive industry to communicate between the engine and the transmission to optimize fuel efficiency and vehicle emissions.  Although our flux vector motor controllers are available with both analog and SAE J1939 digital communication capabilities, we only utilize SAE J1939 capable inverters to provide efficient communication and diagnosis of complete vehicle systems in our electric vehicles.  Based on power requirements, our motor controllers can be manufactured to meet specific motor or vehicle requirements ranging from electric motorcycles to high capacity on-highway or off-highway vehicles.  Due to the software centric design capability of our flux vector motor controller technology, we have the capability to remotely modify, diagnose and monitor key performance parameters to meet specific application requirements.  Our controllers are also used for air conditioning, power steering, air compressor and other auxiliary load applications in vehicles.  We also offer bi-directional inverters for use in the energy storage industry for converting alternating current to direct current voltage.  Our flux vector motor controllers have been sold for use in electric buses, mining vehicles and other specialty vehicles applications with over one million miles logged in actual operations.

CAN Bus Diagnostic System

All power conversion and power management devices in our electric drive systems are connected via our J1939 CAN Bus diagnostic system, a digital multiplexer unit that stores vehicle data, diagnoses key performance parameters of a vehicle, and provides an intuitive vehicle status display of all performance parameters to the operator through a digital dash display mounted in the truck cabin.  The J1939 CAN Bus diagnostic system records daily energy consumption, fuel economy, fault codes and the thermal status of major components on a vehicle.  Our J1939 CAN Bus diagnostic system can also be used to monitor vehicles remotely to determine vehicle performance or to schedule vehicle maintenance. Our electric drive systems are available in 40kW to 240kW capacities and designed to work with variety of product platforms ranging from light duty step vans to heavy-duty trucks and transit buses.

Battery Management System (BMS)

Our BMS, which is designed for large format lithium batteries, monitors each individual battery cell’s voltage and protects the cells from over and under voltage conditions during charge and discharge cycles.  Each BMS unit has the capability of monitoring up to 12 cells and can be connected in a series of up to 16 units.  Our BMS units are J1939 CAN Bus capable, and can communicate via a J1939 CAN Bus diagnostic system contained in our traction controller during vehicle operation. During charge cycles, our BMS unit controls a safety disconnect feature within the charger to avoid an excessive charge and balances individual cells to increase battery life.

In 2009, we converted all our vehicles from lead acid battery technology to lithium battery technology.  Our heavy-duty products utilize significantly larger battery modules than other consumer automotive applications.

On March 3, 2010, we released an improved BMS designed to optimize the battery cycle life of large format batteries, including the large format lithium batteries used in our vehicles.  These controllers are equipped with multiple temperature sensors and a flash microcontroller powered by our proprietary software that can work with any electric vehicle’s battery cell chemistry.

Products

Electric Drive Systems

Our electric drive systems are designed to replace a fossil fuel powered drive train across various medium and heavy-duty product platforms.  Our fully integrated electric drive systems have been designed and developed with a view towards use in existing vehicle platforms.  Each electric drive system includes an electric motor, our proprietary flux vector motor controller, an automatic transmission assembly and related propulsion software and can be configured to application needs.  We believe that our electric drive systems provide the functionality needed to replace fossil fuel powered drive systems.  Our electric drive system is designed to be integrated into existing vehicle designs with minimum changes to the design of a vehicle’s chassis.  Our drive systems are also designed for use in plug-in hybrid vehicles where the electric motor provides the primary means of propulsion.  We target OEMs of medium-duty and heavy-duty vehicles worldwide to incorporate our drive systems into their current vehicle configurations, including into electric buses, trucks, tractors, large industrial forklifts, delivery vans, inner city delivery vehicles and material handling equipment.

Our family of electric drive systems includes:

•	a 300 Volt, 40 kW electric drive system for use in light duty delivery vans;

•	a 300 Volt, 80 kW electric drive system for use in inner city mini-buses, shuttles and trucks;

•	a 300 Volt, 160 kW electric drive system for use in medium-duty trucks and intercity buses; and

•	a 600 Volt, 240 kW electric drive system for use in heavy-duty trucks, tractors, motor homes and transit buses.

Lithium Battery Modules

Our lithium battery modules include lithium battery cells, our proprietary BMS and related charging systems.  We configure our battery modules to applications needs based on range requirements.  Our battery modules are also used in plug-in hybrid vehicles.

Our battery modules are designed to provide maintenance free power for over 2,000 life cycles and are designed in various cell configurations to meet form fit requirements of the applications into which they are integrated.  They are ideal for use in electric buses, golf cars, large industrial forklifts, heavy to medium-duty electric trucks and delivery vans.  All our battery modules are equipped with a CAN BUS J1939 diagnostic system which provides seamless integration of our battery modules into a vehicle’s drive system.

Our family of battery modules includes:

•	32 Kilo watt hour, or kWh, for use in light-duty delivery vans;

•	64 kWh for use in inner city mini-buses, shuttles and trucks;

•	128 kWh for use in medium-duty trucks and intercity buses; and

•	256 kWh for use in heavy-duty trucks, tractors, motor homes and transit buses.

Flux Vector Motor Controllers

Our proprietary variable flux vector motor controllers range in power from 40 kW to 240 kW.  A flux vector motor controller regulates the flow of energy to and from the batteries during operation of the vehicle. Our flux vector motor controllers are available in liquid cooled or air cooled versions depending on the application, duty cycle and power requirements and are available with analog or digital output based on application needs.  Our proprietary software allows our motor controllers to be customized for use in various applications, including in electric vehicles, hybrid vehicles, plug-in hybrids and stationary energy storage applications.  Prior to our acquisition of EMS, EMS sold its flux vector motor controllers to OEMs for use in electric buses, mining equipment, military vehicles, delivery vans and automobiles.  Our motor controllers can operate between 200 to 800 volts direct current and can be used in stationary and mobile applications.

Stationary Power and Energy Storage Products

We offer integrated stationary power management and related energy storage products to vehicle manufacturers and renewable energy storage companies.  Our lithium battery based energy storage products are designed to replace lead acid battery products in backup storage within the solar, wind and geothermal industries. We offer energy storage solutions ranging from 10 kW for golf cart applications to one megawatt for backup power applications.   Our storage solutions feature our proprietary flux vector motor controllers and BMSs designed to provide bi-directional efficient conversion of power.

Electric Vehicles

Our current product line of zero emissions electric vehicles consists of our Nautilus products that feature zero emissions heavy-duty electric tractors and our Mule product line that features zero emissions electric trucks.  Our Nautilus product line, the flagships of our product portfolio, consists of two product configurations, our on-highway product, the Nautilus XE30, and our off-highway product, the Nautilus XE20.  We have also developed a longer version of the Nautilus XE20 called the Nautilus XRE20 and a heavy-duty electric truck, the Mule M150, which is a high-capacity on-highway delivery truck targeting inner city delivery applications and the Mule M100, a medium-duty on-road electric truck targeting inner city applications.  All our products are equipped with our proprietary electric drive systems and our lithium battery modules that feature our proprietary BMS.

Nautilus XE20 and Nautilus XRE20 – Electric Yard Tractor

The Nautilus XE20 is a zero emissions heavy-duty short wheelbase electric yard tractor designed for “in-terminal” operations to transport containers at shipyards, rail yards, intermodal facilities, industrial plants, distribution warehouses, food production facilities, military bases and mail facilities.  The Nautilus XE20 can tow 30 tons of cargo containers at speeds of up to 25 miles per hour with a range of 95 miles on a single battery charge under unloaded conditions.  The Nautilus XE20 has a range of between 40 and 95 miles on a single charge based on load conditions.  In March 2011, we successfully integrated extended range lithium battery modules into our yard tractors, which doubled the range of the resulting vehicle, our Nautilus XRE20.  Since March 2011, our new model XRE20 has been in use at a large automotive plant and has also been undergoing tests at a large warehouse location at the Port of Los Angeles.

In February 2010, we successfully completed eight weeks of cold weather testing on our Nautilus XE20.  The vehicle was tested in an industrial application during dual eight hour shift operations with ambient temperatures below 10°F under and loads exceeding 30 tons.  In May 2010, we successfully demonstrated the use of our Nautilus XE20 in a three shift operation at a warehousing facility utilizing a fast charger facilitated by our proprietary BMS that has the ability to charge our vehicles in less than two hours.

Nautilus XE30 – Electric Short-haul Tractor

Our Nautilus XE30 is a Class 8 heavy-duty electric tractor that is designed for short-haul on-road applications designed to transport trailers and containers at ports and in inner city applications.  The Nautilus XE30 is designed to compete with short-haul day cab fossil fuel powered vehicles used to transport cargo short distances within metropolitan areas.  During 2010, we upgraded our Nautilus XE30 to feature a 600 Volt, 240 kW electric drive system which resulted in increased speed and gradeability.  The Nautilus XE30 is undergoing third party testing and evaluation to determine whether it is compliant with DOT regulations for on-road use.  The Nautilus XE30 is capable of hauling up to 30 tons of load at speeds of 55 miles per hour and, depending on specific application needs, can have a range of between 95 miles and 150 miles on a single battery charge under unloaded conditions.

Mule M150 – Heavy-Duty Electric Truck

Our Mule M150 is designed as a zero emissions solution for short-haul on-highway routes in inner cities, port facilities and airports for the distribution of goods and cargo.  The Mule M150 has a seven ton capacity with a single axle and a 12 ton capacity with tandem axles, with a top speed of 55 miles per hour and a range of 150 miles on a single charge under unloaded conditions.  The Mule M150 is ideal for inner city congested applications with high idle duty cycles.  We plan to test the Mule M150 for DOT compliance in the near future.

Mule M100 – Medium-Duty Electric Truck

Our Mule M100 is designed as a zero emissions solution for on-road inner city delivery applications in North America.  The Mule M100 is designed to transport loads of up to four tons and has a range between 96 and 150 miles under loaded conditions.  The M100 has a top speed of 70 miles per hour and can travel up to 100 miles on a single charge and is ideal for daily, short-haul deliveries.  The M100 features our proprietary heavy-duty electric vehicle drive system that includes complete power management, propulsion, and power conversion systems, making it more powerful than other medium-duty trucks with similar functionality.  In addition, the M100 features a 24-foot deck and four ton capacity to accommodate the shipment of large cargo in inner city delivery application.  The M100 fully recharges in three hours and is DOT compliant.

Service Parts and Consumables

We sell our products through an authorized sales and service dealer network.  Our products require periodic maintenance and replacement of certain vehicle components.  We sell components of our vehicles, including our battery modules and battery chargers, through a trained and authorized dealer network.  Batteries, which are a key component in our vehicles, require replacement after a certain period of use based on application.  We believe that our quick replacement battery modules that feature our BMS, given its integrated design with our heavy-duty electric drive system and communication systems, will require replacement only through authorized service dealers.

Our battery chargers are designed to be modular with J1939 CAN Bus controls to monitor the rate of charge and, compliant with SAE J1772 standards, provide safety features during rapid charge cycles.  Our chargers range in voltage from 150 volts of direct current, or VDC, to 700 VDC and can charge electric vehicles up to 400 amps.  The modular approach of our design allows us to customize charging solutions for varying vehicle configurations ranging from electric cars to heavy-duty electric trucks. We currently provide our chargers in both on-board and off-board configurations.

Periodically we may also provide vehicle upgrades or accessories to enhance performance and efficiency of our vehicles in the field, which we expect will provide additional revenues through sales of aftermarket parts marketed through our trained dealer network.

Manufacturing and Assembly

Our executive offices and our manufacturing and assembly facility is located in Harbor City, California, where we lease 18,754 square feet of manufacturing, assembly and office space.

Our manufacturing strategy begins with a design package consisting of engineering documentation, bill of materials and assembly drawings supported by assembly instructions where appropriate.  We outsource our metal fabrication and painting operations to local qualified vendors.  As our demand for certain configurations grows, we plan to outsource additional non-critical operations to qualified suppliers.

Key components used in the assembly of our proprietary flux vector motor controllers, heavy-duty electric drive systems, lithium battery modules and charging systems, including transmissions and vehicle chassis, are supplied to us by large global manufacturers that we believe have the production capacity to meet our current and projected future production requirements.

All of our products carry a minimum of a one-year limited warranty with a prorated five-year warranty on batteries based on usage.  Our key components are supplied with manufacturer’s warranties which meet or exceed the warranties provided to our customers.  In addition, suppliers of our key components have an extensive global sales and service network to support our dealers and customer service needs in a timely manner.  Our management team has extensive experience in global sourcing of automotive components and has implemented a procurement and management system to monitor material costs on a real-time basis.

Final assembly of our electric vehicles and electric drive systems is conducted at our Harbor City facility.  We also assemble and test our lithium battery modules and charging systems at this facility.  Our engineering and procurement offices are also located at this facility to support our production needs.  We estimate that our current manufacturing and assembly capacity at this facility provides us with the ability to substantially increase sales with the addition of direct labor personnel and relatively modest capital investments in plant, tooling and equipment.  We believe that our facility is sufficient to meet our anticipated production needs over the next twelve months.

Customers

As of the date of this prospectus, we have sold our heavy-duty electric vehicles to the City of Los Angeles and the AQMD.  Customers for our electric vehicles include T&K Logistics, the provider of logistics services to Ford Motor Company and the manager of on-site transportation of trailers and containers at Ford Motor Company’s assembly plant in Wayne, Michigan, that has agreed to lease 10 of our Nautilus XE20s yard tractors for use at Ford Motor Company’s assembly plant.

We have also sold our electric drive systems, lithium battery modules and flux vector motor controllers to OEMs for use in medium to heavy-duty vehicles and industrial equipment.  Customers for our electric drive systems include, WGE that has agreed to purchase 300 of our electric drive systems at an aggregate purchase price of approximately $15.9 million.  Further, under our agreement with Ashok Leyland, we have developed electric drive systems for integration into prototype inner city buses to be used in India.  Subject to the six prototype vehicles meeting established performance and cost targets and/or Ashok Leyland obtaining firm requirements from its customers, Ashok Leyland has agreed to purchase a minimum of 14 drive systems for sale to its customers.

Customers for our flux vector motor controllers include an inner city bus manufacturer located in the United States to whom we sold 240 kW flux vector motor controllers during 2010 and customers that manufacture monorail vehicles, electric buses and industrial equipment for use in military applications.

Under the terms of the Distribution Agreement, we also sell lithium iron phosphate batteries and high voltage charging systems manufactured by Seven One Battery Company to OEMs of vehicles and renewable energy integrators.

Sales and Marketing

Our sales and marketing strategy focuses on users and manufacturers of medium-duty and heavy-duty vehicles globally.  We target our markets geographically based on key market indicators related to fuel prices, urban pollution, urban congestion, environmental regulations, local incentives and public and political emphasis on climate change.  Our global strategy emphasizes first-to-market initiatives, where we identify regional OEMs who we can partner with to develop product solutions for specific market needs.  We also promote a localization strategy, where we partner with OEMs to reduce non-value added costs such as freight, duties and import taxes.  We rely on local branding of vehicles by our OEM partners to promote completed vehicles in the region.  In regions where a localization strategy may not be practical or effective, we utilize indirect distribution channels through local dealers or distributors to sell completed products manufactured by us or our OEM partners.  Additionally, we use Internet advertising and public relations campaigns to promote our products in domestic and international markets.

Electric Vehicle Sales

We market, sell and service our electric vehicles through an authorized and trained worldwide dealer network.  Our dealers are assigned geographic territories, the sizes of which vary based on a dealer’s infrastructure and ability to adequately perform sales and service functions.  Our authorized dealers will receive discounts along with installation fees as deemed appropriate for each territory and the dealer’s annual sales.  In addition, we plan to provide marketing incentives to our dealers in terms of cooperation on trade shows, providing demonstration equipment, marketing collateral materials, etc. as deemed necessary to increase sales and gain market share.

We believe that a substantial portion of our sales in the future will be made to customers located outside of the United States.  As we grow our business through the expansion of our dealer network, we plan to establish facilities to provide sales and service support to our customers in countries outside the United States.  Currently, sales and service of our products are also being performed by our staff located at our facility in Harbor City.

We currently have dealers that are marketing our electric vehicles in western Canada, Argentina, Colombia, Costa Rica, Spain, South Korea and, generally, in Europe.  We have also expanded our staff in the United States to address our focus on increasing international sales.

In June 2009, we entered into the Autocar Agreement and plan to use Autocar’s sales and dealer network to provide aftermarket services for our products.   Under the terms of the agreement, we agreed with Autocar to collaborate on the marketing and sale of on-highway Class 7 and Class 8 zero emissions vehicles through Autocar’s existing authorized commercial truck dealer network.  We believe that Autocar has an established nationwide network of over 200 service locations that will provide aftermarket support for our vehicles in North America.

We anticipate that a majority of future sales of our electric vehicles will be made directly to end users, such as large terminal operators, shipping companies and OEMs, rather than directly to governmental agencies such as the AQMD and the City of Los Angeles.

OEM Sales

We currently sell our heavy-duty and medium-duty electric drive systems, lithium battery modules and flux vector motor controllers directly to OEMs for use in medium to heavy-duty vehicles and industrial equipment.  Our sales strategy is to partner with OEMs to develop product solutions for specific market needs utilizing our complete drive systems and battery systems.  For example, under the Joint Development Agreement with Ashok Leyland, we are working with Ashok Leyland to jointly develop and test six prototype electric vehicles using Ashok Leyland’s glider chassis and our heavy-duty electric drive systems.  Our marketing strategy includes demonstrating the viability of our products in a variety of product platforms.  For example, in September 2010, we integrated one of our heavy-duty drive systems into a 45 foot, 25 ton Class A recreational vehicle manufactured by MVP RV, demonstrating the viability of our technology in the recreational vehicle market.

Competition

Our competitors vary based on our product offerings.  Our competitors within the medium and heavy-duty commercial electric vehicle markets primarily consist of small to medium sized companies engaged in the early stages of product development.  In the electric drive system market, our primary competitors are small companies that offer pre-transmission technologies and components.  Our competition also includes manufacturers of hybrid and alternative fuel technologies that offer compressed natural gas, fuel cells, liquid propane and bio diesel product solutions.

We believe that the industry in which we compete is in the early stages of its development and is experiencing strong growth globally with no significant market leader.  We believe that the medium- and heavy-duty electric vehicle market is poised for growth as a result of global governmental initiatives providing zero emissions technologies and the development of new battery technologies.  Further, we believe our first-to-market approach in the heavy-duty electric vehicle product category provides us with a competitive edge in markets where regulatory mandates or incentives favor heavy-duty or medium-duty electric vehicles.

We believe our advantages include our ability to provide complete drive system solutions to OEMs globally and our ability to provide customized, configurable, fully integrated drive systems to end users. While our competitors provide pre-transmission components or systems, we believe that our strategy of providing to our customers complete drive systems combined with battery modules and charging systems provides us with a competitive advantage.  Our strategy allows our OEM partners to seamlessly and rapidly integrate our drive systems into their products, thereby reducing their research and development costs.

Our competitors’ products target new and retrofit markets with drive systems powered by natural gas, electric, hybrid and fuel cell powered vehicles.  Competitors within our addressed market consists of small to large global corporations providing medium-duty and heavy-duty vehicles powered by fossil fuels.  Our competitors have substantially greater customer bases, businesses, and financial resources than us, and are currently engaged in the development of products and technologies related to hybrid drive systems that utilize current fossil fuel based drive systems combined with electric or hydraulic propulsion systems.

Electric Vehicles

Our primary competition in the electric vehicle market is vehicles designed to operate with diesel propulsion systems.  We also compete with other fuel powered vehicles such as bio-diesel, compressed natural gas, plug-in hybrid, hydraulic hybrid, hydrogen fuel cell and liquid natural gas powered vehicles.

Our competitors also compete with us on the basis of price, operating costs, longevity and performance.  In general, our electric vehicles are significantly more expensive than similar vehicles powered by other fuels including vehicles powered by diesel or liquefied natural gas.  In terms of performance, our competitors compete based on performance standards such as range, speed, and capacity.  For example, Vision Industries Corp., a manufacturer of hydrogen fuel cell powered drayage vehicles, claims to have prototype of a hydrogen powered vehicle that has a range of 340 miles.

Our competitors vary based on off-highway and on-highway market segments.  Our Nautilus XE20 and Nautilus XRE20 primarily address the off-highway, in-terminal applications for container transportation.  Our Nautilus XE30 primarily addresses the on-highway, inner city applications for container transportation.  Our Mule M150 and Mule M100 address short-haul on-highway applications for load carrying applications.  We believe that we are the first manufacturer to address these heavy load short-haul applications with zero emissions technologies and therefore expect most of our competitors to be current manufacturers of on-highway fossil fuel-based vehicles.

Our Nautilus XE20 and Nautilus XRE20 address applications related to container transportation at shipyards, rail yards, intermodal facilities, industrial plants, distribution warehouses, food production facilities, military bases and mail facilities.  These applications require products with high visibility, tight turning radius, low speed and a lifting fifth wheel for increased operator productivity.  Currently, this market is addressed by five main competitors, all of which produce diesel or other fossil fuel powered vehicles.  These competitors are Kalmar Industries Corp, Capacity of Texas, Inc., MAFI Transport Systems GmbH, MOL Transport Solutions, and Terberg DTS (UK) Ltd.  We consider Kalmar Industries Corp. and Capacity of Texas, Inc. to be two manufacturers that have global presence, while Terberg DTS (UK) Ltd., MAFI Transport Systems GmbH  and MOL Transport Solutions have a regional presence in Europe.

We expect that our Nautilus XE30, Mule M100 and Mule M150 product lines will address applications related to short-haul transportation of cargo at ports, airports, rail yards and inner cities.  We anticipate that our Mule product line will target customized market niches where air pollution is a key driver for vehicle selection.  In this product category our competitors include large automotive vehicle manufacturers such as Kenworth Truck Company, Vision Industries Corp., Peterbilt Motors Company, Mack Trucks, Inc., International Trucks, Smith Electric Vehicles and Freightliner Trucks.  Our success in this market niche will depend upon increased regulatory incentives for use of zero emissions vehicles.  We will also focus our efforts in promoting sales of these vehicles in international markets for distribution of goods and consumables in congested inner city areas.

Flux Vector Motor Controllers

Electric vehicle propulsion systems primarily consist of two types of motor technologies, direct current and alternating current.  Direct current powered systems are more dominant and cost effective in lower voltage and load carrying applications.  We believe that during the past five years, cost effective alternative current systems have started to gain market share in lower cost products mainly due to the lower costs of maintenance associated with alternative current propulsion systems.

Heavy-duty and medium-duty electric vehicles require higher power and voltage rated propulsion systems requiring high level of safety, diagnostics and customization.  Our competitors in this market consist of manufacturers of high capacity variable frequency motor controllers.  These manufacturers market directly to OEMs or vehicle manufacturers.  Our current competitors in the marketplace include Enova Systems Inc., Azure Dynamics Inc., UQM Technologies, Inc. and Raser Technologies, Inc.

Electric Drive Systems

We also face competition from small to medium size manufacturers of alternative fuel heavy-duty and medium-duty drive systems such as Cummins Inc., Westport Innovations Inc., Eaton Corporation, US Hybrid Corporation, Enova Systems Inc., UQM Technologies, Inc. and Azure Dynamics Inc.  These competitors’ products target new and retrofit markets with drive systems powered by natural gas, electric hybrid and fuel cell powered vehicles.  These small to medium size manufacturers offer products competitive in price to our current product line and these products are expected to exceed the performance of our products in key performance specifications such as range and speed.

Research and Development

Our product development strategy contemplates the continued enhancement of our current products and the development of new technologies to improve the efficiency and reduce the cost of our products.  We believe that the rapid development of new technologies and components in the electric vehicle market requires continued investment into new battery and power electronics technologies.  We fund our research and development efforts through contracts with our customers and provide internal funding where technological development is critical for our future.  Our current research and development effort is focused on the development of solutions for the light, medium and heavy-duty product platforms in commercial markets and the development of stationary power management technologies to address renewable energy storage products.  We are also engaged in the research and development of battery and power management systems for use in the renewable energy storage industries, such as the wind, solar and geothermal industries.  During the second quarter of 2011, our research and development efforts included work on the development of new products to address the on-road markets in the United States and increasing the range of our yard tractors.

During 2010 we developed a 600 Volt, 240 kW drive system to address the transit bus and motor home markets.  We also developed and delivered a 600 Volt, 240 kW drive system for a hybrid bus manufacturer in Asia for use in an intercity bus application.  During 2010, we developed a proprietary BMS for large format lithium batteries that is used across all our product lines.

Product development is spearheaded by members of our senior management who evaluate the development of new products and new market applications for existing products.  Our research and development team has over 80 years of combined experience in the development of electric vehicle technologies.  We believe our future success depends on our ability to increase our vehicle range through integration of new battery technologies into current vehicle designs.  Our efforts are focused on the seamless integration of our leading technologies into various product configurations that are cost competitive.  Further, we utilize the most advanced computer-aided design (CAD) systems to reduce time to market of our new products. We incurred approximately $270,134 and $167,195 in research and development expenses during 2010 and 2009, respectively, and expect to incur approximately $400,000 in research and development expenses during 2011.

We believe in our market driven approach to the development of new technologies and product configurations and our emphasis is on developing zero emissions technologies that are cost effective and reliably address today’s market needs.  We continue to develop our proprietary flux vector motor controller technology to address higher capacity market niches and are also actively engaged in identifying suppliers for next generation of higher energy density battery technology.

Intellectual Property

We believe that we have a broad intellectual property portfolio.   We primarily own intellectual property protecting the proprietary technology for the flux vector motor controllers designed by us.  Our portfolio consists of a trade name, trade secrets and proprietary processes.

Currently, we rely on common law rights to protect our “Balqon” trade name.  Common law rights protect the use of this mark which is used to identify our products.  It is possible that our competitors will adopt product or service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion.  Our inability to protect our trade name will have a material adverse effect on our business, results of operations, and financial condition.  We also rely on trade secrets and proprietary know-how and employ various methods to protect our proprietary technology and concepts.  However, such methods may not afford complete protection, and there can be no assurance that others will not independently develop similar know-how or obtain access to our know-how and concepts.  There can be no assurance that we will be able to adequately protect our intellectual property.  Third parties may assert infringement claims against us or against third parties upon whom we rely and, in the event of an unfavorable ruling on any claim, we may be unable to obtain a license or similar agreement to use trade secrets that we rely upon to conduct our business.

Employees

As of July 25, 2011, we employed 31 employees on a full-time basis and one employee on a part-time basis.  None of our employees are represented by labor unions, and there have not been any work stoppages at our facility.  We generally consider our relationships with our employees to be satisfactory.  In addition, from time to time, we utilize outside consultants or contractors for specific assignments.

Internet Website

Our Internet website is www.balqon.com.  The content of our Internet website does not constitute a part of this prospectus.

MANAGEMENT

Directors and Executive Officers

The names, ages and positions held by our directors and executive officers as of July 25, 2011 and their business experience are as follows:

Name	Age	Positions Held

Winston Chung	52	Chairman of the Board and Director
Balwinder Samra(1)	49	President, Chief Executive Officer, Vice Chairman of the Board and Director
Robert Miranda	58	Chief Financial Officer
Henry Velasquez(1)	35	Vice President Engineering and Director
Robert Gruenwald	52	Vice President Research and Development
_____________
(1)	Member of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Balwinder Samra was appointed as our President, Chief Executive Officer, and a director in connection with the consummation of the Merger Transaction and has served in such capacities since the Merger Transaction.  Mr. Samra served as Chairman of the Board from the consummation of the Merger Transaction until December 14, 2011 when Mr. Winston Chung was appointed as Chairman of the Board and Mr. Samra was appointed as Vice Chairman of the Board.   Mr. Samra was the President, Chief Executive Officer and Chairman of the Board of Balqon California from May 2005 to the closing of the Merger Transaction.  Prior to that, Mr. Samra was president and chief executive officer of EVI, a leading manufacturer of electric buses, trucks and trailers.  From 1991 to 2000, Mr. Samra was Corporate Vice President of Taylor-Dunn Manufacturing, a leading manufacturer of electric industrial vehicles and tow tractors.  At Taylor-Dunn, Mr. Samra was responsible for worldwide marketing, dealer sales and operations.  Mr. Samra’s experience as our President and Chief Executive Officer combined with over 20 years of previous experience in senior management positions at other companies within the electric vehicle industry gives him unique insights into our challenges, opportunities and operations. Mr. Samra’s extensive experience in the electric vehicle industry qualifies him to serve as a director of Balqon.  Mr. Samra holds a B.S. degree in Chemistry from Punjab University, India.

Winston Chung was appointed as our Chairman of the Board and a director on December 14, 2011. Mr. Chung is the inventor of the lithium iron phosphate battery and the founder of WGE, a China based company engaged in the manufacturing and sales of energy storage solutions and lithium batteries. Mr. Chung also serves as Director and Chief Scientist for the People’s Republic of China’s National 863 Lithium Battery Research and Development Center.  In 1982, Mr. Chung invented the world’s first maintenance-free lead acid battery. In 1989, Mr. Chung invented the world’s first plastic lithium-ion rechargeable battery.  In 1995, he invented the waterborne adhesive lithium-ion rechargeable battery. In 2001, he applied the principles of human life, imitating bionics theory to successfully develop the world’s first rare-earth element lithium yttrium rechargeable battery.  In 2003, Mr. Chung developed the rare earth lithium sulfur rechargeable battery.  Mr. Chung remains committed to expanding clean energy research and product development.  Mr. Chung’s extensive experience in the clean energy industry and his expertise in developing and manufacturing clean energy products makes him uniquely qualified to serve as a director and the Chairman of our Board of Directors.

Robert Miranda was appointed as our Chief Financial Officer in connection with the consummation of the Merger Transaction.  From October 2008 to the closing of the Merger Transaction, Mr. Miranda served as Chief Financial Officer of Balqon California.  Since October 2007, Mr. Miranda has been the managing director of Miranda & Associates, a professional accountancy corporation.  From March 2003 through October 2007, Mr. Miranda was a Global Operations Director at Jefferson Wells, where he specialized in providing Sarbanes-Oxley compliance reviews for public companies.  Mr. Miranda was a national director at Deloitte & Touche where he participated in numerous audits, corporate finance transactions, mergers, and acquisitions.  Mr. Miranda is a licensed Certified Public Accountant and has over 35 years of experience in accounting, including experience in Sarbanes-Oxley compliance, auditing, business consulting, strategic planning and advisory services.  Mr. Miranda holds a B.S. degree in Business Administration from the University of Southern California, a certificate from the Owner/President Management Program from the Harvard Business School and membership in the American Institute of Certified Public Accountants.

Henry Velasquez was appointed as our Vice President Engineering and a director in connection with the consummation of the Merger Transaction.  From October 2008 to the closing of the Merger Transaction, Mr. Velasquez was Vice President Engineering and a member of the Board of Directors of Balqon California.  From January 2007 to August 2008 Mr. Velasquez was a Senior Engineer at Honda Access America.  From October 2000 to January 2007, Mr. Velasquez was an Engineer at Snugtop.  Mr. Velasquez has over 10 years of experience in designing mechanical components, chassis and suspension systems for trucks, buses, trailers and utility vehicles.  Mr. Velasquez has been awarded one United States patent related to composite body designs for pickup trucks.  Mr. Velasquez’s experience in vehicle design and his contacts with large automotive suppliers provides us with strategic insights into the global supply chain of automotive components. His extensive experience in engineering and manufacturing at various automotive and industrial companies qualifies him to serve as director of Balqon.  Mr. Velasquez holds a B.S. degree in Mechanical Engineering from Loyola Marymount University, Los Angeles, California.

Robert Gruenwald was appointed as our Vice President Research and Development in connection with the consummation of the Merger Transaction.  From 1997 to 2008, Mr. Gruenwald served as the President and Chief Engineer of EMS, where he designed and manufactured flux vector motor controllers for electric vehicles used in a variety of applications.  From 1991 to 2000, Mr. Gruenwald served as the Manager of Product Development for Magnetek, where he was involved with the design and development of electric vehicles and electric vehicle components and software.  Mr. Gruenwald also served as a senior electrical controls engineer for H-K Systems and an electrical designer for Procter & Gamble.  Mr. Gruenwald has 30 years of experience in electrical engineering and design.  Mr. Gruenwald has been named an inventor on four United States patents related to hybrid electric vehicles.  Mr. Gruenwald holds an A.S. degree in Electrical Engineering Technology from the University of Cincinnati.

Term of Office and Family Relationships

Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among our executive officers and directors.

Composition of the Board of Directors

Our Board of Directors has responsibility for our overall corporate governance and meets regularly throughout the year.  Our Articles of Incorporation provide that our Board of Directors will be divided as equally as possible into three classes.  Our bylaws provide that our Board of Directors may fix the exact number of directors between one and fifteen.  Our Board of Directors has fixed the number of directors at three.  At each annual meeting of our stockholders, directors are to be elected for a term of three years to succeed those directors whose terms expire on that annual meeting date and our directors hold office until the third succeeding annual meeting of stockholders, until their successors are elected or until their earlier death, resignation or removal.  The term of our Class I director was set to expire at our 2010 annual meeting of stockholders, however, we did not hold an annual meeting of stockholders during 2010.  As a result, Mr. Chung, our Class I director will hold office until our next annual meeting, until his successors is elected or until his earlier death, resignation or removal.  Mr. Velasquez is a Class II director and he will hold office until our 2011 annual meeting of stockholders, until his successors is elected or until his earlier death, resignation or removal.  Mr. Balwinder Samra is a Class III director and he will hold office until our 2012 annual meeting of stockholders, until his successors is elected or until his earlier death, resignation or removal.

Our directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board of Directors and its committees.  Our executive officers are appointed by and serve at the discretion of our Board of Directors. There are no family relationships among our executive officers and directors.

As discussed below, we have adopted procedures by which stockholders may elect nominees to our Board of Directors.

Corporate Governance

Our Board of Directors believes that good corporate governance is paramount to ensure that Balqon Corporation is managed for the long-term benefit of our stockholders.  Our Board of Directors has adopted corporate governance guidelines that guide its actions with respect to, among other things, the composition of the Board of Directors and its decision making processes, Board of Directors meetings and involvement of management, the Board of Director’s standing committees and procedures for appointing members of the committees, and its performance evaluation for our Chief Executive Officer.

Our Board of Directors has adopted a Code of Ethics and Corporate Conduct that applies to all of our directors, officers and employees and an additional Code of Business Ethics that applies to our Chief Executive Officer and senior financial officers, or Codes of Ethics.  The Code of Ethics, as applied to our principal executive officer, principal financial officer and principal accounting officer constitutes our “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002.  Our Codes of Ethics are available on our Internet website, located at http://www.balqon.com/about_us.php.

We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of these codes that relate to one or more of the items set forth in Item 406(b) of Regulation S-K, by describing on our Internet website, located at http://www.balqon.com, within four business days following the date of a waiver or a substantive amendment, the date of the waiver or amendment, the nature of the amendment or waiver, and the name of the person to whom the waiver was granted.  Information on our Internet website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any other filings we make with the SEC.

Director Independence

Annually, the Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, makes a determination as to the independence of each director using the current standards for “independence” established by the SEC and NASDAQ Market Place Rules, additional criteria set forth in our corporate governance guidelines and consideration of any other material relationship a director may have with Balqon Corporation.  None of our directors are independent under these standards.  Mr. Balwinder Samra and Henry Velasquez are our Chief Executive Officer and Vice President Engineering, respectively.  SOL, of which Mr. Chung is President and Chief Executive Officer, is party to the Distribution Agreement under which we issued 1,375,000 shares of our common stock and a five-year warrant to purchase up to 1,500,000 shares of our common stock at an exercise price of $1.50 per share on December 14, 2010 in consideration of certain distribution rights granted to us by SOL.  Further, in January 2011, WGE, an affiliate of Mr. Chung, agreed to purchase 300 of our electric drive systems at an aggregate purchase price of approximately $15.9 million.

Our Board of Directors intends to expand the number of directors to five and appoint at least two persons who qualify as “independent” under the current NASDAQ Marketplace Rules to our Board of Directors in the near future.

Stockholder Communications with our Board of Directors

Our Board of Directors has implemented a process by which stockholders may send written communications directly to the attention of our Board of Directors or any individual member of our Board of Directors.  Mr. Velasquez, the Chairman of our Audit Committee, is responsible for monitoring communications from stockholders and providing copies of such communications to the other directors as he considers appropriate.  Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that Mr. Velasquez considers to be important for the directors to consider.  Stockholders who wish to communicate with our Board of Directors can write to Mr. Henry Velasquez, The Board of Directors, Balqon Corporation, 1420 240th Street, Harbor City, California 90710.

Committees of the Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors. Directors are kept informed of our business through discussions with our executive officers, by reviewing materials provided to them and by participating in meetings of our Board of Directors and its committees.

Our Board of Directors has established standing Audit, Compensation and Nominating and Corporate Governance Committees.  Each committee has a written charter that is reviewed annually and revised as appropriate.  Our Board of Directors intends to appoint at least two independent directors to our Board of Directors and each of its committees in the near future.

Audit Committee

Our Audit Committee selects our independent auditors, reviews the results and scope of the audit and other services provided by our independent auditors, and reviews our financial statements for each interim period and for our year end.

Our Audit Committee operates pursuant to a charter approved by our Board of Directors and our Audit Committee, according to the rules and regulations of the SEC.  Our Audit Committee consists of Balwinder Samra and Henry Velasquez.  Amarpal Samra served on our Audit Committee in 2010 until his resignation on December 14, 2010.  Mr. Velasquez serves as the Chairman of our Audit Committee.  Our Board of Directors has determined that Balwinder Samra and Henry Velasquez are not “independent” under our Corporate Governance Guidelines, and the NASDAQ Marketplace Rules and that neither of them satisfies the other requirements under SEC rules regarding audit committee membership.  None of the members of our Audit Committee qualify as an “audit committee financial expert” under applicable SEC rules and regulations governing the composition of the Audit Committee, or satisfies the “financial sophistication” requirements of the NASDAQ Marketplace Rules.

Compensation Committee

Our Compensation Committee is responsible for establishing and administering our overall policies on compensation and the compensation to be provided to our executive officers, including, among other things, annual salaries and bonuses, stock options, stock grants, other stock-based awards, and other incentive compensation arrangements.  In addition, the Compensation Committee reviews the philosophy and policies behind the salary, bonus and stock compensation arrangements for all other employees.  Although our Compensation Committee makes all compensation decisions as to our executive officers, our Chief Executive Officer makes recommendations to our Compensation Committee regarding compensation for the other named executive officers.  Our Compensation Committee has the authority to administer our 2008 Stock Incentive Plan, or 2008 Plan, with respect to grants to executive officers and directors, and also has authority to make equity awards under our 2008 Plan to all other eligible individuals.  However, our Board of Directors may retain, reassume or exercise from time to time the power to administer our 2008 Plan.

The Compensation Committee evaluates both performance and compensation to ensure that the total compensation paid to our executive officers is fair, reasonable and competitive so that we can attract and retain superior employees in key positions.  The Compensation Committee believes that compensation packages offered to our executives, including the named executive officers, should include both cash and equity-based compensation that reward performance as measured against established goals.  The Compensation Committee has the authority to retain consultants, and other advisors and in furtherance of the foregoing objectives.

Our Compensation Committee operates pursuant to a charter approved by our Board of Directors and our Compensation Committee.  Our Compensation Committee consists of Balwinder Samra and Henry Velasquez.  Mr. Balwinder Samra serves as Chairman of our Compensation Committee.  Amarpal Samra served on our Compensation Committee in 2010 until his resignation on December 14, 2010.  Our Board of Directors has determined that none of the members of our Compensation Committee is “independent” under the NASDAQ Marketplace Rules.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee selects nominees for our Board of Directors.  The Nominating and Corporate Governance Committee will consider candidates for director recommended by any stockholder that is the beneficial owner of shares representing more than 1% of the then-outstanding shares of our common stock and who has beneficially owned those shares for at least one year.  The Nominating and Corporate Governance Committee will evaluate those recommendations by applying its regular nominee criteria and considering the additional information described in the Nominating and Corporate Governance Committee’s below-referenced charter.  Stockholders that desire to recommend candidates for the Board of Directors for evaluation may do so by contacting Balqon Corporation in writing, identifying the potential candidate and providing background and other relevant information.  Our Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director.  Candidates may also come to the attention of the Nominating and Corporate Governance Committee through current members of our Board of Directors, professional search firms and other persons.  In evaluating potential candidates, our Nominating and Corporate Governance Committee will take into account a number of factors, including, among others, the following:

•	the candidate’s independence from management;
•	whether the candidate has relevant business experience;
•	judgment, skill, integrity and reputation;
•	existing commitments to other businesses;
•	corporate governance background;
•	financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership; and
•	the size and composition of our Board of Directors.

When considering the size and composition of our Board of Directors during the evaluation of a potential candidate, our Nominating and Corporate Governance Committee examines, among other things, the following qualifications and skills of director candidates—their business or professional experience, their integrity and judgment, their records of public service, their ability to devote sufficient time to the affairs of the Balqon Corporation, the diversity of backgrounds and experience they will bring to our board and our needs. Our Nominating and Corporate Governance Committee also believes that all nominees should be individuals of substantial accomplishment with demonstrated leadership capabilities. Our Nominating and Corporate Governance Committee does not have a formal policy with regard to the consideration of diversity in indentifying nominees for director.

Our Nominating and Corporate Governance Committee operates pursuant to a charter approved by our Board of Directors and our Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee consists of Balwinder Samra and Henry Velasquez.  Mr. Balwinder Samra serves as chairman of our Nominating and Corporate Governance Committee.  Amarpal Samra served on our Nominating and Corporate Governance Committee in 2010 until his resignation on December 14, 2010.  Our Board of Directors has determined that none of the members of our Nominating and Corporate Governance Committee is “independent” under the NASDAQ Marketplace Rules.

Compensation of Directors

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board of Directors.  In setting the compensation of directors, we consider the significant amount of time that members of the Board of Directors spend in fulfilling their duties to Balqon Corporation as well as the experience level we require to serve on our Board of Directors.  The Board of Directors, through its Compensation Committee, annually reviews the compensation and compensation policies for members of the Board of Directors.  In recommending director compensation, the Compensation Committee is guided by three goals:

•	compensation should fairly pay directors for work required in a company of our size and scope;
•	compensation should align directors’ interests with the long-term interests of our stockholders; and
•	the structure of the compensation should be clearly disclosed to our stockholders.

Each of our non-employee directors is paid $6,000 per year for serving on the Board of Directors.  Our directors do not receive additional compensation for serving on the various committees of the Board of Directors.  Directors are reimbursed for certain reasonable documented expenses in connection with attendance at meetings of our Board of Directors and its committees.  Employee directors do not receive compensation in connection with their service as directors.

Director Compensation Table – 2010

The following table summarizes for the year ended December 31, 2010, the compensation awarded to or paid to, or earned by, Winston Chung, the only member of our Board of Directors who is not a named executive officer, and Amarpal Samra, a former member of our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Total ($)
Winston Chung	250	250

Amarpal Samra(1)	6,000	6,000
________________

(1)
Mr. Samra resigned as a member of our Board of Directors on December 14, 2010.  In June 2008, Mr. Samra was granted 1,250,025 shares of common stock in consideration of business strategy consulting services rendered to Balqon California, which shares were converted into the same number of shares of our common stock in connection with the Merger Transaction.  As of December 31, 2010, Mr. Samra held 1,250,025 shares of our common stock.  In June 2008, Mr. Samra was issued options to purchase 312,507 shares of common stock to in consideration of business strategy consulting services rendered to Balqon California, which options were converted into options to purchase the same number of shares of our common stock under our 2008 Plan in connection with the Merger Transaction.  As of December 31, 2010, Mr. Samra held options to purchase 208,338 shares of our common stock.

Compensation Committee Interlocks and Insider Participation

No member of our Board has a relationship that would constitute an interlocking relationship with executive officers and directors of another entity.

Compensation of Executive Officers

Summary Compensation Table

The following table provides information concerning the compensation for the individual who served as our principal executive officer during the year ended December 31, 2010 and our two highest paid executive officers who were serving as an executive officer on December 31, 2010.  These three individuals are collectively referred to in this prospectus as the “named executive officers.”

Name and Principal Position	Year	Salary ($)		Total ($)
Balwinder Samra	2009	250,000	(1)	250,000
President and Chief Executive Officer	2010	280,208	(2)	280,208

Robert Miranda	2009	150,000	(3)	150,000
Chief Financial Officer	2010	175,000	(3)	175,000

Henry	2009	150,000		150,000
Vice President Engineering and Director	2010	167,188		167,188

____________
(1)	Of the $250,000 Mr. Samra earned in 2009 under the terms of his employment agreement, Mr. Samra was owed $98,918 in accrued salaries as of December 31, 2010.
(2)	As of December 31, 2010, Mr. Samra was owed the entire $280,208 he earned in 2010 under the terms of his employment agreement.
(3)
Represents the portion of the total consulting fees paid to Miranda & Associates, a professional accountancy corporation wholly-owned by Mr. Miranda, in consideration of services, attributable to the services provided by Mr. Miranda as our chief financial officer.

Employment Agreement, dated October 24, 2008, between Balqon Corporation and Balwinder Samra

On October 24, 2008, we entered into an executive employment agreement with Mr. Samra.  Under the terms of the executive employment agreement, Mr. Samra has agreed to serve as our Chairman of the Board, President and Chief Executive Officer on an at-will basis.  Mr. Samra served as Chairman of the Board from the consummation of the Merger Transaction until December 14, 2011 when Mr. Winston Chung was appointed as Chairman of the Board and Mr. Samra was appointed as Vice Chairman of the Board.

The agreement provides for an initial base salary of $250,000 per year with an increase to $300,000 after the second anniversary of the effective date of the employment agreement, paid vacation of at least six weeks per year and a monthly automobile allowance of at least $750. Mr. Samra is eligible to receive increases and annual cash incentive bonuses based on our net revenues as shown on our annual report on Form 10-K for the previous fiscal year as compared to the internal forecasts proposed at or about the beginning of the previous fiscal year by our Chief Financial Officer and approved by our Audit Committee, as follows:  (A) if the net revenues forecast is met, the incentive bonus will equal 25% of his base salary and (B) if the net revenue forecast is exceeded by more than 50%, the incentive bonus will equal 50% of his base salary.  Mr. Samra is also eligible to participate in benefit and incentive programs we may offer. We have also agreed to maintain in effect a directors’ and officers’ liability insurance policy with a minimum limit of liability of $3 million and that we would enter into an indemnification agreement with Mr. Samra upon terms mutually acceptable to us and Mr. Samra.

The employment agreement contains non-competition provisions that prohibit Mr. Samra from engaging or participating in a competitive business or soliciting our customer or employees during his employment with us and for two years afterward. The agreement also contains provisions that restrict disclosure by Mr. Samra of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment and for two years afterward.

We may terminate the agreement at any time, with or without due cause. “Due cause” includes any intentional misapplication of our funds or other material assets, or any other act of dishonesty injurious to us, or conviction of a felony or a crime involving moral turpitude. “Due cause” also includes abuse of controlled substances or alcohol and breach, nonperformance or nonobservance of any of the terms of the agreement, provided that Mr. Samra fails to satisfactorily remedy the performance problem following 30 days’ written notice.

Mr. Samra may terminate the agreement at any time, with or without good reason. However, termination for good reason must occur within 90 days of the occurrence of an event constituting good reason, and Mr. Samra must furnish us with written notice of the event within 30 days after the initial existence of the event and provide us with at least a 30-day cure period. “Good reason” includes: a material diminution in his authority, duties, responsibilities, titles or offices; a purported reduction in Mr. Samra’s base salary amounting to a material diminution in his salary to an amount less than the greater of $250,000 or 10% below the base salary in effect at the time of the reduction; our failure to timely cure or diligently initiate a cure of any material breach within 30 days after Mr. Samra gives us written notice of the breach.

If we terminate Mr. Samra’s employment for due cause or due to Mr. Samra’s breach of his employment agreement by refusing to continue his employment, or if Mr. Samra terminates his employment without good reason, then all compensation and benefits for Mr. Samra will cease, other than amounts under retirement and benefit plans and programs that were earned and vested by the date of termination, pro rata annual salary through the date of termination, any stock options that were vested as of the date of termination, and accrued vacation as required by California law.

If Mr. Samra becomes incapacitated, we may terminate his employment under the agreement upon 30 days’ prior written notice.  Upon Mr. Samra’s death, the agreement terminates immediately. If Mr. Samra’s employment terminates due to his incapacity or death, Mr. Samra or his estate or legal representative will be entitled to receive benefits under our retirement and benefits plans and programs that were earned and vested at the date of termination, a prorated incentive bonus for the fiscal year in which incapacity or death occurred (to the extent he would otherwise be eligible), and a lump sum cash payment in an amount equal to one year of his then current annual salary.

If Mr. Samra’s employment terminates for good reason or other than as a result of due cause, incapacity, death or retirement, Mr. Samra will be entitled to his salary through the end of the month in which termination occurs plus credit for accrued vacation, and a prorated incentive bonus, if eligible, for the fiscal year during which termination occurred. In addition, under those circumstances, he will be entitled to receive (i) a severance payment equal to (A) two times his then current annual salary and (B) two times the amount of the average incentive bonus paid during the two calendar years preceding the date of termination, (ii) all medical insurance benefits to which he was entitled immediately prior to the date of termination for a period of 18 months or the date that Mr. Samra’s continued participation in our medical insurance plan was not possible under the plan, whichever was earlier, and (iii) a lump-sum cash payment equal to 18 times the estimated monthly COBRA premiums at the time of termination (taking into account all known or anticipated premium increases) to be used by Mr. Samra to maintain his medical insurance coverage for an additional 18 months.  If our medical insurance plan does not allow Mr. Samra’s continued participation, then we will be required to pay to Mr. Samra, in monthly installments, the monthly premium or premiums for COBRA coverage, covering the 18-month period described in clause (ii) in the preceding sentence.

Immediately preceding the occurrence of a change in control, and regardless of whether Mr. Samra’s employment terminates and/or he receives severance payments as a result of the change in control, Mr. Samra will be entitled to receive a payment equal to (A) two times his then current annual salary and (B) two times the amount of the average incentive bonus paid during the two calendar years preceding the date of termination.  A change in control includes the following circumstances:

(a)           the acquisition by any person or group of beneficial ownership of securities entitled to vote generally in the election of our directors, or voting securities, that represent 40% or more of the combined voting power of our then outstanding voting securities or 50% or more of the combined fair market value of our then outstanding stock, other than:

(i)           an acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by us or any person controlled by us or by any employee benefit plan (or related trust) sponsored or maintained by us or any person controlled by us, or

(ii)           an acquisition of voting securities by us or a corporation owned, directly or indirectly, by our stockholders in substantially the same proportions as their ownership of our stock;

(b)           a majority of members of our board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of members of our board before the date of the appointment or election, excluding any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our board;

(c)           the acquisition by any person or group, or combined acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or group, of ownership of assets from us that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately before such acquisition; and

(d)           stockholder approval of a complete liquidation or dissolution of our company.

Regardless of circumstance (a) above, however, if we make an acquisition of our securities that (x) causes our voting securities beneficially owned by a person or group to represent 40% or more of the combined voting power of our then outstanding voting securities or (y) causes our stock beneficially owned by a person or group to represent 50% or more of the combined fair market value of our then outstanding stock, the acquisition will not be considered an acquisition by any person or group for purposes of circumstance (a) unless the person or group subsequently becomes the beneficial owner of additional securities of Balqon Corporation.

For purposes of circumstance (a) above, the calculation of voting power will be made as if the date of the acquisition were a record date for a vote of our stockholders, and for purposes of circumstance (c) above, the calculation of voting power will be made as if the date of the consummation of the transaction were a record date for a vote of our stockholders.

Regardless of the above, there will be no change in control event when there is a transfer to an entity that is controlled by our stockholders immediately after the transfer.  A transfer of assets by us is not treated as a change in control if the assets are transferred to: a stockholder of Balqon Corporation (immediately before the asset transfer) in exchange for or with respect to the stockholders’ stock; an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by us; a person or group that owns, directly or indirectly, 50% or more of the total value or voting power of all of our outstanding stock; or an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person or group described in the immediately preceding clause.

Employment Agreement, dated October 24, 2008, between Balqon Corporation and Henry Velasquez

On October 24, 2008, we entered into an executive employment agreement with Mr. Henry Velasquez.  Under the terms of the executive employment agreement, Mr. Velasquez has agreed to serve as our Vice President Engineering on an at-will basis.  The employment agreement has an effective date of October 24, 2008.

The agreement provides for an initial base salary of $150,000 per year with an increase to $175,000 per year after the second anniversary of the effective date of the employment agreement, respectively, and paid vacation of at least four weeks per year.  Mr. Velasquez is eligible to receive salary increases and annual cash incentive bonuses at the discretion of our Compensation Committee.  Mr. Velasquez is also eligible to participate in benefit and incentive programs we may offer. We have agreed to maintain in effect a directors’ and officers’ liability insurance policy with a minimum limit of liability of $3 million and that we would enter into an indemnification agreement with Mr. Velasquez upon terms mutually acceptable to us and Mr. Velasquez.

The agreement contains non-competition provisions that prohibit Mr. Velasquez from engaging or participating in a competitive business or soliciting our customer or employees during his employment with us and for two years afterward. The agreement also contains provisions that restrict disclosure by Mr. Velasquez of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment and for two years afterward.

We may terminate the agreement at any time, with or without due cause. “Due cause” includes any intentional misapplication of our funds or other material assets, or any other act of dishonesty injurious to us, or conviction of a felony or a crime involving moral turpitude. “Due cause” also includes abuse of controlled substances or alcohol and breach, nonperformance or nonobservance of any of the terms of the agreement, provided that Mr. Velasquez fails to satisfactorily remedy the performance problem following 30 days’ written notice.

Mr. Velasquez may terminate the agreement at any time, with or without good reason. However, termination for good reason must occur within 90 days of the occurrence of an event constituting good reason, and Mr. Velasquez must furnish us with written notice of the event within 30 days after the initial existence of the event and provide us with at least a 30-day cure period. “Good reason” includes: a material diminution in his authority, duties, responsibilities, titles or offices; a purported reduction in Mr. Velasquez’s base salary amounting to a material diminution in his salary to an amount less than the greater of $150,000 or 10% below the base salary in effect at the time of the reduction; our failure to timely cure or diligently initiate a cure of any material breach within 30 days after Mr. Velasquez gives us written notice of the breach.

If we terminate Mr. Velasquez’s employment for due cause or due to Mr. Velasquez’s breach of his employment agreement by refusing to continue his employment, or if Mr. Velasquez a terminates his employment without good reason, then all compensation and benefits for Mr. Velasquez will cease, other than amounts under retirement and benefit plans and programs that were earned and vested by the date of termination, pro rata annual salary through the date of termination, any stock options that were vested as of the date of termination, and accrued vacation as required by California law.

If Mr. Velasquez becomes incapacitated, we may terminate his employment under the agreement upon 30 days’ prior written notice.  Upon Mr. Velasquez’s death, the agreement terminates immediately. If Mr. Velasquez’s employment terminates due to his incapacity or death, Mr. Velasquez or his estate or legal representative will be entitled to receive benefits under our retirement and benefits plans and programs that were earned and vested at the date of termination, a prorated incentive bonus for the fiscal year in which incapacity or death occurred (to the extent he would otherwise be eligible), and a lump sum cash payment in an amount equal to one year of his then current annual salary.

If Mr. Velasquez’s employment terminates for good reason or other than as a result of due cause, incapacity, death or retirement, Mr. Velasquez will be entitled to his salary through the end of the month in which termination occurs plus credit for accrued vacation, and a prorated incentive bonus, if eligible, for the fiscal year during which termination occurred. In addition, under those circumstances, if Mr. Velasquez enters into a separation and release agreement with us, then he will be entitled to receive (i) a severance payment equal to two times his then current annual salary, (ii) all medical insurance benefits to which he was entitled immediately prior to the date of termination for a period of 18 months or the date that Mr. Velasquez’s continued participation in our medical insurance plan was not possible under the plan, whichever was earlier, and (iii) a lump-sum cash payment equal to 18 times the estimated monthly COBRA premiums at the time of termination (taking into account all known or anticipated premium increases) to be used by Mr. Velasquez to maintain his medical insurance coverage for an additional 18 months.  If our medical insurance plan does not allow Mr. Velasquez’s continued participation, then we will be required to pay to Mr. Velasquez, in monthly installments, the monthly premium or premiums for COBRA coverage, covering the 18-month period described in clause (ii) in the preceding sentence

Outstanding Equity Awards At Fiscal Year-End – 2010

The following table sets forth information about outstanding equity awards held by our named executive officers as of December 31, 2010.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Option Exercise Price ($)	Option Expiration Date
Balwinder Samra	1,388,917	$2.00	6/30/2011
	1,388,917	$2.50	6/30/2012

Robert Miranda	—	—	—

Henry Velasquez	27,778	$2.00	6/30/2011
	27,778	$2.50	6/30/2012
_______________
(1)
All options represented in this table were granted in June 2008 in consideration of services provided to Balqon California and vested immediately upon grant.  In connection with the Merger Transaction, all outstanding options to purchase shares of Balqon California’s common stock were converted into options to purchase shares of our common stock.  The material features of our 2008 Plan are described below and in Note 10 to our financial statements for the year ended December 31, 2010.

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2010.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	3,041,728 (1)	$ 2.25	4,458,272 (2)

Equity compensation plans not approved by security holders	—	—	—

Total	3,041,728		4,458,272
_______________
(1)	Represents shares of common stock underlying options that are outstanding under our 2008 Plan. The material features of our 2008 Plan are described immediately below.
(2)	Represents shares of common stock available for issuance under our 2008 Plan.

2008 Stock Incentive Plan

Our 2008 Plan is intended to promote Balqon Corporation’s interests by providing eligible persons in our service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in our company as an incentive for them to remain in such service and render superior performance during such service.  The 2008 Plan consists of two equity-based incentive programs, the Discretionary Grant Program and the Stock Issuance Program. Principal features of each program are summarized below.

Administration

The Compensation Committee of our Board of Directors has the exclusive authority to administer the Discretionary Grant and Stock Issuance Programs with respect to option grants, restricted stock awards, restricted stock units, stock appreciation rights, direct stock issuances and other stock-based awards, or equity awards, made to executive officers and non-employee board members, and also has the authority to make equity awards under those programs to all other eligible individuals. However, our Board of Directors may retain, reassume or exercise from time to time the power to administer those programs. Equity awards made to members of the Compensation Committee must be authorized and approved by a disinterested majority of our Board of Directors.

The term “plan administrator,” as used in this summary, means the Compensation Committee or our Board of Directors, to the extent either entity is acting within the scope of its administrative jurisdiction under the 2008 Plan.

Share Reserve

Initially, 7,500,000 shares of common stock are authorized for issuance under the 2008 Plan.  The 2008 Plan was adopted by our Board of Directors on October 24, 2008 and approved by our stockholders on October 23, 2009.  As of July 25, 2011, options to purchase 1,416,695 shares of common stock were issued and outstanding under the 2008 Plan.

No participant in the 2008 Plan may be granted equity awards for more than 5,000,000 shares of common stock per calendar year. This share-limitation is intended to assure that any deductions to which we would otherwise be entitled, either upon the exercise of stock options or stock appreciation rights granted under the Discretionary Grant Program with an exercise price per share equal to the fair market value per share of our common stock on the grant date or upon the subsequent sale of the shares purchased under those options, will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Internal Revenue Code Section 162(m). In addition, shares issued under the Stock Issuance Program may qualify as performance-based compensation that is not subject to the Internal Revenue Code Section 162(m) limitation, if the issuance of those shares is approved by the Compensation Committee and the vesting is tied solely to the attainment of the corporate performance milestones discussed below in the summary description of that program.

The shares of common stock issuable under the 2008 Plan may be drawn from shares of our authorized but unissued shares or from shares reacquired by us, including shares repurchased on the open market. Shares subject to any outstanding equity awards under the 2008 Plan that expire or otherwise terminate before those shares are issued will be available for subsequent awards. Unvested shares issued under the 2008 Plan and subsequently repurchased by us at the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the 2008 Plan, will be added back to the number of shares reserved for issuance under the 2008 Plan and will be available for subsequent reissuance.

If the exercise price of an option under the 2008 Plan is paid with shares of common stock, then the authorized reserve of common stock under the 2008 Plan will be reduced only by the net number of new shares issued under the exercised stock option. If shares of common stock otherwise issuable under the 2008 Plan are withheld in satisfaction of the withholding taxes incurred in connection with the issuance, exercise or vesting of an equity award, then the number of shares of common stock available for issuance under the 2008 Plan will be reduced only by the net number of shares issued pursuant to that equity award. The withheld shares will not reduce the share reserve. Upon the exercise of any stock appreciation right granted under the 2008 Plan, the share reserve will only be reduced by the net number of shares actually issued upon exercise, and not by the gross number of shares as to which the stock appreciation right is exercised.

Eligibility

Officers, employees, non-employee directors, and consultants and independent advisors who are under written contract and whose securities issued pursuant to the 2008 Plan, all of whom are in our service or the service of any parent or subsidiary of ours, whether now existing or subsequently established, are eligible to participate in the Discretionary Grant and Stock Issuance Programs.

Valuation

The fair market value per share of our common stock on any relevant date under the 2008 Plan will be deemed to be equal to the closing selling price per share of our common stock at the close of regular hours trading on the OTC Bulletin Board on that date, as the price is reported by the Financial Industry Regulatory Authority. If there is no closing selling price for our common stock on the date in question, the fair market value will be the closing selling price on the last preceding date for which a quotation exists.  In the absence of an established market for our common stock or if the plan administrator determines in good faith that our common stock is too thinly traded for fair market value to be determined in the manner described above, the fair market value per share of our common stock will be determined in good faith by the plan administrator.

Discretionary Grant Program

The plan administrator has complete discretion under the Discretionary Grant Program to determine which eligible individuals are to receive equity awards under that program, the time or times when those equity awards are to be made, the number of shares subject to each award, the time or times when each equity award is to vest and become exercisable, the maximum term for which the equity award is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

Stock Options. Each granted option will have an exercise price per share determined by the plan administrator, provided that the exercise price will not be less than 100% of the fair market value of a share on the grant date.  No granted option will have a term in excess of 10 years.  Incentive options granted to an employee who beneficially owns more than 10% of our outstanding common stock must have exercise prices not less than 110% of the fair market value of a share on the grant date and a term of not more than five years measured from the grant date. Options generally will become exercisable in one or more installments over a specified period of service measured from the grant date. However, options may be structured so that they will be immediately exercisable for any or all of the option shares. Any unvested shares acquired under immediately exercisable options will be subject to repurchase, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.

An optionee who ceases service with us other than due to misconduct will have a limited time within which to exercise outstanding options for any shares for which those options are vested and exercisable at the time of cessation of service. The plan administrator has complete discretion to extend the period following the optionee’s cessation of service during which outstanding options may be exercised (but not beyond the expiration date) and/or to accelerate the exercisability or vesting of options in whole or in part; provided, that options will remain exercisable for no less than 30 days from the date of the optionee’s cessation of service (or no less than six months if the cessation is caused by death or disability).  Discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Stock Appreciation Rights. The plan administrator has the authority to issue the following three types of stock appreciation rights under the Discretionary Grant Program:

•
Tandem stock appreciation rights, which provide the holders with the right, upon approval of the plan administrator, to surrender their options for an appreciation distribution in an amount equal to the excess of the fair market value of the vested shares of common stock subject to the surrendered option over the aggregate exercise price payable for those shares.

•
Standalone stock appreciation rights, which allow the holders to exercise those rights as to a specific number of shares of common stock and receive in exchange an appreciation distribution in an amount equal to the excess of the fair market value on the exercise date of the shares of common stock as to which those rights are exercised over the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of the common stock on the date the standalone stock appreciation right is granted, and the right may not have a term in excess of 10 years.

•
Limited stock appreciation rights, which may be included in one or more option grants made under the Discretionary Grant Program to executive officers or directors who are subject to the short-swing profit liability provisions of Section 16 of the Exchange Act. Upon the successful completion of a hostile takeover for more than 50% of our outstanding voting securities or a change in a majority of our board as a result of one or more contested elections for board membership over a period of up to 36 consecutive months, each outstanding option with a limited stock appreciation right may be surrendered in return for a cash distribution per surrendered option share equal to the excess of the fair market value per share at the time the option is surrendered or, if greater and the option is a non-statutory option, the highest price paid per share in the transaction, over the exercise price payable per share under the option.

Payments with respect to exercised tandem or standalone stock appreciation rights may, at the discretion of the plan administrator, be made in cash or in shares of common stock. All payments with respect to exercised limited stock appreciation rights will be made in cash. Upon cessation of service with us, the holder of one or more stock appreciation rights will have a limited period within which to exercise those rights as to any shares as to which those stock appreciation rights are vested and exercisable at the time of cessation of service. The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of the stock appreciation rights in whole or in part. Discretion may be exercised at any time while the stock appreciation rights remain outstanding, whether before or after the holder’s actual cessation of service.

Repricing. The plan administrator has the authority, with the consent of the affected holders, to effect the cancellation of any or all outstanding options or stock appreciation rights under the Discretionary Grant Program and to grant in exchange one or more of the following: (i) new options or stock appreciation rights covering the same or a different number of shares of common stock but with an exercise or base price per share not less than the fair market value per share of common stock on the new grant date or (ii) cash or shares of common stock, whether vested or unvested, equal in value to the value of the cancelled options or stock appreciation rights. The plan administrator also has the authority with or, if the affected holder is not subject to the short-swing profit liability of Section 16 under the Exchange Act, then without, the consent of the affected holders, to reduce the exercise or base price of one or more outstanding stock options or stock appreciation rights to the then current fair market value per share of common stock or to issue new stock options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding stock options or stock appreciation rights with a higher exercise or base price.  However, no exchange or cancellation of outstanding options or stock appreciation rights may be effected so as to constitute the deferral of compensation or an additional deferral feature that would subject the stock options or stock appreciation rights to Internal Revenue Code Section 409A or to the Treasury Regulations promulgated thereunder.

Stock Issuance Program

Shares of common stock may be issued under the Stock Issuance Program for valid consideration under the Nevada General Corporation Law as the plan administrator deems appropriate, including cash, past services or other property. In addition, restricted shares of common stock may be issued pursuant to restricted stock awards that vest in one or more installments over the recipient’s period of service or upon attainment of specified performance objectives. Shares of common stock may also be issued under the program pursuant to restricted stock units or other stock-based awards that entitle the recipients to receive the shares underlying those awards upon the attainment of designated performance goals, the satisfaction of specified service requirements and/or upon the expiration of a designated time period following the vesting of those awards or units, including without limitation, a deferred distribution date following the termination of the recipient’s service with us.

The plan administrator will have complete discretion under the Stock Issuance Program to determine which eligible individuals are to receive equity awards under the program, the time or times when those equity awards are to be made, the number of shares subject to each equity award, the vesting schedule to be in effect for the equity award and the consideration, if any, payable per share. The shares issued pursuant to an equity award may be fully vested upon issuance or may vest upon the completion of a designated service period and/or the attainment of pre-established performance goals.

To assure that the compensation attributable to one or more equity awards under the Stock Issuance Program will qualify as performance-based compensation that will not be subject to the $1.0 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Internal Revenue Code Section 162(m), the Compensation Committee will also have the discretionary authority to structure one or more equity awards under the Stock Issuance Program so that the shares subject to those particular awards will vest only upon the achievement of certain pre-established corporate performance goals. Goals may be based on one or more of the following criteria: (i) return on total stockholders’ equity; (ii) net income per share; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-based compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to our business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance our revenue or profitability or expand our customer base; provided, however, that for purposes of items (ii), (iii) and (vii) above, the Compensation Committee may, at the time the equity awards are made, specify certain adjustments to those items as reported in accordance with GAAP, which will exclude from the calculation of those performance goals one or more of the following: certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or its successor, provided that those adjustments are in conformity with those reported by us on a non-GAAP basis. In addition, performance goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business groups or divisions thereof or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned. The Compensation Committee may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis.

The plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock or other unvested shares outstanding under the Stock Issuance Program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Internal Revenue Code Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.

Outstanding restricted stock units or other stock-based awards under the Stock Issuance Program will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for those awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding restricted stock units or other stock-based awards as to which the designated performance goals or service requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards that were intended at the time of issuance to qualify as performance-based compensation under Internal Revenue Code Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.

General Provisions

Acceleration.  If a change in control occurs, each outstanding equity award under the Discretionary Grant Program will automatically accelerate in full, unless (i) that award is assumed by the successor corporation or otherwise continued in effect, (ii) the award is replaced with a cash retention program that preserves the spread existing on the unvested shares subject to that equity award (the excess of the fair market value of those shares over the exercise or base price in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares, or (iii) the acceleration of the award is subject to other limitations imposed by the plan administrator. In addition, all unvested shares outstanding under the Discretionary Grant and Stock Issuance Programs will immediately vest upon the change in control, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect or accelerated vesting is precluded by other limitations imposed by the plan administrator. Each outstanding equity award under the Stock Issuance Program will vest as to the number of shares of common stock subject to that award immediately prior to the change in control, unless that equity award is assumed by the successor corporation or otherwise continued in effect or replaced with a cash retention program similar to the program described in clause (ii) above or unless vesting is precluded by its terms.  Immediately following a change in control, all outstanding awards under the Discretionary Grant Program will terminate and cease to be outstanding except to the extent assumed by the successor corporation or its parent or otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction.

The plan administrator will have the discretion to structure one or more equity awards under the Discretionary Grant and Stock Issuance Programs so that those equity awards will vest in full either immediately upon a change in control or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction, whether or not those equity awards are to be assumed or otherwise continued in effect or replaced with a cash retention program.

A change in control will be deemed to have occurred if, in a single transaction or series of related transactions:

(i)           any person (as that term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a beneficial owner (as defined in Rule 13-3 under the Exchange Act), directly or indirectly of securities representing 51% or more of the combined voting power of our company, or

(ii)           there is a merger, consolidation, or other business combination transaction of us with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of our voting capital stock outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of our company (or the surviving entity) outstanding immediately after the transaction, or

(iii)           all or substantially all of our assets are sold.

Stockholder Rights and Option Transferability. The holder of an option or stock appreciation right will have no stockholder rights with respect to the shares subject to that option or stock appreciation right unless and until the holder exercises the option or stock appreciation right and becomes a holder of record of shares of common stock distributed upon exercise of the award. Incentive options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, may only be exercised by the optionee. However, non-statutory options and stock appreciation rights may be transferred or assigned during the holder’s lifetime to one or more members of the holder’s family or to a trust established for the benefit of the holder and/or one or more family members or to the holder’s former spouse, to the extent the transfer is in connection with the holder’s estate plan or pursuant to a domestic relations order.

A participant will have certain stockholder rights with respect to shares of common stock issued to the participant under the Stock Issuance Program, whether or not the participant’s interest in those shares is vested. Accordingly, the participant will have the right to vote the shares and to receive any regular cash dividends paid on the shares, but will not have the right to transfer the shares prior to vesting. A participant will not have any stockholder rights with respect to the shares of common stock subject to restricted stock units or other stock-based awards until the awards vest and the shares of common stock are actually issued. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units or other stock-based awards, subject to terms and conditions the plan administrator deems appropriate.

Changes in Capitalization. If any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2008 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted equity awards under the 2008 Plan per calendar year, (iii) the number and/or class of securities and the exercise price or base price per share in effect under each outstanding option or stock appreciation right, and (iv) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the 2008 Plan and the cash consideration, if any, payable per share. All adjustments will be designed to preclude any dilution or enlargement of benefits under the 2008 Plan and the outstanding equity awards thereunder.

Special Tax Election. Subject to applicable laws, rules and regulations, the plan administrator may permit any or all holders of equity awards to utilize any or all of the following methods to satisfy all or part of the federal and state income and employment withholding taxes to which they may become subject in connection with the issuance, exercise or vesting of those equity awards:

Stock Withholding: The election to have us withhold, from the shares otherwise issuable upon the issuance, exercise or vesting of an equity award, a portion of those shares with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed 100%) designated by the holder and make a cash payment equal to the fair market value directly to the appropriate taxing authorities on the individual’s behalf.

Stock Delivery: The election to deliver to us certain shares of common stock previously acquired by the holder (other than in connection with the issuance, exercise or vesting that triggered the withholding taxes) with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed 100%) designated by the holder.

Sale and Remittance: The election to deliver to us, to the extent the award is issued or exercised for vested shares, through a special sale and remittance procedure pursuant to which the optionee or participant will concurrently provide irrevocable instructions to a brokerage firm to effect the immediate sale of the purchased or issued shares and remit to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the withholding taxes we are required to withhold by reason of the issuance, exercise or vesting.

Amendment, Suspension and Termination

Our Board of Directors may suspend or terminate the 2008 Plan at any time.  Our Board of Directors may amend or modify the 2008 Plan, subject to any required stockholder approval. Stockholder approval will be required for any amendment that materially increases the number of shares available for issuance under the 2008 Plan, materially expands the class of individuals eligible to receive equity awards under the 2008 Plan, materially increases the benefits accruing to optionees and other participants under the 2008 Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2008 Plan, materially extends the term of the 2008 Plan, expands the types of awards available for issuance under the 2008 Plan, or as to which stockholder approval is required by applicable laws, rules or regulations.

Unless sooner terminated by our board, the 2008 Plan will terminate on the earliest to occur of: (i) October 24, 2018; (ii) the date on which all shares available for issuance under the 2008 Plan have been issued as fully-vested shares; and (iii) the termination of all outstanding equity awards in connection with certain changes in control or ownership.

Federal Income Tax Consequences

The following discussion summarizes income tax consequences of the 2008 Plan under current federal income tax law and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Internal Revenue Code Section 162(m), as discussed in further detail below. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending upon individual circumstances and from locality to locality.

Option Grants. Options granted under the 2008 Plan may be either incentive stock options, which satisfy the requirements of Internal Revenue Code Section 422, or non-statutory stock options, which are not intended to meet those requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and, if there is no disqualifying disposition at the time of exercise, no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes equal to the excess of the fair market value of the purchased shares at the time over the exercise price paid for those shares.

The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in the sale or disposition was granted and more than one year after the date the option was exercised for those shares. If either of these two requirements is not satisfied, a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, the excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or any loss recognized upon the disposition will be taxable as a capital gain or capital loss.

If the optionee makes a disqualifying disposition of the purchased shares, we will be entitled to an income tax deduction, for our taxable year in which the disposition occurs, equal to the excess of the fair market value of the shares on the option exercise date over the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

Non-Statutory Stock Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and we will be required to collect certain withholding taxes applicable to the income from the optionee.

We will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the optionee with respect to an exercised non-statutory option. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the optionee.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase in the event of the optionee’s cessation of service prior to vesting in those shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of the fair market value of the shares on the date the repurchase right lapses over the exercise price paid for the shares. The optionee may elect under Internal Revenue Code Section 83(b) to include as ordinary income in the year of exercise of the option an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If a timely Internal Revenue Code Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and we will be required to collect certain withholding taxes applicable to the income from the holder.

We will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the holder in connection with the exercise of a stock appreciation right. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Direct Stock Issuances. Stock granted under the 2008 Plan may include issuances such as unrestricted stock grants, restricted stock grants and restricted stock units. The federal income tax treatment for such stock issuances are as follows:

Unrestricted Stock Grants. The holder will recognize ordinary income in the year in which shares are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect certain withholding taxes applicable to the income from the holder.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Restricted Stock Grants. No taxable income is recognized upon receipt of stock that qualifies as performance-based compensation unless the recipient elects to have the value of the stock (without consideration of any effect of the vesting conditions) included in income on the date of receipt. The recipient may elect under Internal Revenue Code Section 83(b) to include as ordinary income in the year the shares are actually issued an amount equal to the fair market value of the shares. If a timely Internal Revenue Code Section 83(b) election is made, the holder will not recognize any additional income when the vesting conditions lapse and will not be entitled to a deduction in the event the stock is forfeited as a result of failure to vest.

If the holder does not file an election under Internal Revenue Code Section 83(b), he will not recognize income until the shares vest. At that time, the holder will recognize ordinary income in an amount equal to the fair market value of the shares on the date the shares vest. We will be required to collect certain withholding taxes applicable to the income of the holder at that time.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued, if the holder elects to file an election under Internal Revenue Code Section 83(b), or we will be entitled to an income tax deduction at the time the vesting conditions occur, if the holder does not elect to file an election under Internal Revenue Code Section 83(b).

Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit award. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect certain withholding taxes applicable to the income from the holder.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Internal Revenue Code Section 409A

It is the intention of Balqon Corporation that no option or stock appreciation right granted under the 2008 Plan will be “deferred compensation” that is subject to Internal Revenue Code Section 409A.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or the exercise of non-statutory stock options or stock appreciation rights with exercise prices or base prices equal to or greater than the fair market value of the underlying shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers, provided that the grants are approved by a committee of at least two independent directors.  Accordingly, all compensation deemed paid with respect to those options or stock appreciation rights should remain deductible without limitation under Internal Revenue Code Section 162(m). However, any compensation deemed paid by us in connection with shares issued under the Stock Issuance Program will be subject to the $1.0 million limitation on deductibility per covered individual, except to the extent the vesting of those shares is based solely on one or more of the performance milestones specified above in the summary of the terms of the Stock Issuance Program.

Accounting Treatment

Under GAAP, we are required to recognize all share-based payments, including grants of stock options, restricted stock units and employee stock purchase rights, in our financial statements effective January 1, 2006. Accordingly, stock options that are granted to our employees and non-employee board members will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will have to be charged as stock-based compensation expense against our reported GAAP earnings over the designated vesting period of the award. Similar option expensing will be required for any unvested options outstanding on January 1, 2006, with the grant date fair value of those unvested options to be expensed against our reported earnings over the remaining vesting period. For shares issuable upon the vesting of restricted stock units awarded under the 2008 Plan, we will be required to expense over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. This accounting treatment for restricted stock units and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals. The issuance of a fully-vested stock bonus will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.

Stock options and stock appreciation rights granted to non-employee consultants will result in a direct charge to our reported earnings based on the fair value of the grant measured on the vesting date of each installment of the underlying shares. Accordingly, the charge will take into account the appreciation in the fair value of the grant over the period between the grant date and the vesting date of each installment comprising that grant.

Interests of Related Parties

The 2008 Plan provides that our officers, employees, non-employee directors, and certain consultants and independent advisors will be eligible to receive awards under the 2008 Plan.

As discussed above, we may be eligible in certain circumstances to receive a tax deduction for certain executive compensation resulting from awards under the 2008 Plan that would otherwise be disallowed under Internal Revenue Code Section 162(m).

Possible Anti-Takeover Effects

Although not intended as an anti-takeover measure by our Board of Directors, one of the possible effects of the 2008 Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, or to place other incentive compensation, in the hands of the directors and officers of Balqon Corporation.  Those persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under some circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of the attempt.

In addition, options or other incentive compensation may, in the discretion of the plan administrator, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of our assets, or other attempted changes in the control of Balqon Corporation.  In the opinion of our Board of Directors, this acceleration provision merely ensures that optionees under the 2008 Plan will be able to exercise their options or obtain their incentive compensation as intended by our Board of Directors and stockholders prior to any extraordinary corporate transaction which might serve to limit or restrict that right.  Our Board of Directors is, however, presently unaware of any threat of hostile takeover involving Balqon Corporation.

Indemnification of Directors and Officers

Our bylaws provide that we shall, to the fullest extent permitted by Nevada General Corporation Law, indemnify all persons that we have power to indemnify under that section against all expenses, liabilities or other matters covered by that section, and that this indemnification is not exclusive of any other indemnification rights to which those persons may be entitled. Indemnification under this provision is as to action both in an official capacity and in another capacity while holding office.  Indemnification continues as to a person who has ceased to be a director, officer, employee or agent and extends to the benefit of the heirs, executors and administrators of such a person. Section 78.751 of the Nevada Revised Statutes provides that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to indemnification.

Our Articles of Incorporation also provide that our directors and officers shall not be liable to us or our stockholders for damages for breach of fiduciary duty as a director, except to the extent required under Nevada General Corporation Law. Any amendment, modification or repeal of this provision by our stockholders would not adversely affect any right or protection of any director in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Our Articles of Incorporation do not, however, eliminate or limit a director’s liability for any act or omission involving intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions to stockholders.  We have purchased directors’ and officers’ liability insurance to protect our directors and executive officers against liability under circumstances specified in the policy.

Section 2115 of the California General Corporation Law, or California Code, provides that corporations such as us that are incorporated in jurisdictions other than California (in our case, Nevada) and that meet various tests are subject to several provisions of the California Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. We believe that we meet the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Code, Section 317 which governs indemnification of directors, officers and others. Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of the company for breach of a director’s duties to the company or our stockholders except for liability:

•	for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;
•	for acts or omissions that a director believes to be contrary to the best interests of the company or our stockholders or that involve the absence of good faith on the part of the director;
•	for any transaction for which a director derived an improper personal benefit;
•
for acts or omissions that show a reckless disregard for the director’s duty to the company or our stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the company or our stockholders;

•	for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or our stockholders; and
•	for engaging in or approving transactions described in the California Code or California case law which result in liability.

We have entered into separate indemnification agreements with each of our directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by applicable law and which allow for certain procedural protections.  We also maintain directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements that we have entered into with our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Balqon Corporation under the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The inclusion of the above provisions in our Articles of Incorporation, our bylaws and in our indemnification agreements with our officers and directors may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. At present, there is no litigation or proceeding pending involving a director of Balqon Corporation as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any of our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy Regarding Related Party Transactions

We recognize that related party transactions present a heightened risk of conflicts of interest and have adopted a policy to which all related party transactions shall be subject.  Pursuant to the policy, the Audit Committee of our Board of Directors reviews the relevant facts and circumstances of all related party transactions, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction.  Pursuant to the policy, no director may participate in any approval of a related party transaction to which he or she is a related party.

The Audit Committee will then, in its sole discretion, either approve or disapprove the transaction.  If advance Audit Committee approval of a transaction is not feasible, the transaction may be preliminarily entered into by management, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting.  If at that meeting the Audit Committee does not ratify the transaction, management shall make all reasonable efforts to cancel or annul such transaction.

Certain types of transactions, which would otherwise require individual review, have been preapproved by the Audit Committee.  These types of transactions include, for example, (i) compensation to an officer or director where such compensation is required to be disclosed in our proxy statement, (ii) transactions where the interest of the related party arises only by way of a directorship or minority stake in another organization that is a party to the transaction and (iii) transactions involving competitive bids or fixed rates.

Merger Transaction

In connection with the Merger Transaction, we issued to the shareholders of Balqon California an aggregate of 23,908,348 shares of our common stock upon conversion of the same number of shares of Balqon California’s common stock.  The 1:1 exchange ratio was determined by arms-length negotiations between Balqon Corporation (formerly, BMR Solutions, Inc.) and Balqon California and was not based on any particular valuation or other financial data with respect to either company or a comparison of comparable companies or transactions.

In addition to the 23,908,348 shares common stock we issued to the shareholders of Balqon California, the holders of warrants to acquire an aggregate of 2,614,180 shares of common stock of Balqon California were deemed to hold warrants to acquire an equal number of shares of our common stock upon completion of the Merger Transaction.  In connection with the Merger Transaction, we also issued under our 2008 Plan options to purchase an aggregate of 4,562,592 shares of our common stock to certain of our directors and employees who held options to purchase an equal number of shares of Balqon California’s common stock immediately prior to the completion of the Merger Transaction.

In connection with the Merger Transaction we issued to (i) Balwinder Samra, our President and Chief Executive Officer, 16,999,910 shares of our common stock upon conversion of the same number of shares of common stock of Balqon California held by Mr. Samra and options to purchase 4,166,751 shares of common stock upon conversion of options to purchase the same number of shares of common stock of Balqon California held by Mr. Samra; (ii) Robert Miranda, our Chief Financial Officer, 100,000 shares of our common stock upon conversion of the same number of shares of common stock of Balqon California held by Mr. Miranda; (iii) Henry Velasquez, our Vice President Engineering and a director of our company, 333,340 shares of our common stock upon conversion of the same number of shares of common stock of Balqon California held by Mr. Velasquez and options to purchase 83,334 shares of common stock upon conversion of options to purchase the same number of shares of common stock of Balqon California held by Mr. Velasquez; (iv) Robert Gruenwald, our Vice President Research and Development 250,000 shares of our common stock upon conversion of the same number of shares of common stock of Balqon California held by Mr. Gruenwald; and (v) Amarpal Singh Samra, a former director of our company, 1,250,025 shares of our common stock upon conversion of the same number of shares of common stock of Balqon California held by Mr. Samra and options to purchase 312,507 shares of common stock upon conversion of options to purchase the same number of shares of common stock of Balqon California held by Mr. Samra.  As a result of the Merger Transaction each of Mr. Balwinder Samra and Mr. Amarpal Samra became the beneficial owners of more than 5% of our common stock.  The options issues to Messrs. Balwinder Samra, Amarpal Samra, and Henry Velasquez were issued under our 2008 Plan.  One-third of these options have an exercise price of $1.50 per share and expired on June 30, 2010, one-third of these options have an exercise price of $2.00 per share and expired on June 30, 2011, and one-third of these options have an exercise price of $2.50 per share and expire on June 30, 2012.

In connection with the Merger Transaction we also issued to Marlin Financial Group, Inc. 2,916,725 shares of our common stock upon conversion of the same number of shares of common stock of Balqon California held by Marlin Financial Group, Inc. and warrants to purchase 729,180 shares of our common stock upon the conversion of warrants to purchase shares the same number shares of common stock of Balqon Corporation.  One-third of the warrants have an exercise price of $1.50 per share and expired on June 30, 2010, one-third of the warrants have an exercise price of $2.00 per share and expired on June 30, 2011, and one-third of the warrants have an exercise price of $2.50 per share and expire on June 30, 2012.  As a result of the Merger Transaction, Marlin Financial Group, Inc. became the beneficial owner of more than 5% of our common stock.

Employment, Compensation and Consulting Agreements

We are or have been a party to compensation arrangements with our directors.  See “—Compensation of Directors.”  On October 24, 2008, we entered into an executive employment agreement with each of Balwinder Samra and Henry Velasquez.  See “—Compensation of Executive Officers —Employment Agreements” for a description of Mr. Samra’s and Mr. Velasquez’s executive employment agreements.  On March 27, 2009, we entered into an executive employment agreement with Robert Gruenwald to be effective on October 24, 2008.

Employment Agreement, dated effective October 24, 2008, between the Company and Robert Gruenwald

On March 27, 2009, we entered into an executive employment agreement with Mr. Robert Gruenwald.  Under the terms of the executive employment agreement, Mr. Gruenwald has agreed to serve as our Vice President Research and Development on an at-will basis.  The employment agreement has an effective date of October 24, 2008.

The agreement provides for an initial base salary of $150,000 per year with an increase to $175,000 and $200,000 per year after the second and third anniversary of the effective date of the employment agreement, respectively, and paid vacation of at least four weeks per year.  Mr. Gruenwald is eligible to receive salary increases and annual cash incentive bonuses at the discretion of our Compensation Committee.  Mr. Gruenwald is also eligible to participate in benefit and incentive programs we may offer. We have agreed to maintain in effect a directors’ and officers’ liability insurance policy with a minimum limit of liability of $3 million and that we would enter into an indemnification agreement with Mr. Gruenwald upon terms mutually acceptable to us and Mr. Gruenwald.

The agreement contains non-competition provisions that prohibit Mr. Gruenwald from engaging or participating in a competitive business or soliciting our customer or employees during his employment with us and for two years afterward. The agreement also contains provisions that restrict disclosure by Mr. Gruenwald of our confidential information and assign ownership to us of inventions related to our business that are created by him during his employment and for two years afterward.

We may terminate the agreement at any time, with or without due cause. “Due cause” includes any intentional misapplication of our funds or other material assets, or any other act of dishonesty injurious to us, or conviction of a felony or a crime involving moral turpitude. “Due cause” also includes abuse of controlled substances or alcohol and breach, nonperformance or nonobservance of any of the terms of the agreement, provided that Mr. Gruenwald fails to satisfactorily remedy the performance problem following 30 days’ written notice.

Mr. Gruenwald may terminate the agreement at any time, with or without good reason. However, termination for good reason must occur within 90 days of the occurrence of an event constituting good reason, and Mr. Gruenwald must furnish us with written notice of the event within 30 days after the initial existence of the event and provide us with at least a 30-day cure period. “Good reason” includes: a material diminution in his authority, duties, responsibilities, titles or offices; a purported reduction in Mr. Gruenwald’s base salary amounting to a material diminution in his salary to an amount less than the greater of $150,000 or 10% below the base salary in effect at the time of the reduction; our failure to timely cure or diligently initiate a cure of any material breach within 30 days after Mr. Gruenwald gives us written notice of the breach.

If we terminate Mr. Gruenwald’s employment for due cause or due to Mr. Gruenwald’s breach of his employment agreement by refusing to continue his employment, or if Mr. Gruenwald a terminates his employment without good reason, then all compensation and benefits for Mr. Gruenwald will cease, other than amounts under retirement and benefit plans and programs that were earned and vested by the date of termination, pro rata annual salary through the date of termination, any stock options that were vested as of the date of termination, and accrued vacation as required by California law.

If Mr. Gruenwald becomes incapacitated, we may terminate his employment under the agreement upon 30 days’ prior written notice.  Upon Mr. Gruenwald’s death, the agreement terminates immediately. If Mr. Gruenwald’s employment terminates due to his incapacity or death, Mr. Gruenwald or his estate or legal representative will be entitled to receive benefits under our retirement and benefits plans and programs that were earned and vested at the date of termination, a prorated incentive bonus for the fiscal year in which incapacity or death occurred (to the extent he would otherwise be eligible), and a lump sum cash payment in an amount equal to one year of his then current annual salary.

If Mr. Gruenwald’s employment terminates for good reason or other than as a result of due cause, incapacity, death or retirement, Mr. Gruenwald will be entitled to his salary through the end of the month in which termination occurs plus credit for accrued vacation, and a prorated incentive bonus, if eligible, for the fiscal year during which termination occurred. In addition, under those circumstances, if Mr. Gruenwald enters into a separation and release agreement with us, then he will be entitled to receive (i) a severance payment equal to two times his then current annual salary, (ii) all medical insurance benefits to which he was entitled immediately prior to the date of termination for a period of 18 months or the date that Mr. Gruenwald’s continued participation in our medical insurance plan was not possible under the plan, whichever was earlier, and (iii) a lump-sum cash payment equal to 18 times the estimated monthly COBRA premiums at the time of termination (taking into account all known or anticipated premium increases) to be used by Mr. Gruenwald to maintain his medical insurance coverage for an additional 18 months.  If our medical insurance plan does not allow Mr. Gruenwald’s continued participation, then we will be required to pay to Mr. Gruenwald, in monthly installments, the monthly premium or premiums for COBRA coverage, covering the 18-month period described in clause (ii) in the preceding sentence.

Indemnification Agreements

On October 24, 2008, we entered into an indemnification agreement with each of Mr. Amarpal Samra, our former director, and each of our current executive officers other than Mr. Gruenwald.  We entered into an indemnification agreement with Mr. Gruenwald on March 27, 2009.  We entered into an indemnification agreement with Mr. Chung on December 14, 2010.  The indemnification agreements and our Articles of Incorporation and bylaws require us to indemnify our directors and officers to the fullest extent permitted by Nevada law.

Balqon California’s Transactions Prior to the Consummation of the Merger Transaction

Prior to the Merger Transaction, Balwinder Samra loaned an aggregate of $59,377 to Balqon California to fund its operations.  These no interest loans were recorded as “Advances from Shareholder” on Balqon California’s financial statements.  The largest aggregate amount of principal outstanding on these loans during the years ended December 31, 2008, 2009 and 2010 was $57,420, $34,877 and $5,018, respectively.  During the fiscal years ended December 31, 2008 and 2009, we paid $22,543 and $29,859 in principal, respectively, under the loans provided by Mr. Samra.  During the fiscal year ended December 31, 2010 and the six months ended June 30, 2011, we did not make any principal or interest payments under the loans provided by Mr. Samra.  As of July 25, 2011, $5,018 in principal was outstanding under these loans.

Between January 1, 2008 and September 30, 2008, Miranda & Associates, a professional accountancy corporation wholly-owned by Robert Miranda, our chief financial officer, was paid a total of $38,000 in consulting fees in consideration of accounting and advisory services. As of September 30, 2008, Miranda & Associates was owed $19,875 for accounting and advisory services rendered.

In June 2008, Balqon California issued options to purchase 4,166,751 shares of common stock to Balwinder Samra in consideration of services rendered.  The fair value of the options on the grant date was determined to be $539,614.

In June 2008, Balqon California issued 333,340 shares of common stock and options to purchase 83,334 shares of common stock to Henry Velasquez in consideration of engineering and design consulting services rendered.  The value of the common stock was determined to be $333,340 and the fair value of the options on the grant date was determined to be $10,792.

In June 2008, Balqon California issued 1,250,025 shares of common stock and options to purchase 312,507 shares of common stock to Amarpal Samra, our former director, in consideration of business strategy consulting services rendered.  The value of the common stock was determined to be $1,250,025 and the fair value of the options on the grant date was determined to be $40,471.

In June 2008, pursuant to a certain Stock and Warrant Purchase Agreement dated August 28, 2008, Balqon California issued 2,916,725 shares of common stock and warrants to purchase 729,180 shares of common stock to Marlin Financial Group, Inc. in consideration of business strategy and financial advisory services rendered.  The value of the common stock was determined to be $2,916,725 and the fair value of the warrants on the grant date was determined to be $94,432.  On March 30, 2009 we entered into Amendment No. 1 to the Stock and Warrant Purchase Agreement under which we revised certain terms of the warrants issued to Marlin Financial Group, Inc.  On May 20, 2010, we entered into Amendment No. 2 to the Stock and Warrant Purchase Agreement under which we agreed with Marlin Financial Group, Inc. to terminate a contractual agreement between us and Marlin Financial Group, Inc. which restricted its ability to dispose of or transfer our securities.  We and Marlin Financial Group, Inc. agreed to terminate this provision of the agreement due, in part, to the adverse tax consequences to Marlin Financial Group, Inc. associated with the change in valuation of the stock based compensation granted to Marlin Financial Group, Inc. as reflected in our financial statements.

In August 2008, Balqon California issued 100,000 shares of common stock to Robert Miranda, its then current Chief Financial Officer, in consideration of business strategy consulting services rendered.  The value of the common stock was determined to be $100,000.

In August 2008, Balqon California issued 250,000 shares of common stock to Robert Gruenwald in consideration of services provided.  The value of the common stock was determined be $250,000.

In August 2008, Balqon California issued 332,910 shares of common stock to Balwinder Samra in consideration of services rendered.  The value of the common stock was determined be $332,910.

On September 9, 2008, Balqon California entered into an Asset Purchase Agreement with EMS, and its sole member, Robert Gruenwald, to acquire substantially all of the assets of EMS, including all intellectual property assets used in the development and manufacture of flux vector motor controllers, for an aggregate purchase price of $350,000, of which $250,000 was paid in cash at closing and $100,000 was paid in the form of a promissory note issued to EMS.  The promissory note issued to EMS bares an interest rate of 5% per annum payable at maturity.  During the fiscal year ended December 31, 2008, we did not make any payments of principal or interest due under the promissory note.  The largest aggregate amount outstanding under the promissory note during the fiscal year ended December 31, 2010 was $25,000.  During the fiscal years ended December 31, 2009 and 2010, we made principal payments of $75,000 and $25,000, respectively, on the promissory note.  In April 2011, we paid all accrued and unpaid interest under the promissory note and, as a result, as of April 14, 2011, the promissory note was paid in full.

On June 24, 2008, we issued a promissory note in the amount of $25,875 to Marlin Financial Group, Inc.  The promissory note bears interest at a rate of 6% per annum payable at maturity and became due and payable on December 6, 2008.  During the fiscal year ended December 31, 2008, we paid $25,000 in principal and did not make any interest payments due under the promissory note.  As of December 31, 2009, the $875 in principal that remained outstanding under the promissory note had been written off.

Private Placements

In connection with a private placement transaction consummated on December 22, 2008, we issued to Marlin Financial Group, Inc. 25,000 shares of our common stock and warrants to purchase 25,000 shares of our common stock at an exercise price of $1.50.

In connection with a private placement transaction consummated on February 10, 2010, we issued to Miranda & Associates, APC 401k Plan an aggregate of $25,000 of 10% Unsecured Subordinated Convertible Promissory Notes which are convertible into an aggregate of 33,333 shares of our common stock at a conversion price of $0.75 per share of common stock, subject to adjustment.  Additionally, we issued to Miranda & Associates, APC 401k Plan three-year warrants to purchase an aggregate of 33,333 shares of common stock at an exercise price of $0.50 per share.  Miranda & Associates, APC 401k Plan is controlled by our chief financial officer, Robert Miranda.

On March 5, 2010, we issued to 6th Street Investments, LLC an aggregate of $500,000 of 10% Unsecured Subordinated Convertible Promissory Notes which are convertible into an aggregate of 666,666 shares of our common stock at a conversion price of $0.75 per share of common stock, subject to adjustment.  Additionally, we issued to 6th Street Investments, LLC three-year warrants to purchase an aggregate of 666,666 shares of common stock at an exercise price of $0.50 per share.  We also granted 6th Street Investments, LLC a right to buy notes convertible into 666,666 shares of our common stock and warrants exercisable into 666,666 shares of common stock for a purchase price of $500,000 on or before May 15, 2010.  As a result, 6th Street Investments, LLC became the beneficial owner of more than 5% of our common stock.  The right to purchase securities held by 6th Street Investments, LLC terminated on May 15, 2010.  Ryan Turner and Michael Rivera jointly hold the power to vote and dispose of the shares beneficially held by 6th Street Investments, LLC as its managers.

Fees Paid to Miranda & Associates

Between September 30, 2008 and December 31, 2008, Miranda & Associates, a professional accountancy corporation wholly-owned by Robert Miranda, our chief financial officer, was paid a total of $113,790 in consulting fees in consideration of accounting and advisory services.  Miranda & Associates was paid a total of $357,863 in consulting fees in consideration of accounting and advisory services during the year ended December 31, 2009, which amount includes $150,000 in consulting fees paid in consideration of the services provided by Robert Miranda as our chief financial officer.  Miranda & Associates was paid a total of $273,192 in consulting fees in consideration of accounting and advisory services during the year ended December 31, 2010, which amount includes $175,000 in consulting fees paid in consideration of services provided by Robert Miranda as our chief financial officer.  Miranda & Associates was paid a total of $153,695 in consulting fees in consideration of accounting and advisory services during the six months ended June 30, 2011, which amount includes $87,500 in consulting fees paid in consideration of services provided by Robert Miranda as our chief financial officer.  As of July 25, 2011, Miranda & Associates was owed 52,810 for accounting and advisory services rendered.

Transactions with Seven One Limited and Winston Chung

On December 14, 2010, we issued 7,812,500 shares of our common stock and a five-year warrant to purchase up to 7,812,500 shares of our common stock at an exercise price of $0.64 per share to SOL, for an aggregate purchase price of $5,000,000 in a private offering.  As a result, SOL became the beneficial owner of more than 5% of our common stock.  In connection with this transaction, Winston Chung was appointed as a member of our Board of Directors and Chairman of our Board of Directors.  Mr. Chung is the chief executive officer of SOL.

On December 14, 2010, we also entered into the Distribution Agreement with SOL.  Under the Distribution Agreement, as amended to date, we have been appointed as the exclusive authorized distributor for the promotion, marketing and sale of lithium iron phosphate batteries and high voltage charging systems manufactured by Seven One Battery Company in the United States.  In consideration of our appointment as the exclusive distributor under the Distribution Agreement, we issued to SOL 1,375,000 shares of our common stock and a five-year warrant to purchase up to 1,500,000 shares of our common stock at an exercise price of $1.50 per share.  In January 2011, based on the terms of the Distribution Agreement, we received 3564 battery units valued at $2,629,800 on a consignment basis.  During the period ending June 30, 2011, we sold 203 units of these batteries with a cost of $143,000. As of June 30, 2011, we held the remaining 3,361 units valued at $2,487,700 on a consignment basis.

On January 25, 2011, we entered into an agreement with WGE under which WGE agreed to purchase 300 of our electric drive systems at an aggregate purchase price of approximately $15.9 million.  We have agreed to deliver the 300 electric drive systems to WGE by July 25, 2012.  Winston Chung, the Chairman of our Board of Directors, is president and chief executive officer of WGE.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our voting stock as of July 25, 2011, the date of the table, by:

•	each person known by us to beneficially own more than 5% of the outstanding shares any class of our voting stock;
•	each of our directors;
•	each of our current executive officers identified at the beginning of the “Management” section of this prospectus; and
•	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.  To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of voting stock shown as beneficially owned by them.  Except as indicated by footnote, all shares of common stock underlying derivative securities, if any, that are currently exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding for the purpose of calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group.  Percentage of beneficial ownership of our common stock is based on 35,391,530 shares of common stock outstanding as of the date of the table.

The address of each of the following stockholders, unless otherwise indicated below, is c/o Balqon Corporation, 1420 240th Street, Harbor City, California 90710.  The address for Marlin Financial Group, Inc. is 9812 Falls Road, Suite 114-198, Potomac, Maryland 20854.  The address for SOL and Winston Chung is One East Broward Blvd., Suite 1400, Fort Lauderdale, FL 33301.  Messrs. Samra, Miranda, Velasquez and Gruenwald are executive officers of Balqon Corporation.  Messrs. Samra, Velasquez and Chung are directors of Balqon Corporation.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class
Balwinder Samra	Common	18,388,827	(1)	49.73%
Robert Miranda	Common	166,666	(2)	*
Henry Velasquez	Common	361,118	(3)	1.01%
Robert Gruenwald	Common	250,000		*
Seven One Limited and Winston Chung	Common	18,500,000	(4)	41.20%
Marlin Financial Group, Inc.	Common	1,902,535	(5)	5.30%
All directors and executive officers as a group (5 persons)	Common	37,666,611	(6)	81.20%

*	Less than 1%.
(1)	Includes 1,388,917 shares of common stock underlying options.
(2)
Includes 33,333 shares of common stock underlying convertible notes and 33,333 shares of common stock underlying warrants which Mr. Miranda acquired beneficial ownership of on February 10, 2010 through the Miranda & Associates, APC 401k Plan.

(3)	Includes 27,778 shares of common stock underlying options.
(4)
Includes 9,312,500 shares of common stock underlying warrants.  Securities are held by SOL.  Winston Chung, Chairman of our Board of Directors, has the power to vote and dispose of the securities held by SOL, as its Chief Executive Officer.

(5)	Includes 325,392 shares of common stock underlying warrants. Mark Levin has the power to vote and dispose of the securities held by Marlin Financial Group, Inc. as its president.
(6)	Includes 1,416,695 shares of common stock underlying options, 33,333 shares of common stock underlying convertible notes, and 9,345,833 shares of common stock underlying warrants.

SELLING SECURITY HOLDERS

Selling Security Holder Table

This prospectus covers the offer and sale by the selling security holders of up to an aggregate of 8,246,101 shares of common stock, consisting of 685,682 shares of common stock, 2,689,829 shares underlying convertible notes, 1,210,929 shares underlying convertible debentures and 3,659,661 shares underlying warrants.  The following table sets forth, to our knowledge, certain information about the selling security holders as of July 25, 2011, the date of the table, based on information furnished to us by the selling security holders.  Except as indicated in the footnotes or description of the private placement transactions following the table, each selling security holder has indicated to us that it is acting individually, not as a member of a group, and none of the selling security holders or their affiliates has held any position or office or had any other material relationship with us in the past three years.  Except as disclosed in the footnotes to the table below, each of the selling security holders have represented to us that they are not a broker-dealer, or affiliated with or associated with a broker-dealer, registered with the SEC or designated as a member of the Financial Industry Regulatory Authority.  The shares of common stock being offered under this prospectus may be offered for sale from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the accounts of the selling security holders listed below.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to the securities.  To our knowledge, except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  Except as indicated by footnote, all shares of common stock underlying derivative securities, if any, that are currently exercisable or convertible or are scheduled to become exercisable or convertible for or into shares of common stock within 60 days after the date of the table are deemed to be outstanding for the purpose of calculating the percentage ownership of each listed person or group but are not deemed to be outstanding as to any other person or group.  Percentage of beneficial ownership is based on 35,591,530 shares of common stock outstanding as of the date of the table.  Shares shown as beneficially owned after the offering assume that all shares being offered are sold.

Name of	Shares of Common Stock Beneficially Owned Prior		Shares of Common Stock	Shares of Common Stock Beneficially Owned After Offering (#)
Beneficial Owner	to Offering		Being Offered	Number		Percentage
Ronald W. Zamber	140,000	(1)	50,000(2)(α)	50,000	(3)	*
Edgar P. Trotter and Sandra T. DeAngelis	20,000	(4)	20,000(4)(α)	—		—
Sue A. Johnson	60,000	(5)	30,000(6)(α)	—		—
Greg L. Johnson and Sue A. Johnson	60,000	(7)	30,000(8)(α)	—		—
Jason Ortega	156,000	(9)	20,000(10)(α)	136,000	(11)	*
William M. Crawford and Gaynor M. Crawford, Trustees of the Crawford Revocable Trust U/A dated April 6, 2004	20,000	(12)	20,000(12)(α)	—		—
William M. Crawford	20,000	(13)	20,000(13)(α)	—		—
James A. Cucullu	20,000	(14)	20,000(14)(α)	—		—
David Cucullu	20,000	(15)	20,000(15)(α)	—		—
Crouch Family Trust	60,000	(16)	60,000(16)(α)	—		—
Larry D. Coon	20,000	(17)	20,000(17)(α)	—		—
David E. Swanson, M.D.	100,000	(18)	100,000(18)(α)	—		—

Name of	Shares of Common Stock Beneficially Owned Prior	Shares of Common Stock	Shares of Common Stock Beneficially Owned After Offering (#)
Beneficial Owner	to Offering	Being Offered	Number	Percentage
Karen Fu	20,000	(19)	20,000(19)(α)	—		—
Glen LaPalme	10,000	(20)	10,000(20)(α)	—		—
5 Hole, LLC	70,000	(21)	70,000(21)(α)	—		—
Brian Culaciati	120,541	(22)	20,000(23)(α)	100,541	(24)	*
Mark Alan Wade	100,00	(25)	100,00(25)(α)	—		—
Karl and Nancy Hanneman	40,000	(26)	40,000(26)(α)	—		—
Michael and Mary Weber	30,000	(27)	30,000(27)(α)	—		—
Forevergreen Partners	150,000	(28)	150,000(28)(α)	—		—
Mark A. Scheland & Tammy F. Scheland	20,000	(29)	20,000(29)(α)	—		—
Alyson D. Schlosser	26,000	(30)	26,000(30)(α)	—		—
Juli-Ann Cialone	26,000	(31)	26,000(31)(α)	—		—
Russell S. Dritz	26,000	(32)	26,000(32)(α)	—		—
James L. Dritz	222,000	(33)	222,000(33)(α)	—		—
Timothy E. Hartley	20,000	(34)	20,000(34)(α)	—		—
Fred Shulski	40,000	(35)	40,000(35)(α)	—		—
Timothy W. Teslow	80,000	(36)	80,000(36)(α)	—		—
Visionary Investments LLC	40,000	(37)	40,000(37)(α)	—		—
Polly J. Kadel	40,000	(38)	40,000(38)(α)	—		—
Stephen H. Sutley	40,000	(39)	40,000(39)(α)	—		—
David R. Flory	20,000	(40)	20,000(40)(α)	—		—
Nevaheel Consortium LLC	500,000	(41)	500,000(41)(α)	—		—
Linda Fischer	224,308	(42)	50,000(43)(α)	174,308	(44)	*
Beige Capital, LLC	86,666	(45)	86,666(45)(β)	—		—
Cosmo Real Finance S.A.	133,332	(46)	133,332(46)(β)	—		—
Force International Co. S.A.	133,332	(46)	133,332(46)(β)	—		—
Robert Miranda	166,666	(47)	66,666(48)(β)	100,000		*
6th Street Investments	1,333,332	(49)	1,333,332(49)(β)	—		—
Glen Nelson	133,332	(50)	133,332(50)(β)	—		—
Nautilus SFFGC, LLC	1,533,332	(51)	1,533,332(51)(β)	—		—
Alvin Segel	213,332	(52)	213,332(52)(β)	—		—
Adam Segel	93,332	(53)	93,332(53)(β)	—		—
Eric Bosshard	93,332	(54)	93,332(54)(β)	—		—
Jonathan Kirkland	133,332	(55)	133,332(55)(β)	—		—
Marlin Financial Group, Inc.(56)	2,145,595	(57)	46,666(58)	2,098,929	(59)	5.81%
IRA FBO Theodore D. Gelman (60)	64,062	(61)	64,062(61)(µ)	—		—
Theodore D. Gelman (60)	128,124	(62)	64,062(63)(µ)	—		—
John Ranson & Christiana Dunn Roussel	64,062	(64)	64,062(64)(µ)	—		—
Paul R. Alter	64,062	(65)	64,062(66)(µ)	—		—
Mark D. Friedman	64,062	(67)	64,062(67)(µ)	—		—
Gonzalez Family Trust	64,062	(68)	64,062(68)(µ)	—		—
Bernard & Eileen Kraft	128,125	(69)	128,125(69)(µ)	—		—
Barbara B. Price	64,062	(70)	64,062(70)(µ)	—		—
Murray A. & Beth K. Ruben	64,062	(71)	64,062(71)(µ)	—		—
IRA FBO Harry J. Friedman	64,062	(72)	64,062(72)(µ)	—		—
IRA FBO Thomas Wagner	64,062	(73)	64,062(73)(µ)	—		—
Louis P. Buck III	64,062	(74)	64,062(74)(µ)	—		—
Susan Metzger	128,125	(75)	128,125(75)(µ)	—		—

Name of	Shares of Common Stock Beneficially Owned Prior	Shares of Common Stock	Shares of Common Stock Beneficially Owned After Offering (#)
Beneficial Owner	to Offering	Being Offered	Number	Percentage
IRA FBO Gordon S. Calder Jr.	64,062	(76)	64,062(76)(µ)	—	—
IRA FBO Deborah Goldberg	64,062	(77)	64,062(77)(µ)	—	—
Twinville Corp	64,062	(78)	64,062(78)(µ)	—	—
MKJL Investments LLC	64,062	(79)	64,062(79)(µ)	—	—
Michael Campbell (80)	162,125	(81)	128,125(82)(µ)	—	—
Steffen Leistner	64,062	(83)	64,062(84)(µ)	—	—
Paul E. Perito	64,062	(85)	64,062(85)(µ)	—	—
Josef C. Mueller III	64,062	(86)	64,062(86)(µ)	—	—
Mark Vincent Goodyear	128,125	(87)	128,125(87(µ)	—	—
Anne Christine Roberts	128,125	(88)	128,125(88)(µ)	—	—
Donald Kline	256,250	(89)	256,250(89)(µ)	—	—
Jeffrey Russell and Martine Russell	64,062	(90)	64,062(90)(µ)	—	—
Dale Hersch and Cynthia Hersch	64,062	(91)	64,062(91)(µ)	—	—
Dominick and Dominick, LLC	34,000	(92)	34,000(92)	—	—
Todd M. DeMatteo	3,400	(93)	3,400(93)	—	—
Michael L. Shwarts	30,600	(94)	30,600(94)	—	—

*         Less than 1.00%
(#)	Assumes all shares being offered under this prospectus are sold. The percentage of share ownership indicated is based on 35,591,530 shares of our common stock outstanding as of July 25, 2011.

(α)The shares of common stock offered by the selling security holder were acquired upon conversion of convertible notes or upon exercise of warrants, or underlie convertible notes or warrants, that were acquired from us in connection with the 2009 Private Placement.

(β)The shares of common stock offered by the selling security holder were acquired upon conversion of convertible notes or upon exercise of warrants, or underlie convertible notes or warrants, that were acquired from us in connection with the 2010 Private Placement.

(µ)
The shares of common stock offered by the selling security holder were acquired upon conversion of convertible debentures or exercise of warrants, or underlie convertible debentures or warrants, that were acquired from us in connection with the Dominick Private Placement.

(1)
In addition to the 25,000 shares underlying convertible notes and 25,000 shares underlying warrants being offered under this prospectus by the selling security holder, includes 25,000 shares of common stock and 25,000 shares underlying warrants that the selling security holder acquired from us in a private placement transaction consummated in December 2008.  Also includes the securities represented as beneficially owned by selling security holder Visionary Investments LLC.

(2)	Represents 25,000 shares underlying convertible notes and 25,000 shares underlying warrants.
(3)	Represents 25,000 shares of common stock and 25,000 shares underlying warrants that the selling security holder acquired from us in a private placement transaction consummated in December 2008.
(4)	Represents 10,000 shares underlying convertible notes and 10,000 shares underlying warrants.
(5)	Represents 15,000 shares underlying convertible notes and 15,000 shares underlying warrants.
(6)
In addition to the 15,000 shares underlying convertible notes and 15,000 shares underlying warrants being offered under this prospectus by the selling security holder, includes the securities represented as beneficially owned by selling security holder Greg and Sue Johnson, as joint owners.

(7)	Represents 15,000 shares underlying convertible notes and 15,000 shares underlying warrants.
(8)
In addition to 15,000 shares underlying convertible notes and 15,000 shares underlying warrants being offered under this prospectus by the selling security holder, also includes the securities represented as beneficially owned by selling security holder Greg Johnson in his individual capacity.

(9)
In addition to the 10,000 shares underlying convertible notes and 10,000 shares underlying warrants being offered under this prospectus by the selling security holder, includes 15,350 shares held directly by Jason Ortega.  Also includes 60,650 shares of common stock and 60,000 shares underlying warrants held by Trojan Five Investments, LLC.  Jason Ortega, as manager of Trojan Five Investments, LLC, has the sole power to vote and dispose of the securities held by Trojan Five Investments, LLC.

(10)	Represents 10,000 shares underlying convertible notes and 10,000 shares underlying warrants.
(11)
Includes 15,350 shares of common stock held directly by Jason Ortega. Also includes 60,650 shares and 60,000 shares underlying warrants held by Trojan Five Investments, LLC.  Jason Ortega, as manager of Trojan Five Investments, LLC, has the sole power to vote and dispose of the securities held by Trojan Five Investments, LLC.

(12)	Represents 10,000 shares underlying convertible notes and 10,000 shares underlying warrants.
(13)	Represents 10,000 shares underlying convertible notes and 10,000 shares underlying warrants.
(14)	Represents 10,000 shares underlying convertible notes and 10,000 shares underlying warrants.
(15)	Represents 10,000 shares underlying convertible notes and 10,000 shares underlying warrants.
(16)
Represents 30,000 shares underlying convertible notes and 30,000 shares underlying warrants.  Edward E. Crouch and Carolyn H. Crouch share the power to vote and dispose of the securities held by the Crouch Family Trust as trustees of the Crouch Family Trust.

(17)	Represents 10,000 shares underlying convertible notes and 10,000 shares underlying warrants.
(18)	Represents 50,000 shares underlying convertible notes and 50,000 shares underlying warrants.
(19)	Represents 10,000 shares issued upon conversion of convertible notes and 10,000 shares underlying warrants. Karen Fu and her spouse, Scott Mills, share the power to vote and dispose of the securities.
(20)	Represents 5,000 shares issued upon conversion of convertible notes and 5,000 shares underlying warrants.
(21)
Represents 35,000 shares issued upon conversion of convertible notes and 35,000 shares underlying warrants. Brett Bernstein and Robert Kantor, as partners of 5 Hole, LLC, share the power to vote and dispose of the securities held by 5 Hole, LLC.  Brett Bernstein and Robert Kantor are “affiliates” of a U.S. registered broker-dealer and have represented that 5 Hole, LLC acquired the securities its is offering under this prospectus for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly, to distribute the securities.

(22)
In addition to the 10,000 shares underlying convertible notes and 10,000 shares underlying warrants being offered under this prospectus by the selling security holder, includes 50,541 shares of common stock and 50,000 shares underlying warrants held by the selling security holder.

(23)	Represents 10,000 shares underlying convertible notes and 10,000 shares underlying warrants.
(24)	Represents 50,541 shares of common stock and 50,000 shares underlying warrants held by the selling security holder.
(25)	Represents 50,000 shares underlying convertible notes and 50,000 shares underlying warrants.
(26)	Represents 20,000 shares underlying convertible notes and 20,000 shares underlying warrants.
(27)	Represents 15,000 shares underlying convertible notes and 15,000 shares underlying warrants.
(28)
Represents 15,000 shares issued upon conversion of convertible notes, 60,000 shares underlying convertible notes and 75,000 shares underlying warrants.  Bernard Laterman, as General Partner of Forevergreen Partners, has the power to vote and dispose of the securities held by the selling security holder.

(29)	Represents 10,000 shares underlying convertible notes and 10,000 shares underlying warrants.
(30)	Represents 2,500 shares issued upon conversion of convertible notes, 10,500 shares underlying convertible notes and 13,000 shares underlying warrants.
(31)	Represents 2,500 shares issued upon conversion of convertible notes, 10,500 shares underlying convertible notes and 13,000 shares underlying warrants.
(32)	Represents 2,500 shares issued upon conversion of convertible notes, 10,500 shares underlying convertible notes and 13,000 shares underlying warrants.
(33)	Represents 11,000 shares issued upon conversion of convertible notes, 100,000 shares underlying convertible notes and 111,000 shares underlying warrants.
(34)	Represents 10,000 shares underlying convertible notes and 10,000 shares underlying warrants.
(35)	Represents 20,000 shares underlying convertible notes and 20,000 shares underlying warrants.
(36)	Represents 40,000 shares underlying convertible notes and 40,000 shares underlying warrants.
(37)
Represents 20,000 shares underlying convertible notes and 20,000 shares underlying warrants.  Ronald W. Zamber, a selling security holder, has the power to vote and dispose of the securities held by Visionary Investments LLC as its manager.

(38)	Represents 20,000 shares underlying convertible notes and 20,000 shares underlying warrants.
(39)	Represents 20,000 shares underlying convertible notes and 20,000 shares underlying warrants.
(40)	Represents 10,000 shares underlying convertible notes and 10,000 shares underlying warrants.

(41)
Represents 250,000 shares underlying convertible notes and 250,000 shares underlying warrants.  John Clair and Troy Werline, as managers of Nevaheel Consortium LLC, share the power to vote and dispose of the securities held by the selling security holder.

(42)
Includes 25,000 shares underlying convertible notes and 25,000 shares underlying warrants being offered under this prospectus by the selling security holder.  Also includes 154,375 shares of common stock and 19,933 underlying warrants held by Ms. Fischer’s spouse.

(43)	Represents 25,000 shares underlying convertible notes and 25,000 shares underlying warrants.
(44)	Represents 154,375 shares of common stock and 19,933 underlying warrants held by Ms. Fischer’s spouse.
(45)
Represents 66,666 shares issued upon conversion of convertible notes and 20,000 shares issued upon conversion of warrants.  Roy Bejarano, as Managing Director of Beige Capital, LLC, has the power to vote and dispose of the shares of Beige Capital, LLC.  The selling security holder is an “affiliate” of a U.S. registered broker-dealer and has represented that it acquired the securities it is offering under this prospectus for its own account in the ordinary course of business, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly, to distribute the securities.

(46)
Represents 66,666 shares issued upon conversion of warrants and 66,666 shares underlying convertible notes.  Kenneth Mizzi, as director of the selling security holder, has the power to vote and dispose of the securities held by the selling security holder.

(47)
Includes 33,333 shares underlying convertible notes and 33,333 shares underlying warrants.  Mr. Miranda is our chief financial officer.  Mr. Miranda acquired beneficial ownership of the securities he is offering under this prospectus through the Miranda & Associates, APC 401k Plan.  The Miranda & Associates, APC 401k Plan is controlled by our chief financial officer, Robert Miranda.

(48)	Represents 33,333 shares underlying convertible notes and 33,333 shares underlying warrants.
(49)
Represents 666,666 shares underlying convertible notes and 666,666 shares underlying warrants. Ryan Turner and Michael Rivera jointly hold the power to vote and dispose of the securities held by 6th Street Investments, LLC as its managers

(50)	Represents 66,666 shares issued upon conversion of convertible notes and 66,666 shares underlying warrants.
(51)
Represents 80,000 shares issued upon conversion of warrants, 766,666 shares underlying convertible notes and 686,666 shares underlying warrants.  Matthew E. Goldman has the power to vote and dispose of the securities held by the selling security holder as its Managing Member.

(52)	Represents 106,666 shares underlying convertible notes and 106,666 shares underlying warrants.
(53)	Represents 46,666 shares issued upon conversion of convertible notes and 46,666 shares underlying warrants.
(54)	Represents 46,666 shares issued upon conversion of convertible notes and 46,666 shares underlying warrants.
(55)	Represents 66,666 shares underlying convertible notes and 66,666 shares underlying warrants.
(56)	Mark Levin has the power to vote and dispose of the securities held by Marlin Financial Group, Inc. as its president. Mark Levin provides services to the registrant on a consultancy basis.
(57)
Includes 568,452 shares underlying warrants.  The shares of common stock beneficially owned by Marlin Financial Group, Inc. prior to the offering is based exclusively on information received from Mark Levin.

(58)
Represents 46,666 shares underlying warrants acquired by Marlin Financial Group, Inc. in a private transaction from selling security holder Beige Capital, LLC.  Beige Capital, LLC acquired the warrants from us in connection with the 2009 Private Placement.

(59)	Includes 521,786 shares underlying warrants. The shares of common stock beneficially owned by Marlin Financial Group, Inc. after the offering is based on information received from Mark Levin.
(60)
Mr. Gelman is the managing member of Dominick and Dominick, LLC. Dominick and Dominick, LLC acted as our placement agent in connection with the Dominick Private Placement.  Theodore D. Gelman is an “affiliate” of a U.S. registered broker-dealer Dominick and Dominick, LLC.  Mr. Gelaman has represented that he acquired the securities he is offering under this prospectus for his own account in the ordinary course of business, and at the time he acquired the securities, he had no agreements, plans or understandings, directly or indirectly, to distribute the securities.  Theodore D. Gelman is not a broker-dealer, registered with the SEC or designated as a member of the Financial Industry Regulatory Authority.

(61)	Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.
(62)
Includes 39,062 shares issued upon conversion of convertible debentures and 25,000 shares issued upon conversion of warrants being offered under this prospectus by the selling security holder.  Also includes 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants held by selling security holder IRA FBO Theodore D. Gelman.

(63)	Represents 39,062 shares issued upon conversion of convertible debentures and 25,000 shares issued upon conversion of warrants.

(64)	Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.
(65)	Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.
(66)	Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.
(67)	Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.
(68)
Represents 39,062 shares issued upon conversion of convertible debentures and 25,000 shares underlying warrants.  John and Kathleen Gonzalez share the power to vote and dispose of the securities held by the Gonzalez Family Trust as its trustees.

(69)	Represents 39,062 shares issued upon conversion of convertible debentures, 39,063 shares underlying convertible debentures and 50,000 shares underlying warrants.
(70)	Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.
(71)	Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.
(72)	Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.
(73)	Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.
(74)	Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.
(75)	Represents 78,125 shares underlying convertible debentures and 50,000 shares underlying warrants.
(76)	Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.
(77)	Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.
(78)
Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.  William Garcia has the power to vote and dispose of the securities held by the selling security holder as its president.

(79)
Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.  Jeffrey Lahoste and Moises Kaufman share the power to vote and dispose of the securities held by the selling security holder as presidents of the selling security holder.

(80)	Michael Campbell is the Chief Executive Officer of Dominick and Dominick, LLC. Dominick and Dominick, LLC acted as our placement agent in connection with the Dominick Private Placement.
(81)
Includes the 78,125 shares underlying convertible debentures and 50,000 shares underlying warrants being offered under this prospectus by Michael Campbell.  Also includes the securities represented as beneficially owned by selling security holder Dominick and Dominick, LLC.

(82)
Represents 78,125 shares underlying convertible debentures and 50,000 shares underlying warrants.  Michael Campbell is an “affiliate” of a U.S. registered broker-dealer Dominick and Dominick, LLC. Michael Campbell has represented that he acquired the securities he is offering under this prospectus for his own account in the ordinary course of business, and at the time he acquired the securities, he had no agreements, plans or understandings, directly or indirectly, to distribute the securities.  Michael Campbell is not a broker-dealer, registered with the SEC or designated as a member of the Financial Industry Regulatory Authority.

(83)	Includes 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.
(84)	Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.
(85)	Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.
(86)	Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.
(87)	Represents 78,125 shares underlying convertible debentures and 50,000 shares underlying warrants.
(88)	Represents 78,125 shares underlying convertible debentures and 50,000 shares underlying warrants.
(89)	Represents 156,250 shares underlying convertible debentures and 100,000 shares underlying warrants.
(90)	Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.
(91)	Represents 39,062 shares underlying convertible debentures and 25,000 shares underlying warrants.
(92)
Represents shares underlying warrants issued as placement agent compensation to the selling security holder in connection with the Dominick Private Placement.  Michael Campbell, Chief Executive Officer of Dominick and Dominick, LLC, Rob Reilly, Chief Operating Officer of Dominick and Dominick, LLC, and Kevin McKay Sr. M.D., an officer of Dominick and Dominick, share the power to vote and dispose of the securities represented as held by Dominick and Dominick, LLC.  Dominick and Dominick, LLC acted as our placement agent in connection with the Dominick Private Placement.  Dominick and Dominick, LLC is a U.S. registered broker-dealer.  Dominick and Dominick, LLC. has represented that it received the securities it is offering under this prospectus for its own account in the ordinary course of business, as transaction-based compensation for investment banking services, and at the time it acquired the securities, it had no agreements, plans or understandings, directly or indirectly, to distribute the securities.

(93)
Represents shares underlying warrants issued as placement agent compensation in connection with the Dominick Private Placement.  The selling security holder is an employee of Dominick and Dominick, LLC, which acted as our placement agent in connection with the Dominick Private Placement.  The selling security holder is an “affiliate” of a U.S. registered broker-dealer Dominick and Dominick, LLC. The selling security holder has represented that he acquired the securities he is offering under this prospectus for his own account in the ordinary course of business, as transaction-based compensation for investment banking services, and at the time he acquired the securities, he had no agreements, plans or understandings, directly or indirectly, to distribute the securities.  The selling security holder is not a broker-dealer, registered with the SEC or designated as a member of the Financial Industry Regulatory Authority.

(94)
Represents shares underlying warrants issued as placement agent compensation in connection with the Dominick Private Placement.  The selling security holder is a former employee of Dominick and Dominick, LLC, and was employed by Dominick and Dominick, LLC when Dominick and Dominick, LLC acted as our placement agent in connection with the Dominick Private Placement.  The selling security holder is currently an employee of a U.S. registered broker-dealer. The selling security holder has represented that he acquired the securities he is offering under this prospectus for his own account in the ordinary course of business, as transaction-based compensation for investment banking services, and at the time he acquired the securities, he had no agreements, plans or understandings, directly or indirectly, to distribute the securities.

Private Placements Through Which the Selling Security Holders Obtained Beneficial Ownership of the Offered Shares

All shares of common stock offered by the selling security holders were acquired, or underlie warrants, convertible notes or convertible debentures that were acquired, or were issued upon the exercise of warrants or the conversion of convertible notes or convertible debentures that were acquired, from us in connection with the private placement transactions described below.

2009 Private Placement

During March and June 2009, we entered into agreements with 34 accredited investors for the sale by us of an aggregate of $1,000,000 of our convertible notes which are convertible into an aggregate of 1,000,000 shares of our common stock at a conversion price of $1.00 per share of common stock, or 2009 Private Placement.  Additionally, we issued three-year warrants to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $1.50 per share.  The aggregate gross proceeds of the offering of $1,000,000 were allocated to working capital.  The convertible notes issued in the 2009 Private Placement become due on March 31, 2012.  The convertible notes and warrants issued in the 2009 Private Placement contain customary adjustment provisions for stock splits, stock dividends and the like.

2010 Private Placement

Between February 5, 2010 and April 12, 2010, we entered into agreements with 11 accredited investors for the sale by us of an aggregate of $1,500,000 of our convertible notes which are convertible into an aggregate of 1,999,993 shares of our common stock at a conversion price of $0.75 per share of common stock, or 2010 Private Placement.  Additionally, we issued to these investors three-year warrants to purchase an aggregate of 1,999,993 shares of common stock at an exercise price of $0.50 per share.  The aggregate gross proceeds of the offering of $1,500,000 were allocated to working capital.  In connection with the sale of certain of the 2010 convertible notes, we paid an aggregate of $12,000 in finder’s fees and issued three year warrants to purchase an aggregate of 15,999 shares of our common stock at an exercise price of $0.50 per share to two accredited investors in consideration of finder services rendered.  The convertible notes issued in the 2010 Private Placement become due on September 1, 2012.   The convertible notes and  warrants issued in the 2010 Private Placement contain customary adjustment provisions for stock splits, stock dividends and the like.

Dominick Private Placement

Between July 29, 2010 and December 2, 2010, we entered into agreements with 26 accredited investors under which we sold an aggregate of $850,000 of our convertible debentures, or Dominick Private Placement.  Our convertible debentures were initially convertible into an aggregate of 1,133,333 shares of our common stock at an initial conversion price of $0.75 per share, subject to adjustment including anti-dilution protection.  The convertible debentures are secured by a security interest in all of our personal property (subject to customary exceptions), which security interest is subject to and subordinate to the security interest under our secured credit facilities with one or more financial institutions, now existing or hereafter arising, in an amount of up to $2,500,000 in the aggregate, provided that we do not issue any of our equity securities in connection with the creation of any additional senior debt.  Additionally, we issued to these investors five-year warrants to purchase an aggregate of 850,000 shares of our common stock at an initial exercise price of $0.75 per share, subject to adjustment including anti-dilution protection.  Dominick and Dominick, LLC, a selling security holder, acted as our placement agent in the offering and we paid placement agent fees of approximately $93,500 to Dominick and Dominick, LLC, consisting of a cash commission of $68,000 and a non-accountable expense allowance of $25,500.  We also issued five-year warrants to purchase an aggregate of 68,000 shares of our common stock at an initial exercise price of $0.75 per share, subject to adjustment including anti-dilution protection, to Dominick and Dominick, LLC and its designees.  The aggregate gross proceeds of the offering of $850,000 of the offering, less $93,500 paid to the placement agent, less other offering expenses, were allocated to working capital.  Under the adjustment provisions of the convertible debentures, Dominick Warrants and Placement Warrants, the conversion price of the convertible debentures and the exercise price of the Dominick Warrants and the Placement Warrants were reduced to $0.64 in connection with a private placement of our common stock and warrants in December 2010.  As a result, an aggregate of 1,328,115 shares of common stock are issuable, or have been issued, upon conversion of the convertible debentures.  The convertible debentures and warrants issued in the Dominick Private Placement contain customary anti-dilution provisions as well as customary adjustment provisions for stock splits, stock dividends and the like.  The terms of the convertible debentures include a restriction on our ability to pay dividends on our common stock.

The convertible debentures mature on September 30, 2012 or at the Company’s sole discretion, on March 31, 2013.  Interest is payable in cash quarterly on the 5th business day after the last business day of each calendar quarter at a rate of 10% per annum, commencing with the quarter ending September 30, 2010.  Balqon has the right to redeem the convertible debentures at any time after September 30, 2011 by payment in cash of 100% of the then outstanding principal amount of the convertible debentures plus (i) accrued but unpaid interest and (ii) all liquidated damages and other amounts due in respect of the convertible debentures.  Balqon must meet certain equity conditions in order to redeem the convertible debentures.  The convertible debentures impose certain covenants on Balqon including restrictions against (a) incurring additional indebtedness, (b) creating any liens on its property, (c) amending its charter documents, (d) repaying or repurchasing more than a de minimis number of shares of its common stock, (e) repaying or repurchasing any indebtedness, and (f) entering into certain related party transactions.

The convertible debentures are secured under the terms of a security agreement by a senior security interest in certain of our personal property, including, without limitation, all goods; all contract rights and other general intangibles; all accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account; all documents, letter-of-credit rights, instruments and chattel paper; all commercial tort claims; all deposit accounts and all cash; all investment property; all supporting obligations; all files, records, books of account, business papers, and computer programs; and the products and proceeds of all of the foregoing.  The security interest granted in connection with the Dominick Private Placement is subordinated to our credit facility with Bridge Bank.

Registration Rights Agreements

In connection with the private placement transactions described above, we have entered into several agreements to register for resale under the Securities Act an aggregate of 8,246,101 shares of our common stock, of which 1,000,000 shares of common stock underly convertible notes, or were issued upon conversion of convertible notes, issued in the 2009 Private Placement, 1,000,000 shares of common stock underly warrants issued in the 2009 Private Placement, 1,999,993 shares of common stock underly convertible notes, or were issued upon conversion of convertible notes, issued in the 2010 Private Placement, 1,999,993 shares of common stock underly the warrants, or were issued upon exercise of warrants, issued in the 2010 Private Placement, 1,328,115 shares of common stock underly the convertible debentures, or were issued upon conversion of the convertible debentures, issued to investors in the Dominick Private Placement, 850,000 shares of common stock underly the warrants, or were issued upon exercise of the warrants, issued to investors in the Dominick Private Placement and 68,000 shares of common stock underly the warrants issued to Dominick and Dominick LLC and its designees in connection with the Dominick Private Placement.

The following description of these registration rights agreements are qualified by reference to the complete text of those agreements, which are attached as exhibits to the registration statement of which this prospectus is a part.

We are obligated under the registration rights agreement related to the Dominick Private Placement to file, on or before July 29, 2011, a registration statement with the SEC registering all shares of common stock underlying the convertible debentures and warrants issued in the Dominick Private Placement.

The registration rights agreements that were entered into in connection with the 2009 Private Placement and the 2010 Private Placement provide that in the event of a cutback of the total number of shares of common stock eligible for inclusion in the registration statement to be filed with the SEC because of the requirements of Rule 415 under the Securities Act, the shares of common stock that are entitled to be included in the registration statement shall be allocated:

•	first, to the shares relating to the 2009 Private Placement; and
•	second, to the shares relating to the 2010 Private Placement.

In addition, the registration rights agreements provide for customary piggy-back registration rights whereby certain holders of shares of our common stock, or warrants to purchase shares of our common stock, can cause us to register such shares for resale in connection with our filing of a registration statement with the SEC to register shares in another offering. The registration rights agreements also contain customary representations and warranties, covenants and limitations.

Indemnification and Other Matters

The registration rights agreements we have entered to in connection with the private placement transactions described above contain various indemnification provisions in connection with the registration of the shares of common stock and the shares of common stock underlying the warrants, the convertible notes and convertible debentures issued in those private placement transactions.

PLAN OF DISTRIBUTION

We are registering the shares of common stock, shares of common stock issuable upon exercise of warrants and shares of common stock issuable upon conversion of convertible notes and convertible debentures to permit the resale of these shares of common stock by the holders of such shares of common stock, warrants, convertible notes and convertible debentures, or holders from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling security holders of the shares of common stock.  We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling security holders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, under one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	in the over-the-counter market;
•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
•	through the writing or settlement of options, whether the options are listed on an options exchange or otherwise;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales made after the date the registration statement, of which this prospectus forms a part, is declared effective by the SEC;
•	broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;
•	a combination of any of these methods of sale; and
•	any other method permitted under applicable law.

The selling security holders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling security holders may transfer the shares of common stock by other means not described in this prospectus. If the selling security holders effect these transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, these underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling security holders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with short sales. The selling security holders may also loan or pledge shares of common stock to broker-dealers that in turn may sell these shares.

The selling security holders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus. The selling security holders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling security holders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will contain the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in these states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling security holder will sell any or all of the shares of common stock registered under the registration statement, of which this prospectus forms a part.

The selling security holders and any other person participating in this distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling security holders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock under the registration rights agreement, estimated to be $                      in total, including, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling security holder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling security holders will be entitled to contribution. We may be indemnified by the selling security holders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling security holder specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 of preferred stock, $0.001 par value per share.  As of July 25, 2011, there were 35,591,53 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.  The following description of our capital stock does not purport to be complete and should be reviewed in conjunction with our Articles of Incorporation and our bylaws.

Common Stock

All outstanding shares of common stock are, and the common stock to be issued upon exercise of warrants and resold by the selling security holders in this offering will be, fully paid and nonassessable.  The following summarizes the rights of holders of our common stock:

•	each holder of common stock is entitled to one vote per share on all matters to be voted upon generally by the stockholders;
•
subject to preferences that may apply to shares of preferred stock outstanding, the holders of common stock are entitled to receive lawful dividends as may be declared by our Board of Directors (see “Dividend Policy”);

•
upon our liquidation, dissolution or winding up, the holders of shares of common stock are entitled to receive a pro rata portion of all our assets remaining for distribution after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock;

•	there are no redemption or sinking fund provisions applicable to our common stock; and
•	there are no preemptive or conversion rights applicable to our common stock.

Preferred Stock

Our Board of Directors is authorized to issue from time to time, without stockholder authorization, in one or more designated series, any or all of our authorized but unissued shares of preferred stock with any dividend, redemption, conversion and exchange provision as may be provided in that particular series.

The rights of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future.  Issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of entrenching our Board of Directors and making it more difficult for a third-party to acquire, or discourage a third-party from acquiring, a majority of our outstanding voting stock. We have no present plans to issue any shares of or to designate any additional series of preferred stock.

Warrants

As of July 25, 2011, we had outstanding warrants to purchase 14,937,755 shares of our common stock at exercise prices ranging from $0.50–$2.50 per share.  These outstanding warrants consist of three-year warrants to purchase an aggregate of 1,782,660 shares of common stock at an exercise price of $0.50 per share, five-year warrants to purchase an aggregate of 8,705,500 shares of common stock at an exercise price of $0.64 per share, three-year warrants to purchase an aggregate of 50,000 shares of common stock at an exercise price of $1.00 per share, five-year warrants to purchase an aggregate of 1,500,000 shares of common stock at an exercise price of $1.50 per share, three-year warrants to purchase an aggregate of 2,595,000 shares of common stock at an exercise price of $1.50 per share, and three-year warrants to purchase an aggregate of 304,595 shares of common stock at an exercise price of $2.50 per share.

Options

As of July 25, 2011, we had outstanding options to purchase 1,416,695 shares of our common stock at an exercise price of $2.50 per share issued pursuant to our 2008 Plan.

Convertible Notes

As of July 25, 2011, we had outstanding an aggregate of $2,246,500 of our convertible notes which are convertible into 2,689,829 shares of common stock at conversion prices ranging from $0.75-$1.00.  These outstanding convertible notes consist of an aggregate of $916,500 of our convertible notes issued in the 2009 Private Placement which are convertible into an aggregate of 916,500 shares of our common stock at a conversion price of $1.00 per share of common stock, and an aggregate of $1,330,000 of our convertible notes issued in the 2010 Private Placement which convertible notes are convertible into an aggregate of 1,773,329 shares of our common stock at a conversion price of $0.75 per share of common stock.  The convertible notes issued in the 2009 Private Placement become due and payable on March 31, 2012. The convertible notes issued in the 2010 Private Placement become due and payable on September 1, 2012.

Convertible Debentures

As of July 25, 2011, we had outstanding an aggregate of $775,000 of our convertible debentures which are convertible into 1,210,929 shares of our common stock at an exercise price of $0.64, subject to adjustment including customary anti-dilution protection as well as customary adjustment provisions for stock splits, stock dividends and the like.  The convertible debentures become due and payable on September 30, 2012 or at the Company’s sole discretion, on March 31, 2013. The terms of the convertible debentures include a restriction on our ability to pay dividends on our common stock.

Registration Rights

Certain holders of shares of our common stock, warrants, convertible notes and convertible debentures are entitled to rights with respect to the registration of their shares of common stock and underlying shares of common stock, respectively, under the Securities Act.  These registration rights are described in “Selling Security Holders.”

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

Certain provisions of Nevada law, our Articles of Incorporation and our bylaws contain provisions that could have the effect of delaying, deferring and discouraging another party from acquiring control of us.  These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids.  These provisions are also designed to encourage persons seeking to acquire control of Balqon Corporation to first negotiate with our Board of Directors.  We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquiror outweigh the disadvantages of discouraging a proposal to acquire Balqon Corporation because negotiation of these proposals could result in an improvement of their terms.

We have classified our Board of Directors into three classes of staggered terms.  Each class has a term of three years.  At each annual meeting, only those directors in one class are the subject of nomination and election.  A classified board of directors makes it more difficult for dissident stockholders to wage a proxy fight to elect a majority of the directors.

The ability to authorize undesignated preferred stock makes it possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us.  These provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of Balqon Corporation.

Article Thirteenth of our Articles of Incorporation provides for protections against certain business combinations, including the sale of more than 10% of our assets to, or a merger with, a “related person” which is defined to be an individual or entity, together with its affiliates, that beneficially owns 20% or more of our common stock.  These business combinations must be approved by the affirmative vote of at least two-thirds of our outstanding shares of common stock (excluding the shares of common stock held by the related person).  The two-thirds voting requirement is not applicable if one of the following three conditions is met.  First, the business combination was approved by our Board of Directors either prior to the related person’s acquisition of 20% or more of our common stock or after such acquisition but only during such time as the related person has sought and obtained the unanimous approval of our Board of Directors of the acquisition of 20% or more of our common stock prior to such acquisition being consummated. Second, the business combination is with a corporation that is at least 50% owned by the related person and each of our stockholders receives the same type of consideration in the business combination in proportion to his or her stockholdings.  Third, all of the following conditions are met: (i) the cash or fair market value of the property received by our stockholders in the business combination is not less than the highest per share price paid by the related person in acquiring any shares of our common stock or an amount which has the same or greater percentage relationship to the market price of our common stock immediately prior to the commencement of the acquisition of our common stock by the related person, but in no event in excess of two times the highest per share price paid by the related person, (ii) after becoming a related person, the related person must not have acquired any more of our common stock, received any further benefits from us or made any changes to our business; and (iii) a proxy statement in compliance with the Exchange Act must be mailed to each of our stockholders for approval of the business combination.  These provisions of Article Thirteenth of our Articles of Incorporation help prevent us from becoming the target of an unwanted takeover.

In addition, we may be subject to the restrictions contained in Sections 78.378 through 78.3793 of the Nevada Revised Statutes which provide, subject to certain exceptions and conditions, that if a person acquires a “controlling interest,” which is equal to either one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more of the voting power of a corporation, that person is an “interested stockholder” and may not vote that person’s shares. The effect of these restrictions may be to discourage, delay or prevent a change in control of Balqon Corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc.  Its telephone number is (972) 612-4120.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus will be passed upon by Rutan & Tucker, LLP, Costa Mesa, California.  Attorneys in the firm Rutan & Tucker, LLP beneficially own 70,000 shares of our common stock.

EXPERTS

Weinberg & Company, P.A., an independent registered public accounting firm, has audited our balance sheet as of December 31, 2010 and 2009, and related statements of operations, changes in stockholders’ equity (deficiency) and cash flows for the years then ended.  We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Weinberg & Company, P.A.’s audit report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, and the rules and regulations promulgated under the Securities Act, with respect to the common stock offered under this prospectus.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement.  Many of the contracts and documents described in this prospectus are filed as exhibits to the registration statements and you may review the full text of such contracts and documents by referring to such exhibits.

For further information with respect to us and the common stock offered under this prospectus, reference is made to the registration statement and its exhibits and schedules.  The registration statement, including its exhibits and schedules, may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street N.E., Washington, D.C. 20549.  Copies of such documents may be obtained from the SEC upon the payment of the charges prescribed by the SEC.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC.  The SEC’s Internet website address is http://www.sec.gov. Our Internet website address is http://www.balqon.com.

All trademarks or trade names referred to in this prospectus are the property of their respective owners.

BALQON CORPORATION

BALQON CORPORATION
CONDENSED BALANCE SHEETS

	June 30, 2011 (Unaudited)	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$353,076	$4,407,273
Accounts receivable	500,954	1,908
Costs and estimated earnings in excess of billings on uncompleted contracts	34,224	34,224
Inventories	1,870,668	1,008,270
Prepaid expenses	397,837	70,738
Total current assets	3,156,759	5,522,413
Property and equipment, net	83,385	82,473

Other assets:
Deposits	14,400	14,400
Distribution agreement with related entity, net	1,149,988	1,403,375
Trade secrets, net	15,586	46,744
Goodwill	166,500	166,500
Total assets	$4,586,618	$7,235,905

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$1,415,836	$1,446,674
Customer deposit	1,159,601	1,159,601
Advances from shareholder	5,018	5,018
Derivative liability	1,054,232	955,974
Current portion of convertible notes payable	916,500	—
Total current liabilities	4,551,187	3,567,267
Convertible notes payable, net of discount and current portion	766,420	1,157,431

Commitments and Contingencies

Shareholders’ Equity (Deficiency)
Common stock, $0.001 par value, 100,000,000 shares authorized, 35,591,530 and 34,942,514 shares issued and outstanding on June 30, 2011 and December 31, 2010, respectively	35,590	34,942
Additional paid in capital	18,244,426	17,815,158
Accumulated deficit	(19,011,005)	(15,338,893)
Total shareholders’ equity (deficiency)	(730,989)	2,511,207
Total liabilities and shareholders’ equity	$4,586,618	$7,235,905

The accompanying notes are an integral part of these condensed financial statements.

BALQON CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 2011 AND 2010 (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

REVENUES	499,820	504,351	615,606	542,418

COSTS OF REVENUES	360,067	459,010	408,940	496,602

GROSS PROFIT	139,753	45,341	206,666	45,816

OPERATING EXPENSES

General and administrative	1,057,877	419,588	2,176,445	1,164,967

Research and development	143,613	58,575	293,724	124,118

Depreciation and amortization	147,776	41,896	314,044	75,035

Total operating expenses	1,349,266	520,059	2,784,213	1,364,120

LOSS FROM OPERATIONS	(1,209,513)	(474,718)	(2,577,547)	(1,318,304)

Change in fair value of derivative liabilities	464,847	—	(98,258)	—

Interest expense	(393,921)	(314,307)	(996,307)	(472,067)

NET LOSS	$(1,138,587)	$(789,025)	$(3,672,112)	$(1,790,371)

Net loss per share – basic and diluted	$(0.03)	$(0.03)	$(0.10)	$(0.07)

Weighted average shares outstanding, basic and diluted	35,474,574	25,728,515	35,357,614	25,647,237

The accompanying notes are an integral part of these condensed financial statements.

BALQON CORPORATION
CONDENSED STATEMENT OF SHAREHOLDERS’ EQUITY
FOR THE SIX MONTHS ENDED JUNE 30, 2011 (Unaudited)

	Common Stock, $0.001 Par Value		Additional Paid in	Accumulated
	Number	Amount	Capital	Deficit	Total

Balances, December 31, 2010	34,942,514	$34,942	$17,815,158	$(15,338,893)	$2,511,207

Common shares issued upon conversion of notes payable	390,684	390	296,860		297,250

Common shares issued for cash upon exercise of warrants	258,332	258	132,408		132,666

Net loss				(3,672,112)	(3,672,112)

Balances, June 30, 2011	35,591,530	$35,590	$18,244,426	$(19,011,005)	$(730,989)

The accompanying notes are an integral part of these condensed financial statements.

BALQON CORPORATION
CONDENSED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities:

Net loss	$(3,672,112)	$(1,790,371)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	314,044	75,035
Fair value of common stock issued for services	—	208,000
Fair value of warrants granted for services	—	19,142
Change in fair value of derivative liability	98,258	—
Amortization of note discount	822,739	355,077
Changes in operating assets and liabilities:
Accounts receivable	(499,048)	(258,147)
Costs and estimated earnings in excess of billings	—	(34,224)
Inventories	(862,398)	(106,145)
Prepaid expenses	(327,099)	(33,599)
Accounts payable and accrued expenses	(30,838)	(8,874)
Billings in excess of costs and estimated earnings on uncompleted contracts	—	(650)
Net cash used in operating activities	(4,156,454)	(1,574,756)

Cash flows from investing activities:
Acquisition of property and equipment	(30,409)	(6,436)
Net cash used in investing activities	(30,409)	(6,436)

Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of warrants	132,666	—
Net proceeds from bank loan	—	132,425
Proceeds from issuance of convertible notes	—	1,500,000
Offering costs	—	(100,000)
Net cash provided by financing activities	132,666	1,532,425

Increase (decrease) in cash and cash equivalents	(4,054,197)	(48,767)
Cash and cash equivalents, beginning of period	4,407,273	118,635
Cash and cash equivalents, end of period	$353,076	$69,868

Supplemental Cash Flow Information:
Income taxes paid	$—	$—
Interest paid	$178,400	$50,723

Supplemental non cash financing and investing activities:
Conversion of notes payable to common stock	$297,250	$15,000
Fair value of beneficial conversion feature and warrants issued with unsecured convertible notes	$—	$1,500,000

The accompanying notes are an integral part of these condensed financial statements.

BALQON CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The Company

Balqon Corporation, a California corporation (“Balqon California”), was incorporated on April 21, 2005 and commenced business operations in 2006.  On October 24, 2008, Balqon California completed a merger with BMR Solutions, Inc., a Nevada corporation (“BMR”), with BMR being the survivor of the merger.  Upon the closing, BMR changed its name to Balqon Corporation (the “Company”).  The Company develops and manufactures complete drive systems and battery systems for electric vehicles, industrial equipment and renewable energy storage devices.  The Company also designs and assembles electric powered yard tractors, short haul drayage tractors and inner city Class 7 and 8 delivery trucks utilizing its proprietary drive system technologies.

Basis of Presentation of Unaudited Financial Information

The unaudited financial statements of the Company for the three and six months ended June 30, 2011 and 2010 have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and pursuant to the requirements for reporting on Form 10-Q and Regulation S-K for scaled disclosures for smaller reporting companies.  Accordingly, they do not include all the information and footnotes required by GAAP for complete financial statements.  However, such information reflects all adjustments (consisting solely of normal recurring adjustments), which are, in the opinion of management, necessary for the fair presentation of the Company’s financial position and results of operations. Results shown for interim periods are not necessarily indicative of the results to be obtained for a full fiscal year.  The balance sheet information as of December 31, 2010 was derived from the audited financial statements included in the Company’s financial statements as of and for the years ended December 31, 2010 and 2009 contained in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 15, 2011. These financial statements should be read in conjunction with that report.

Liquidity

For the six months ended June 30, 2011, the Company recorded a net loss of $3,672,112 and utilized cash in operations of $4,156,454.  As of June 30, 2011, the Company had a working capital deficit of $1,394,428 and a shareholders’ deficiency of $730,989.  The Company intends to raise funds to finance operations until the Company achieves profitable operations. The Company’s capital requirements for the next 12 months, as they relate to the production of its products will continue to be significant.  If adequate funds are not available to satisfy either medium or long-term capital requirements, the Company’s operations and liquidity could be materially adversely affected and the Company could be forced to cut back its operations.

Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Material estimates relate to the recognition of contract revenues and estimated costs to complete, recoverability of reported amounts of long-lived assets, and assumptions made in valuing derivative instruments and equity instruments issued for compensation.  Actual results may differ from those estimates.

BALQON CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenues

Sales of Production Units and Parts

The Company recognizes revenue from the sale of completed production units and parts when there is persuasive evidence that an arrangement exists, delivery of the product has occurred and title has passed, the selling price is both fixed and determinable, and collectability is reasonably assured, all of which generally occurs upon shipment of the Company’s product or delivery of the product to the destination specified by the customer.

The Company determines whether delivery has occurred based on when title transfers and the risks and rewards of ownership have transferred to the buyer, which usually occurs when the Company places the products with the buyer’s carrier.  The Company regularly reviews its customers’ financial positions to ensure that collectability is reasonably assured.  Except for warranties, the Company has no post-sales obligations.

Contract Revenue and Cost Recognition on Prototype Vehicles

The Company recognizes revenues using the percentage-of-completion method of accounting by relating contract costs incurred to date to the total estimated costs at completion.  This method is used because management considers costs to be the best available measure of progress on its contracts.  Contract losses are provided for in their entirety in the period that they become known, without regard to the percentage-of-completion.  The Company also recognizes as revenues costs associated with claims and unapproved change orders to the extent it is probable that such claims and change orders will result in additional contract revenue, and the amount of such additional revenue can be reliably estimated.

Contract costs include all direct material and labor costs.  The asset “costs and estimated earnings in excess of billings on uncompleted contracts” represents costs incurred in excess of revenues billed. The liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenues earned.

Inventories

Inventories consist mainly of raw materials and are stated at the lower of cost or market. Cost is determined principally on a first-in-first-out average cost basis.  Recorded inventories at June 30, 2011 do not include approximately $2.5 million of batteries and other items held on consignment from Seven One Battery Company, an affiliate of the Company’s Chairman of the Board. (See Note 3.)

Goodwill and Intangible Assets

Management performs impairment tests of goodwill and indefinite-lived intangible assets whenever an event occurs or circumstances change that indicate impairment has more likely than not occurred. Also, management performs impairment testing of goodwill and indefinite-lived intangible assets at least annually.

The Company reviews intangible assets subject to amortization at least annually to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life.  If the carrying value of an asset exceeds its undiscounted cash flows, the Company writes down the carrying value of the intangible asset to its fair value in the period identified.  If the carrying value of assets is determined not to be recoverable, the Company records an impairment loss equal to the excess of the carrying value over the fair value of the assets.  The

BALQON CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill and Intangible Assets (continued)

Company’s estimate of fair value is based on the best information available, in the absence of quoted market prices.  The Company generally calculates fair value as the present value of estimated future cash flows that the Company expects to generate from the asset using a discounted cash flow income approach as described above.  If the estimate of an intangible asset’s remaining useful life is changed, the Company amortizes the remaining carrying value of the intangible asset prospectively over the revised remaining useful life. Based upon management’s assessment, there were no indicators of impairment of the Company’s goodwill or intangible assets at June 30, 2011 or December 31, 2010.

Loss Per Share

Basic loss per share has been computed using the weighted average number of common shares outstanding and issuable during the period.  Diluted loss per share is computed based on the weighted average number of common shares and all common equivalent shares outstanding during the period in which they are dilutive.  Common equivalent shares consist of shares issuable upon the exercise of stock options, warrants or other convertible securities such as convertible notes.  As of June 30, 2011, common stock equivalents were comprised of options exercisable into 1,416,695 shares of the Company’s common stock, warrants exercisable into 15,437,755 shares of the Company’s common stock and notes payable convertible into 3,900,758 shares of the Company’s common stock.  For the three month periods ended June 30, 2011 and 2010, common stock equivalent shares have been excluded from the calculation of loss per share as their effect is anti-dilutive.

Financial Assets and Liabilities Measured at Fair Value

The Company uses various inputs in determining the fair value of its investments and measures these assets on a recurring basis.  Financial assets recorded at fair value in the condensed balance sheets are categorized by the level of objectivity associated with the inputs used to measure their fair value.

Authoritative guidance provided by the Financial Accounting Standards Board (“FASB”) defines the following levels directly related to the amount of subjectivity associated with the inputs to fair valuation of these financial assets:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Inputs, other than the quoted prices in active markets, that is observable either directly or indirectly.

Level 3	Unobservable inputs based on the Company’s assumptions.

The following table presents certain investments and liabilities of the Company’s financial assets measured and recorded at fair value on the Company’s condensed balance sheets on a recurring basis and their level within the fair value hierarchy as of June 30, 2011.

	Level 1	Level 2	Level 3	Total
Fair value of Derivative Liability	$—	$—	$1,054,232	$1,054,232

BALQON CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative Financial Instruments

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses the Monte Carlo simulation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.  Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Concentrations

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and unsecured accounts receivable.

The Company maintains cash balances at one bank. At times, the amount on deposit exceeds the federally insured limits. Management believes that the financial institution that holds the Company’s cash is financially sound and, accordingly, minimal credit risk exists.

For the six months ended June 30, 2011, 39% of total revenues were from one customer.  For the three months ended June 30, 2011, 48% of total revenue were from one customer. For the six months ended June 30, 2010, 59% of total revenues were from one customer.  For the three months ended June 30, 2010, 63% of total revenues were from one customer. At June 30, 2011, 23% of accounts receivable were from one customer while 48% of accounts receivable were from another customer.   At June 30, 2010, 75% of accounts receivable were from one customer.

For the six months ended June 30, 2011, 32% of costs of revenue were to one vendor.  For the six months ended June 30, 2010, 67% of costs of revenue were to one vendor. For the three months ended June 30, 2011, 37% of costs of revenue were to one vendor.  For the three months ended June 30, 2010, 67% of costs of revenue were to one vendor.

At June 30, 2011, accounts payable to the largest vendor represented 34% of accounts payable. Accounts payable to other two largest vendors represented 16% and 7%, respectively, of accounts payable at June 30, 2011.  At December 31, 2010, accounts payable to the largest vendor represented 42% of accounts payable balances.  Accounts payable to other two largest vendors represented 32% and 8%, respectively, of total accounts payable as of December 31, 2010.

Recent Accounting Pronouncements

In May 2011, the FASB issued Accounting Standards Update (“ASU”) No. 2011-4, which amends the Fair Value Measurements Topic of the Accounting Standards Codification to help achieve common fair value measurement and disclosure requirements in GAAP and International Financial Reporting Standards.  ASU No. 2011-4 does not require additional fair value measurements and is not intended to establish valuation standards or affect valuation practices outside of financial reporting.  The ASU is effective for interim and annual periods beginning after December 15, 2011. The Company will adopt the ASU as required.  The ASU will affect the Company’s fair value disclosures, but will not affect the Company’s results of operations, financial condition or liquidity.

BALQON CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In June 2011, the FASB issued ASU No. 2011-5, which amends the Comprehensive Income Topic of the ASU.  The ASU eliminates the option to present the components of other comprehensive income as part of the statement of changes in shareholders’ equity, and instead requires consecutive presentation of the statement of net income and other comprehensive income either in a continuous statement of comprehensive income or in two separate but consecutive statements.  ASU No. 2011-5 is effective for interim and annual periods beginning after December 15, 2011.  The Company will adopt the ASU as required.  The ASU will have no affect on the Company’s results of operations, financial condition or liquidity.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 2 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	June 30, 2011 (Unaudited)	December 31, 2010
Computer equipment and software	$121,681	$103,675
Office furniture	35,300	28,484
Equipment	35,940	30,352
Leasehold improvements	21,711	21,711
Total property and equipment, cost	214,632	184,221
Less: accumulated depreciation and amortization	(131,247)	(101,748)
Property and equipment, net	$83,385	$82,473

Depreciation and amortization expense on property and equipment for the six months ended June 30, 2011 and 2010 was $29,499 and $43,877, respectively.

NOTE 3 – DISTRIBUTION AGREEMENT WITH A RELATED ENTITY

On December 14, 2010, the Company entered into a three year distribution agreement (as amended to date, the “Distribution Agreement”) with Seven One Limited (“SOL”).  Under the Distribution Agreement, SOL has granted the Company the right to distribute lithium iron phosphate batteries and high voltage charging systems manufacture by Seven One Battery Company (the “Products”) on an exclusive basis in the United States.  The Company’s Chairman of the Board, Winston Chung, is the chief executive officer of SOL.  As consideration for the Distribution Agreement, on December 14, 2010, the Company issued to SOL 1,375,000 shares of the Company’s common stock and a five year warrant to acquire 1,500,000 shares of the Company’s common stock at an exercise price of $1.50 per share. The Company determined that the fair value of the Distribution Agreement was $1,403,375.

BALQON CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

NOTE 3 – DISTRIBUTION AGREEMENT WITH A RELATED ENTITY (continued)

In January 2011, based on the terms of the Distribution Agreement, the Company received 3564 battery units valued at $2,629,800 on a consignment basis.  During the period ending June 30, 2011, the Company sold 203 units of these batteries with a cost of $143,000 which amount is included in cost of revenue on the accompanying Statement of Operations. As of June 30, 2011, the Company held the remaining 3,361 units valued at $2,487,700 on a consignment basis.

On April 13, 2011, the Company entered into an amendment to the Distribution Agreement with SOL to correctly reflect, among other things, the chain of distribution among the parties to the Distribution Agreement and the manufacturer of the Products.

The Company received a letter alleging that the Distribution Agreement infringes on the rights a certain party has under certain agreements between that party and Thunder Sky Battery Limited.  The Company believes that these allegations are without merit and intends to vigorously defend against any claims brought against the Company; however, the Company could incur substantial costs and diversion of management resources defending any such claims – even if the Company is ultimately successful in the defense of such matter.

The Distribution Agreement is being amortized on a straight line basis over the three year term of the agreement.

	June 30, 2011 (Unaudited)	December 31, 2010
Value of Distribution Agreement	$1,403,375	$1,403,375
Less: accumulated amortization	(253,387)	—
Distribution Agreement, net	$1,149,988	$1,403,375

NOTE 4 – LOAN PAYABLE – BRIDGE BANK

On February 25, 2009, the Company executed a Business Financing Agreement, dated February 18, 2009, with Bridge Bank, National Association (the “Lender”) (the “Initial Agreement”).  The Initial Agreement has been amended by Business Financing Modification Agreements dated effective February 26, 2009 and August 4, 2009, respectively (the “Modification Agreements,” and together with the Initial Agreement the “Credit Agreement”).  The Credit Agreement provides the Company with an accounts receivable based credit facility in the aggregate amount of up to $2,000,000 (the “Credit Facility”).  At June 30, 2011, there was no balance outstanding and $400,763 was available under the terms of the Credit Facility.  At December 31, 2010, no amounts were outstanding and $1,526 was available under the terms of the Credit Facility.

The Credit Facility is formula-based and generally provides that the outstanding borrowings may not exceed an aggregate of 80% of eligible accounts receivable. The Company must immediately pay any advance made under the Credit Facility within 90 days of the earlier of (i) the invoice date of the receivable that substantiated the advance or (ii) the date on which the advance was made.  The Credit Facility is secured by a continuing first priority security interest in all the Company’s personal property (subject to customary exceptions).  Interest on the Credit Facility is payable monthly, at the per annum prime rate as published by the Lender plus two percentage points, subject to a minimum rate of 6.0% per annum (6% at June 30, 2011).  The Credit Agreement may be terminated at any time by either party to the Credit Agreement.

BALQON CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

NOTE 5 –CONVERTIBLE PROMISSORY NOTES

Convertible notes payable consist of the following as of June 30, 2011 and December 31, 2010:

	June 30, 2011 (Unaudited)	December 31, 2010
Subordinated unsecured convertible notes payable, interest at 10% per annum payable quarterly, due March 31, 2012 (1)	$916,500	$985,000

Subordinated unsecured convertible notes payable, interest at 10% per annum payable quarterly, due September 1, 2012 (2)	1,330,000	1,483,750

Senior secured convertible notes payable, interest at 10% per annum payable quarterly, due September 1, 2012 (3)	775,000	850,000
Convertible notes payable	3,021,500	3,318,750
Less: note discount	(1,338,580)	(2,161,319)
Convertible notes payable, net of note discount	$1,682,920	$1,157,431
Less: current portion of subordinated unsecured notes	(916,500)	—
Convertible notes payable, net of note discount and current portion	$766,420	$1,157,431

BALQON CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

NOTE 5 –CONVERTIBLE PROMISSORY NOTES (continued)

(1)             Between March 25, 2009 and June 19, 2009, the Company entered into agreements with 34 accredited investors for the sale by the Company of an aggregate of $1,000,000 of 10% Unsecured Subordinated Convertible Promissory Notes which are convertible into an aggregate of 1,000,000 shares of the Company’s common stock at a conversion price of $1.00 per share of common stock, subject to adjustment.  The notes are subordinated to the right to the prior payment of all Senior Indebtedness (as defined in the notes).  Additionally, the Company issued three-year warrants to purchase an aggregate of 1,000,000 shares of the Company’s common stock at an exercise price of $1.50 per share.  The conversion price of the notes and the exercise price of the warrants are only subject to adjustment based on stock splits, stock dividends, spin-offs, rights offerings, or recapitalization through a large, nonrecurring cash dividend.  During the six months ended June 30, 2011, $68,500 in principal amount of these notes was converted to 68,500 shares of the Company’s common stock.  As of June 30, 2011, $916,500 in principal was outstanding under these notes.

The Company determined that the relative fair value of the warrants upon issuance was $639,061.  The relative fair value was determined using the methodology prescribed by current accounting guidance.  The Company determined the fair value of the beneficial conversion feature was approximately $360,939. These amounts were calculated under a Black-Scholes option pricing model using as assumptions an expected life of 3 years, an industry volatility of 54.39%, a risk free interest rate of 1.15%, and no expected dividend yield. The relative value of the warrants of $639,061 and the beneficial conversion feature of $360,939 was recorded by the Company as a loan discount of $1,000,000, which the Company is amortizing to interest expense over the life of the notes.  As of June 30, 2011, the unamortized balance of the note discount was $241,589.

(2)             Between February 5, 2010 and April 12, 2010, the Company entered into agreements with seven accredited investors for the sale by the Company of an aggregate of $1,500,000 of 10% Unsecured Subordinated Convertible Promissory Notes which are convertible into an aggregate of 1,999,993 shares of the Company’s common stock at a conversion price of $0.75 per share of common stock, subject to adjustment.  Additionally, the Company issued three-year warrants to purchase an aggregate of 1,999,993 shares of the Company’s common stock at an exercise price of $0.50 per share.  In connection with the offering, the Company issued three year warrants to purchase 15,999 shares of its common stock at an exercise price of $0.50 per share to two accredited investors in consideration of finder services rendered.  The conversion price of the notes and the exercise price of the warrants are only subject to adjustment based on stock splits, stock dividends, spin-offs, rights offerings, or recapitalization through a large, nonrecurring cash dividend.  During the six months ended June 30, 2011, $153,750 of the principal of the notes was converted into 204,998 shares of the Company’s common stock.  As of June 30, 2011, $1,330,000 in principal was outstanding under these notes.

BALQON CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

NOTE 5 –CONVERTIBLE PROMISSORY NOTES (continued)

The Company determined that the relative fair value of the warrants upon issuance was $731,710.  The relative fair value was determined using the methodology prescribed by current accounting guidance.  The Company determined the fair value of the beneficial conversion feature was approximately $768,290. These amounts were calculated under a Black-Scholes option pricing model using as assumptions an expected life of 3 years, an industry volatility of between 95% and 116%, a risk free interest rate of 1.47%, and no expected dividend yield.  The relative value of the warrants of $731,710 and the beneficial conversion feature of $768,290 was recorded by the Company as a loan discount of $1,500,000, which the Company is amortizing to interest expense over the life of the notes.  As of June 30, 2011, the unamortized balance of the note discount was $631,402.

(3)             Between July 2010 and December 2010, the Company entered into agreements with 26 accredited investors for the sale by the Company of an aggregate of $850,000 of 10% Senior Secured Convertible Debentures (the “Debentures”) which are convertible into an aggregate of 1,133,333 shares of the Company’s common stock at a conversion price of $0.75 per share, subject to adjustment.  In connection with this offering, the Company also issued to the investors warrants to purchase an aggregate of 850,000 shares of the Company’s common stock at an exercise price of $0.75 per share, subject to adjustment.  The Company also issued to its placement agent warrants to purchase 68,000 shares of the Company’s common stock at exercise price of $0.75 per share, subject to the same adjustments and terms as those warrants issued to investors.

During the six months ended June 30, 2011, $75,000 of the principal of the Debentures was converted into 117,186 shares of the Company’s common stock.  As of June 30, 2011, $775,000 in principal was outstanding under these Debentures.  Under the adjustment provisions of the Debentures and warrants, the conversion price of the Debentures and the exercise price of the warrants were reduced to $0.64 in connection with a private placement of our common stock and warrants in December 2010.

The Debentures are due on September 30, 2012, or at the Company’s sole discretion, on March 31, 2013 (the “Maturity Date”) or such date as this Debenture is required or permitted to be repaid as provided in the agreement.  The Debentures are secured under the terms of a security agreement granting the holders of the Debentures a security interest in all of the Company’s personal property.

Each of the agreements governing the Debentures and warrants includes an anti-dilution provision that allows for the automatic reset of the conversion or exercise price upon any future sale of common stock instruments at or below the current exercise price. The Company considered the current FASB guidance of “Determining Whether an Instrument Indexed to an Entity’s Own Stock” which indicates that any adjustment to the fixed amount (either conversion price or number of shares) of the instrument regardless of the probability or whether or not within the issuers’ control, means the instrument is not indexed to the issuers own stock. Accordingly, the Company determined that the conversion price of the Debentures and the exercise price of the warrants are not a fixed amount because they are subject to fluctuation based on the occurrence of future offerings or events.  As a result, the Company determined that the conversion features and the warrants are not considered indexed to the Company’s own stock and characterized the fair value of these warrants as derivative liabilities upon issuance.

BALQON CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

NOTE 5 – CONVERTIBLE PROMISSORY NOTES (continued)

The Company determined the aggregate fair value of the warrants issued to investors and its placement agent to be $511,399 and the initial fair value of the embedded beneficial conversion feature of the Debentures to be $504,440 (an aggregate amount of $1,015,839).  These amounts were determined by management with the use of an independent valuation specialist using a Monte Carlo simulation model.  In accordance with current accounting guidelines, the excess of $165,839 of derivative liability created over the face amount of the Debentures was considered to be a cost of the private placement.  In addition, the Company also incurred another $193,500 of closing costs (consisting of $93,500 of placement agent fees and $100,000 of legal fees directly related to the offering).  As such, the Company recorded an $850,000 valuation discount upon issuance, and in 2010, recognized private placement costs of $358,339 for financial reporting purposes.  The aggregate fair value of the derivative liabilities as of June 30, 2011 was $1,054,232 (see Note 6).

As of June 30, 2011, the Company has amortized $309,412 of the valuation discount, and the remaining unamortized valuation discount of $465,588 as of June 30, 2011 has been offset against the face amount of the Debentures for financial statement purposes.

As of June 30, 2011, the total discount of $1,338,580 is offset against the balance of the Debentures for financial statement presentation. During the six months ended June 30, 2011, amortization of loan discount was $822,739.

NOTE 6 – DERIVATIVE LIABILITY

In June 2008, the FASB issued authoritative guidance on determining whether an instrument (or embedded feature) is indexed to an entity’s own stock.  Under the authoritative guidance, effective January 1, 2009, instruments which do not have fixed settlement provisions are deemed to be derivative instruments.  The conversion feature of the Company’s Debentures (described in Note 5), and the related warrants, do not have fixed settlement provisions because their conversion and exercise prices, respectively, may be lowered if the Company issues securities at lower prices in the future.  The Company was required to include the reset provisions in order to protect the holders of the Debentures from the potential dilution associated with future financings. In accordance with the FASB authoritative guidance, the conversion feature of the Debentures was separated from the host contract (i.e., the Debentures) and recognized as a derivative instrument.  Both the conversion feature of the Debentures and the related warrants have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

BALQON CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

NOTE 6 – DERIVATIVE LIABILITY (continued)

The derivative liabilities were valued using Monte Carlo simulation model with the following assumptions:

	June 30, 2011	December 31, 2010
Conversion feature:

Risk-free interest rate	0.26%	1.75%
Expected volatility	70.00%	90.00%
Expected life (in years)	1.25 years	1.75 years
Expected dividend yield	0	0

Warrants:

Risk-free interest rate	1.52%	1.76%
Expected volatility	106%	95.00%
Expected life (in years)	4.25 years	4.75 years
Expected dividend yield	0	0

Fair Value:
Conversion feature	440,781	464,844
Warrants	613,451	491,130
	$1,054,232	$955,974

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the volatility of five comparable guideline companies to estimate volatility for its common stock. The expected life of the conversion feature of the Debentures was based on the term of the Debentures and the expected life of the warrants was determined by the expiration date of the warrants. The expected dividend yield was based on the fact that the Company has not paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future.

As of June 30, 2011, the aggregate derivative liability of the conversion feature and the warrants was $1,054,232.  For the six months ended June 30, 2011, the Company recorded a change in fair value of the derivative liabilities of $98,258.

NOTE 7 – INCOME TAXES

At June 30, 2011, the Company had available federal and state net operating loss carryforwards to reduce future taxable income. The amounts available were approximately $18,000,000 or federal and for state purposes. The Federal carryforward expires in 2028 and the state carryforward expires in 2018. Given the Company’s history of net operating losses, management has determined that it is more likely than not the Company will be able to realize the tax benefit of the carryforwards.

Accordingly, the Company has not recognized a deferred tax asset for this benefit. Upon the attainment of taxable income by the Company, management will assess the likelihood of realizing the tax benefit associated with the use of the carryforwards and will recognize a deferred tax asset at that time.

BALQON CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

NOTE 7 – INCOME TAXES (continued)

Current standards require that a valuation allowance be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

Significant components of the Company’s deferred income tax assets are as follows:

	June 30, 2011 (Unaudited)	December 31, 2010
Deferred income tax asset:
Net operating loss carryforward	$7,159,000	$5,562,000
Valuation allowance	(7,159,000)	(5,562,000)
Net deferred income tax asset	$—	$—

Reconciliation of the effective income tax rate to the U.S. statutory rate is as follows:

	June 30, 2011 (Unaudited)		December 31, 2010
Tax expense at the U.S. statutory income tax	(34.0%	)	(34.0%	)
State tax net of federal tax benefit	(15.8%	)	(5.8%	)
Increase in the valuation allowance	39.8%		39.8%
Effective tax rate	—%		—%

The Company adopted authoritative guidance which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under the current accounting guidelines, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Current accounting guidelines also provide guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and require increased disclosures. At the date of adoption, and as of June 30, 2011 and December 31, 2010, the Company does not have a liability for unrecognized tax benefits.

NOTE 8 – SHAREHOLDERS’ EQUITY

Shares Issued Upon Conversion of Convertible Notes

During the six months ended June 30, 2011, $297,250 of convertible promissory notes were converted into 390,684 shares of the Company’s common stock in accordance with the original terms of the conversion agreements.

Shares Issued Upon Exercise of Warrants

During the six months ended June 30, 2011, the Company issued 258,332 shares of its common stock upon the exercise of outstanding warrants resulting in cash proceeds of $132,666 to the Company.

BALQON CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

NOTE 9 – STOCK OPTIONS AND WARRANTS

Stock Options

At June 30, 2011, options shares outstanding were as follows:

	Shares	Weighted Average Exercise Price
Balance at January 1, 2011	3,041,728	$2.25
Granted	—	—
Exercised	—	—
Expired	(1,625,033)	$2.03
Balance at June 30, 2011	1,416,695	$2.50

The following table summarizes information about stock options outstanding and exercisable as of June 30, 2011:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Number of Shares	Weighted Average Exercise Price
$2.50	1,416,695	$2.50	1.0	1,416,695	$2.50

There was no aggregate intrinsic value of the 1,416,695 options outstanding and exercisable as of June 30, 2011 based on the trading price as of the period then ended.  At June 30, 2011, all options were vested and there were no unvested options outstanding.

Warrants

At June 30, 2011, warrants shares outstanding were as follows:

	Shares	Weighted Average Exercise Price
Balance at January 1, 2011	15,929,147	$0.96
Granted	10,000	$1.00
Exercised	(258,332)	$0.51
Expired	(243,060)	2.00
Balance at June 30, 2011	15,437,755	$0.92

BALQON CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

NOTE 9 – STOCK OPTIONS AND WARRANTS (continued)

Warrants (continued)

On March 18, 2011, the Company terminated its agreement with a third-party under which the third-party provided financial public relations services for the Company.  Under that agreement, the Company may have been obligated to issue three-year warrants to purchase an indeterminate number of shares of the Company’s common stock at an exercise price of $1.00 per share based upon certain performance based benchmarks.  During the six months ended June 30, 2011, the Company issued warrants to acquire 10,000 shares of its common stock pursuant to this agreement.  At termination, the Company had issued warrants to purchase an aggregate of 50,000 shares of its common stock pursuant to this agreement.

During the six months ended June 30, 2011, the Company issued 258,332 shares of its common stock upon the exercise of outstanding warrants resulting in cash proceeds of $132,666 to the Company.

The following table summarizes information about stock warrants outstanding and exercisable as of June 30, 2011:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number of Shares Underlying Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Number of Shares	Weighted Average Exercise Price
$0.50	1,782,660	$0.50	1.2	1,782,660	$0.50
$0.64	8,705,500	$0.64	4.3	8,705,500	$0.64
$1.00	50,000	$1.00	2.3	50,000	$1.00
$1.50	4,595,000	$1.50	0.83	4,595,000	$1.50
$2.50	304,595	$2.50	0.7	304,595	$2.50
	15,437,755			15,437,755

As of June 30, 2011, the aggregate intrinsic value of the warrants outstanding and exercisable was $2,661,849.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

City of Los Angeles Agreement

On June 26, 2008, the Company entered into an agreement with the City of Los Angeles to manufacture and deliver 20 electric yard tractors, 5 short-haul electric tractors, and associated equipment including chargers, batteries and controllers for a total of $5,383,750.  As of June 30, 2011, the Company had delivered 14 electric yard tractors and one short-haul electric tractor to the City of Los Angeles. The Company expects to deliver the remaining 6 electric yard tractors, 4 short-haul electric tractors and associated equipment to the City of Los Angeles by December 31, 2011. Included in the Company’s backlog at June 30, 2011, is $1,979,725 attributable to the 10 electric vehicles and associated parts the Company is required to deliver under this agreement.

BALQON CORPORATION

NOTES TO CONDENSED FINANCIAL STATEMENTS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2011 AND 2010 (Unaudited)

NOTE 10 – COMMITMENTS AND CONTINGENCIES (continued)

City of Los Angeles Agreement (continued)

During 2009, under the terms of the Company’s agreement with the City of Los Angeles, the Company requested and was issued an advance payment in the amount of $1,159,601.  This advance payment was recorded as a customer deposit.  This customer deposit will be applied against the Company’s final invoices under its purchase order for 25 electric vehicles discussed above.

Under its agreement with the City of Los Angeles, the Company agreed to move its research and production facilities to the City of Los Angeles and also agreed to pay the City of Los Angeles a royalty fee of $1,000 per electric vehicle it sells to a purchaser other than the City of Los Angeles or the South Coast Air Quality Management District.

Electric Drive System Purchase Order With Related Entity

On January 25, 2011, the Company entered into an agreement with Winston Global Energy (“WGE”), a related entity, whereby WGE agreed to purchase 300 electric drive systems from the Company at an aggregate purchase price of $15.9 million (the “WGE Purchase Order”).  Under the terms of the WGE Purchase Order, the Company agreed to deliver the electric drive systems to WGE by July 25, 2012.  During the six months ended June 30, 2011, a significant portion of the Company’s production efforts were focused on designing an electric drive system configuration that can be integrated into 14 to 30 passenger mini-buses in connection with the WGE Purchase Order.  As of July 25, 2011, the Company has delivered one electric drive system under the WGE Purchase Order and is working with WGE to ensure that it can be integrated into the mini-bus chassis specified by WGE.

NOTE 11 – SUBSEQUENT EVENTS

On July 29, 2011, we entered into a certain Amendment No. 2 to Registration Rights Agreement, or Amendment, with SOL.  Our Chairman of the Board, Winston Chung, is the Chief Executive Officer of SOL.  The Amendment is effective as of June 30, 2011 and amends the Registration Rights Agreement, dated December 14, 2011, as previously amended on April 13, 2011.  Under the terms of the Amendment, the parties agreed to eliminate the shares of common stock we issued to SOL in December 2010 from the total number of shares of common stock that we must register with the SEC.  In addition, the parties agreed to extend the date by which we must file a registration statement with the SEC covering shares of common stock issuable upon exercise of warrants to purchase shares of our common stock issued to SOL in December 2010 from June 30, 2011 to such date as we and SOL mutually agree, or if the parties are unable to agree to a specific date, on such date as may be determined by us provided that the date is no later than six months after the date SOL advises the Company in writing of its request that the Company file a registration statement with the SEC covering the shares to be registered.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of
Balqon Corporation
Harbor City, California

We have audited the accompanying balance sheets of Balqon Corporation (the “Company”) as of December 31, 2010 and 2009, and the related statements of operations, shareholders’ equity (deficiency) and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Weinberg & Company, P.A.

Los Angeles, California
April 15, 2011

BALQON CORPORATION
BALANCE SHEETS

	December 31, 2010	December 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$4,407,273	$118,635
Accounts receivable	1,908	167,925
Costs and estimated earnings in excess of billings on uncompleted contracts	34,224	—
Inventories	1,008,270	1,002,748
Prepaid expenses	70,738	53,382
Total current assets	5,522,413	1,342,690

Property and equipment, net	82,473	122,251
Other assets:
Deposits	14,400	14,400
Distribution agreement with related entity	1,403,375	—
Trade secrets, net	46,744	109,063
Goodwill	166,500	166,500
Total assets	$7,235,905	$1,754,904

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIENCY)
Current liabilities
Accounts payable and accrued expenses	$1,446,674	$1,587,388
Customer deposit	1,159,601	1,159,601
Loan payable	—	128,150
Notes payable to related parties	—	25,000
Advances from shareholder	5,018	5,018
Derivative liability	955,974	—
Billings in excess of costs and estimated earnings on uncompleted contracts	—	650
Total current liabilities	3,567,267	2,905,807

Convertible notes payable, net of discount	1,157,431	209,510

SHAREHOLDERS’ EQUITY (DEFICIENCY)
Common stock, $0.001 par value, 100,000,000 shares authorized, 34,942,514 and 25,518,348 shares issued and outstanding as of December 31, 2010 and 2009, respectively	34,942	25,518
Additional paid in capital	17,815,158	9,650,329
Accumulated deficit	(15,338,893)	(11,036,260)
Total shareholders’ equity (deficiency)	2,511,207	(1,360,413)
Total liabilities and shareholders’ equity (deficiency)	$7,235,905	$1,754,904

The accompanying notes are an integral part of these financial statements.

BALQON CORPORATION
STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2010	2009

REVENUES	$677,745	$3,598,752

COSTS OF REVENUES	611,328	3,488,797

GROSS PROFIT	66,417	109,955

OPERATING EXPENSES

General and administrative	2,418,681	2,525,225

Research and development	270,134	167,195

Depreciation and amortization	108,457	100,104

Total operating expenses	2,797,272	2,792,524

LOSS FROM OPERATIONS	(2,730,855)	(2,682,569)

Costs of private placement	(359,339)	—

Change in fair value of derivative liabilities	59,865	—

Interest expense	(1,272,304)	(332,836)

NET LOSS	$(4,302,633)	$(3,015,405)

Net loss per share – basic and diluted	$(0.17)	$(0.12)

Weighted average shares outstanding, basic and diluted	26,072,140	25,518,348

The accompanying notes are an integral part of these financial statements.

BALQON CORPORATION
STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIENCY)
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

	Common Stock, $0.001 Par Value		Additional	Accumulated
	Number	Amount	Paid in Capital	Deficit	Total
Balances, January 1, 2009	25,518,348	$25,518	$8,650,329	$(8,020,855)	$654,992

Fair value of beneficial conversion feature and warrants issued with convertible notes	—	—	1,000,000	—	1,000,000

Net loss	—	—	—	(3,015,405)	(3,015,405)

Balances, December 31, 2009	25,518,348	25,518	9,650,329	(11,036,260)	(1,360,413)

Fair value of shares issued for services	200,000	200	207,800	—	208,000

Fair value of beneficial conversion feature and warrants issued with convertible notes	—	—	1,500,000	—	1,500,000

Conversion of notes payable into common shares	36,666	37	31,213	—	31,250

Fair value of warrants issued for services	—	—	31,628	—	31,628

Common stock issued for cash	7,812,500	7,812	4,992,188	—	5,000,000

Fair value of common stock issued in connection with distribution agreement	1,375,000	1,375	878,625	—	880,000

Fair value of warrants issued in connection with distribution agreement	—	—	523,375	—	523,375

Net loss	—	—	—	(4,302,633)	(4,302,633)

Balances, December 31, 2010	34,942,514	$34,942	$17,815,158	$(15,338,893)	$2,511,207

The accompanying notes are an integral part of these financial statements.

BALQON CORPORATION
STATEMENTS OF CASH FLOWS
	Years Ended December 31,
	2010	2009
Cash flow from operating activities:

Net loss	$(4,302,633)	$(3,015,405)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	108,457	100,104
Fair value of common stock issued for services	208,000	—
Fair value of options and warrants granted for services	31,628	—
Cost of private placement	359,339	—
Change in fair value of derivative liability	(59,865)	—
Amortization of note discount	979,171	209,510
Changes in operating assets and liabilities:
Accounts receivable	166,017	(167,925)
Costs and estimated earnings in excess of billings	(34,224)	—
Inventories	(5,522)	156,853
Prepaid expenses	(17,356)	(10,362)
Deposits	—	19,241
Accounts payable and accrued expenses	(140,714)	361,581
Customer advances	—	1,159,601
Billings in excess of costs and estimated earnings on uncompleted contracts	(650)	(1,954)
Net cash used in operating activities	(2,708,352)	(1,188,756)

Cash flows from investing activities:
Acquisition of furniture, equipment and software	(6,360)	(70,640)
Net cash used in investing activities	(6,360)	(70,640)

Cash flows from financing activities:
Net proceeds (repayment) from Bank loan	(128,150)	128,150
Payment of notes payable, related parties	(25,000)	(75,875)
Proceeds from issuance of convertible notes, net	2,156,500	1,000,000
Proceeds from sale of common stock	5,000,000	—
Advances from shareholder	—	(29,859)
Net cash provided by financing activities	7,003,350	1,022,416

Increase (decrease) in cash and cash equivalents	4,288,638	(236,980)
Cash and cash equivalents, beginning of year	118,635	355,615
Cash and cash equivalents, end of year	$4,407,273	$118,635

Supplemental cash flow information:
Interest Paid	$234,659	$91,029
Income taxes Paid	$—	$—

Supplemental non cash financing and investing activities:
Fair value of beneficial conversion feature and warrants issued with unsecured convertible notes	$1,500,000	$1,000,000
Fair value of beneficial conversion feature and warrants issued with Senior Secured convertible notes	$850,000	$—
Conversion of notes payable to common stock	$31,250	$—
Fair value of common stock and warrants issued for distribution agreement	$1,403,375	$—

The accompanying notes are an integral part of these financial statements.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The Company

Balqon Corporation, a California corporation (“Balqon California”), was incorporated on April 21, 2005 and commenced business operations in 2006.  On October 24, 2008, Balqon California completed a merger with BMR Solutions, Inc., a Nevada corporation (“BMR”).  Upon the closing, BMR changed its name to Balqon Corporation (the “Company”).  The Company develops and manufactures complete drive systems and battery systems for electric vehicles, industrial equipment and renewable energy storage devices.  The Company also designs and assembles electric powered yard tractors, short haul drayage tractors and inner city Class 7 and 8 delivery trucks utilizing its proprietary drive system technologies.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Material estimates relate to the recognition of contract revenues and estimated costs to complete contracts in process, and recoverability of reported amounts of long-lived assets.  Actual results may differ from those estimates.

Revenues

Contract Revenue and Cost Recognition on Prototype Vehicles

The Company recognizes revenues using the percentage-of-completion method of accounting by relating contract costs incurred to date to the total estimated costs at completion.  This method is used because management considers costs to be the best available measure of progress on its contracts.  Contract losses are provided for in their entirety in the period that they become known, without regard to the percentage-of-completion.  The Company also recognizes as revenues costs associated with claims and unapproved change orders to the extent it is probable that such claims and change orders will result in additional contract revenue, and the amount of such additional revenue can be reliably estimated.

Contract costs include all direct material and labor costs.  The liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenues earned.

The Company accounted for a grant from the City of Los Angeles (“City of Los Angeles Grant”) pursuant to current accounting guidelines, which provide that revenues for cost-reimbursement contract are recorded as costs are incurred and include estimated earned fees in the proportion that costs incurred to date bear to total estimated costs.

Sales of Production Units and Parts

The Company recognizes revenue from the sale of completed production units and parts when there is persuasive evidence that an arrangement exists, delivery of the product has occurred and title has passed, the selling price is both fixed and determinable, and collectability is reasonably assured, all of which generally occurs upon shipment of the Company’s product or delivery of the product to the destination specified by the customer.

The Company determines whether delivery has occurred based on when title transfers and the risks and rewards of ownership have transferred to the buyer, which usually occurs when the Company places the products with the buyer’s carrier.  The Company regularly reviews its customers’ financial positions to ensure that collectability is reasonably assured.  Except for warranties, the Company has no post-sales obligations.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Product Warranties

The Company provides limited warranties for parts and labor at no cost to its customers within a specified time period after the sale.  The Company estimates the actual historical warranty claims coupled with an analysis of unfulfilled claims at the balance sheet date. As of December 31, 2010, the Company had no warranty reserve nor did the Company incur warranty expenses during the years ended December 31, 2010 or 2009.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Accounts Receivable

Trade receivables are recorded at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts, as needed.

The Company uses the allowance method to account for uncollectible trade receivable balances. Under the allowance method, if needed, an estimate of uncollectible customer balances is made based upon specific account balances that are considered uncollectible. Factors used to establish an allowance include the credit quality and payment history of the customer.  As of December 31, 2010 and December 31, 2009, management deemed that there was no allowance for doubtful accounts considered necessary.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined principally on a first-in-first-out average cost basis.  Inventories consist of the following:

	December 31, 2010	December 31, 2009
Raw materials	$1,008,270	$948,583

In-transit	—	54,165

Total	$1,008,270	$1,002,748

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. The cost of property and equipment is depreciated or amortized on the straight-line method over the following estimated useful lives:

Computer equipment and software	3 years
Furniture	3 years
Machinery	3-5 years

Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful life of the asset or the lease term.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill and Intangible Assets

Management performs impairment tests of goodwill and indefinite-lived intangible assets whenever an event occurs or circumstances change that indicate impairment has more likely than not occurred. Also, management performs impairment testing of goodwill and indefinite-lived intangible assets at least annually.

Management tests goodwill for impairment at the reporting unit level.  The Company has only one reporting unit.  At the time of goodwill impairment testing, management determines fair value through the use of a discounted cash flow valuation model incorporating discount rates commensurate with the risks involved with its reporting unit. If the calculated fair value is less than the current carrying value, impairment of the Company may exist. The use of a discounted cash flow valuation model to determine estimated fair value is common practice in impairment testing in the absence of available domestic and international transactional market evidence to determine the fair value. The key assumptions used in the discounted cash flow valuation model for impairment testing include discount rates, growth rates, cash flow projections and terminal value rates. Discount rates are set by using the Weighted Average Cost of Capital (“WACC”) methodology. The WACC methodology considers market and industry data as well as  Company-specific risk factors for each reporting unit in determining the appropriate discount rates to be used. The discount rate utilized is indicative of the return an investor would expect to receive for investing in such a business. Operational management, considering industry and Company-specific historical and projected data, develops growth rates and cash flow projections for the Company.  Terminal value rate determination follows common methodology of capturing the present value of perpetual cash flow estimates beyond the last projected period assuming a constant WACC and low long-term growth rates. As an indicator that each reporting unit has been valued appropriately through the use of the discounted cash flow valuation model, the aggregate fair value of all reporting units is reconciled to the total market capitalization of the Company. The discounted cash flow valuation methodology and calculations was used in the 2010 impairment testing.

The Company reviews intangible assets subject to amortization at least annually to determine if any adverse conditions exist or a change in circumstances has occurred that would indicate impairment or a change in the remaining useful life.  If the carrying value of an asset exceeds its undiscounted cash flows, the Company writes down the carrying value of the intangible asset to its fair value in the period identified.  If the carrying value of assets is determined not to be recoverable, the Company records an impairment loss equal to the excess of the carrying value over the fair value of the assets.  The Company’s estimate of fair value is based on the best information available, in the absence of quoted market prices.  The Company generally calculates fair value as the present value of estimated future cash flows that the Company expects to generate from the asset using a discounted cash flow income approach as described above.  If the estimate of an intangible asset’s remaining useful life is changed, the Company amortizes the remaining carrying value of the intangible asset prospectively over the revised remaining useful life.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Goodwill and Intangible Assets (continued)

The amounts of intangible assets and accumulated amortization for the year ended December 31, 2010 and December 31, 2009 are as follows:

	December 31, 2010	December 31, 2009
Amortized intangible assets:
Distribution agreement	$1,403,375	$—
Trade secrets	186,965	186,965
Accumulated amortization	(140,221)	(77,902)
Totals	$1,450,119	$109,063

The distribution agreement and the trade secrets are being amortized over a three year period under the straight-line method.  Amortization expense for the years ended December 31, 2010 and 2009 was $62,319 and $62,322, respectively.   Amortization expense over the remaining amortization period is estimated to be as follows:

Year Ending December 31,
2011	$ 514,536
2012	467,792
2013	467,792

During the year ended December 31, 2010 and the fourth quarter of the year ended December 31, 2009 (the Company’s first measurement period), the Company determined that there were no indicators of impairment of its recorded goodwill or intangibles.

Impairment of Long-Lived Assets

The Financial Accounting Standards Board (“FASB”) has established guidelines regarding when impairment losses on long-lived assets, which include property and equipment, should be recognized and how impairment losses should be measured.  The guidelines also provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. The Company periodically reviews, at least annually, such assets for possible impairment and expected losses. If any losses are determined to exist they are recorded in the period when such impairment is determined.  Based upon management’s assessment, there were no indicators of impairment of the Company’s long lived assets during the years ended December 31, 2010 and 2009.

Income Taxes

Income taxes are recognized for the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets are recognized for the future tax consequences of transactions that have been recognized in the Company’s financial statements or tax returns. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Loss Per Share

Basic loss per share has been computed using the weighted average number of common shares outstanding and issuable during the period.  Diluted loss per share is computed based on the weighted average number of common shares and all common equivalent shares outstanding during the period in which they are dilutive.  Common equivalent shares consist of shares issuable upon the exercise of stock options, warrants or other convertible securities such as convertible notes.  As of December 31, 2010, the weighted average common shares outstanding totaled 26,072,140.  As of December 31, 2010, common stock equivalents were comprised of options exercisable into 3,041,728 shares of the Company’s common stock, warrants exercisable into 15,929,147 shares of the Company’s common stock and notes payable convertible into 4,291,442 shares of the Company’s common stock.  As of December 31, 2009, the weighted average common shares outstanding totaled 25,518,348.  As of December 31, 2009, common stock equivalents were comprised of options exercisable into 4,562,592 shares of the Company’s common stock, warrants exercisable into 3,947,247 shares of the Company’s common stock and notes convertible into 1,000,000 shares of the Company’s common stock.  For the years ended December 31, 2010 and 2009, common stock equivalent shares have been excluded from the calculation of loss per share as their effect is anti-dilutive.

Stock-Based Compensation

The Company periodically issues stock instruments, including shares of its common stock, stock options, and warrants to purchase shares of its common stock to employees and non-employees in non-capital raising transactions for services and for financing costs.  The Company accounts for stock option awards issued and vesting to employees in accordance with authorization guidance of the FASB whereas the value of stock-based compensation is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite service period.  Options to purchase shares of the Company’s common stock vest and expire according to the terms established at the grant date.

The Company accounts for stock options and warrant grants issued and vesting to non-employees in accordance with the authoritative guidance of the FASB whereas the value of the stock compensation is based upon the measurement date as determined at either (a) the date at which a performance commitment is reached, or (b) at the date at which the necessary performance to earn the equity instruments is complete.

Financial Assets and Liabilities Measured at Fair Value

The Company uses various inputs in determining the fair value of its investments and measures these assets on a recurring basis.  Financial assets recorded at fair value in the consolidated balance sheets are categorized by the level of objectivity associated with the inputs used to measure their fair value.  Authoritative guidance provided by the FASB defines the following levels directly related to the amount of subjectivity associated with the inputs to fair valuation of these financial assets:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly.

Level 3	Unobservable inputs based on the Company’s assumptions.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial Assets and Liabilities Measured at Fair Value (continued)

The following table presents certain investments and liabilities of the Company’s financial assets measured and recorded at fair value on the Company’s condensed balance sheets on a recurring basis and their level within the fair value hierarchy as of December 30, 2010.

Fair value of Derivative Liability	Level 1	Level 2	Level 3	Total
	$—	$—	$955,974	$955,974

Derivative Financial Instruments

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses the Monte Carlo simulation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.  Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Concentrations

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash and unsecured accounts receivable.

The Company maintains cash balances at one bank. At times, the amount on deposit exceeds the federally insured limits.  Management believes that the financial institution that holds the Company’s cash is financially sound and, accordingly, minimal credit risk exists.  As of December 31, 2010 the Company had $4,157,273 in excess of insured limits maintained at such bank.  As of December 31, 2009 the Company did not have any amount in excess of insured limits maintained at the bank.

For the years ended December 31, 2010 and 2009, 47% and 91%, respectively, of total revenues were from one customer, the City of Los Angeles.

For the year ended December 31, 2010, 27%, 12% and 6%, respectively, of costs of revenue were to three vendors.  At December 31, 2010, accounts payable to the largest vendor represented 42% of total accounts payable balances.  Accounts payable to other two largest vendors represented 32% and 8%, respectively, of total accounts payable as of December 31, 2010.

For the year ended December 31, 2009, 20%, 18% and 10%, respectively, of costs of revenue were to three vendors.  At December 31, 2009, accounts payable to the largest vendor represented 12% of total accounts payable balances. Accounts payable to other two largest vendors represented 11% and 2%, respectively, of total accounts payable at December 31, 2009.

Research and Development Costs

The Company accounts for research and development costs by expensing costs as they are incurred.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements

In April 2010, the FASB issued new accounting guidance in applying the milestone method of revenue recognition to research or development arrangements. Under this guidance, management may recognize revenue contingent upon the achievement of a milestone in its entirety, in the period in which the milestone is achieved, only if the milestone meets all the criteria within the guidance to be considered substantive. This standard is effective on a prospective basis for research and development milestones achieved in fiscal years, beginning on or after September 15, 2010. Early adoption was permitted; however, adoption of this guidance as of a date other than January 1, 2011 would have required the Company to apply this guidance retrospectively effective as of January 1, 2010 and would have require disclosure of the effect of this guidance as applied to all previously reported interim periods in the fiscal year of adoption. As the Company implemented this standard on January 1, 2011, the effect of this guidance will be limited transactions consummated after that date. The Company does not expect adoption of this standard to have a material impact on its financial position or results of operations as it has no material research and development arrangements which will be accounted for under the milestone method.

In January 2010 the FASB issued guidance to amend the disclosure requirements related to recurring and nonrecurring fair value measurements.  The guidance requires new disclosures on the transfers of assets and liabilities between Level 1 (quoted prices in active market for identical assets or liabilities) and level 2 (significant other observable inputs) of the fair value measurement hierarchy, including the reasons and the timing of the transfers.  Additionally, the guidance requires a roll forward of activities on purchases, sales, issuance, and settlements of the assets and liabilities measured using significant unobservable inputs (Level 3 fair value measurements).  The guidance became effective for the Company with the reporting period beginning January 1, 2010, except for the disclosure on the roll forward activities for Level 3 fair value measurements, which became effective for the Company January 1, 2011.  Other than requiring additional disclosures, adoption of this new guidance will not have a material impact on the Company’s financial statements.

In October 2009, a new accounting consensus was issued for multiple-deliverable revenue arrangements. This consensus amends existing revenue recognition accounting standards. This consensus provides accounting principles and application guidance on whether multiple deliverables exist, how the arrangement should be separated and the consideration allocated. This guidance eliminates the requirement to establish the fair value of undelivered products and services and instead provides for separate revenue recognition based upon management’s estimate of the selling price for an undelivered item when there is no other means to determine the fair value of that undelivered item. Previously the existing accounting consensus required that the fair value of the undelivered item be the price of the item either sold in a separate transaction between unrelated third parties or the price charged for each item when the item is sold separately by the vendor. Under the existing accounting consensus, if the fair value of all of the elements in the arrangement was not determinable, then revenue was deferred until all of the items were delivered or fair value was determined. This new approach is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after September 15, 2010. The Company is in the process of evaluating whether the adoption of this standard will have a material effect on its financial position, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants (“AICPA”), and the SEC did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 2 – COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

In May 2009, the Company received a grant of up to $400,000 from the City of Los Angeles to reimburse the Company for costs incurred in connection with the installation, demonstration and evaluation of lithium powered battery packs in two of the Company’s heavy-duty electric vehicles.  Reimbursement of up to $360,000 of the costs incurred shall be payable to the Company upon the delivery of a Nautilus E30 and a Nautilus E20 installed with lithium batteries to the City of Los Angeles for testing, and reimbursement of up to $40,000 of the costs incurred shall be payable to the Company upon completion of testing required under the terms of the grant.

This contract is being accounted for under the percentage of completion method.  At December 31, 2010 and 2009, the contract was estimated to be approximately 99% and 90% complete, respectively.

The asset, “costs in excess of billings and estimated earnings on uncompleted contracts” and the liability, “billings in excess of costs and estimated earnings on uncompleted contracts,” represents costs incurred or billings in excess of revenue recognized as of December 31, 2010 and 2009 as follows:

	December 31, 2010	December 31, 2009
Costs incurred on uncompleted contracts	$394,224	$359,350
Estimated earnings	—	—
	394,224	359,350
Less, billings to date	360,000	360,000
	$34,224	$(650)
Included in accompanying balance sheets under the following captions:
Costs and estimated earnings in excess of billings on uncompleted contracts	$34,244	$—
Billings in excess of costs and estimated earnings on uncompleted contracts	$—	$650

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31, 2010	December 31, 2009
Computer equipment and software	$103,675	$100,742
Office furniture	28,484	27,704
Equipment	30,352	27,704
Leasehold improvements	21,711	21,711
Total property and equipment, cost	184,221	177,861
Less: accumulated depreciation and amortization	(101,748)	(55,610)
Property and equipment, net	$82,473	$122,251

Depreciation expense for the years ended December 31, 2010 and 2009 was $46,138 and $37,782, respectively.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 4 – DISTRIBUTION AGREEMENT WITH A RELATED ENTITY

On December 14, 2010, the Company entered into a three year distribution agreement (as amended to date, the “Distribution Agreement”) with Seven One Limited (“SOL”).  Under the Distribution Agreement, SOL has granted the Company the right to distribute lithium iron phosphate batteries and high voltage charging systems manufacture by Seven One Battery Company (the “Products”) on an exclusive basis in the United States.  Seven One Battery Company has granted SOL an exclusive right to distribute the Products in the United States.  On December 14, 2011, Winston Chung, the chief executive officer of SOL, was appointed as the Chairman of the Board of Directors of the Company.  As consideration for the Distribution Agreement, the Company issued to SOL 1,375,000 shares of its common stock and a five year warrant to acquire 1,500.000 shares of the Company’s common stock at an exercise price of $1.50 per share.

The Company determined that the fair value of the Distribution Agreement was $1,403,375.  The value was based upon a fair value of $880,000 of the 1,375,000 shares of common stock issued (based on the pricing of a simultaneous private placement at $0.64 per share) and a fair value of the warrants of $523,375.  The fair value of the warrants was determined based upon a Black-Scholes option pricing model using as assumptions an expected life of five years, an industry volatility of 95%, a risk free interest rate of 0.83%, and no expected dividend yield.

The Distribution Agreement will be amortized on a straight line basis over the three year term of the agreement (See note 12).

NOTE 5 – NOTES PAYABLE—RELATED PARTY

Note payable to related party consisted of a note to a shareholder issued in connection with the acquisition of Electric Motorsports, LLC.  The balance outstanding on the note was $25,000 as of December 31, 2009.  The note was unsecured, interest bearing at the prime rate per annum, and was paid in full on December 15, 2010.

NOTE 6 – LOAN PAYABLE

On February 25, 2009, the Company executed a Business Financing Agreement, dated February 18, 2009, with Bridge Bank, National Association (the “Lender”) (the “Initial Agreement”).  The initial agreement has been amended by Business Financing Modification Agreements dated effective February 26, 2009 and August 4, 2009, respectively (the “Modification Agreements,” and together with the Initial Agreement the “Credit Agreement”).  The Credit Agreement provides the Company with an accounts receivable based credit facility in the aggregate amount of up to $2,000,000 (the “Credit Facility”).  At December 31, 2010, no amounts were outstanding and $1,526 was available under the terms of the Credit Facility.  At December 31, 2009, $128,150 was outstanding and $6,190 was available under the terms of the Credit Facility.

The Credit Facility is formula-based and generally provides that the outstanding borrowings may not exceed an aggregate of 80% of eligible accounts receivable. The Company must immediately pay any advance made under the Credit Facility within 90 days of the earlier of (i) the invoice date of the receivable that substantiated the advance or (ii) the date on which the advance was made.  The Credit Facility is secured by a continuing first priority security interest in all the Company’s personal property (subject to customary exceptions).  Interest on the Credit Facility is payable monthly, at the per annum prime rate as published by the Lender plus two percentage points, subject to a minimum rate of 6.0% per annum at December 31, 2010 and 2009, respectively.  The Credit Agreement may be terminated at any time by either party to the Credit Agreement.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 7 – CONVERTIBLE NOTES PAYABLE

Convertible notes payable consist of the following as of December 31, 2010 and 2009 :	December 31, 2010	December 31, 2009
Subordinated unsecured convertible notes payable, interest at 10% per annum payable quarterly, due March 31, 2012 (1)	$985,000	$1,000,000
Subordinated unsecured convertible notes payable, interest at 10% per annum payable quarterly, due September 1, 2012 (2)	1,483,750	—
Senior secured convertible notes payable, interest at 10% per annum payable quarterly, due September 1, 2012 (3)	850,000	—
Convertible notes payable	3,318,750	1,000,000
Less: note discount	(2,161,319)	(790,490)
Convertible notes payable, net of discounts	$1,157,431	$209,510

(1)
Between March 25, 2009 and June 19, 2009, the Company entered into agreements with 34 accredited investors for the sale by the Company of an aggregate of $1,000,000 of 10% Unsecured Subordinated Convertible Promissory Notes which are convertible into an aggregate of 1,000,000 shares of the Company’s common stock at a conversion price of $1.00 per share of common stock, subject to adjustment.  The notes are subordinated to the right to the prior payment of all Senior Indebtedness (as defined in the Notes).  Additionally, the Company issued three-year warrants to purchase an aggregate of 1,000,000 shares of the Company’s common stock at an exercise price of $1.50 per share.  The conversion price of the notes and the exercise price of the warrants are only subject to adjustment based on stock splits, stock dividends, spin-offs, rights offerings, or recapitalization through a large, nonrecurring cash dividend.  During the year ended December 31, 2010, $15,000 in principal amount of these notes was converted to 15,000 shares of the company’s common stock.  As of December 31, 2010, $985,000 in principal was outstanding under these notes.

The Company determined that the relative fair value of the warrants upon issuance was $639,061.  The relative fair value was determined using the methodology prescribed by current accounting guidance.  The Company determined the initial fair value of the beneficial conversion feature was approximately $360,939. These amounts were calculated under a Black-Scholes option pricing model using as assumptions an expected life of 3 years, an industry volatility of 54.39%, a risk free interest rate of 1.15%, and no expected dividend yield. The relative value of the warrants of $639,061 and the beneficial conversion feature of $360,939 was recorded by the Company as a loan discount of $1,000,000, which the Company is amortizing to interest expense over the life of the notes.  As of December 31, 2010, the unamortized balance of the note discount was $432,606.

(2)
Between February 5, 2010 and April 12, 2010, the Company entered into agreements with seven accredited investors for the sale by the Company of an aggregate of $1,500,000 of 10% Unsecured Subordinated Convertible Promissory Notes which are convertible into an aggregate of 1,999,993 shares of the Company’s common stock at a conversion price of $0.75 per share of common stock, subject to adjustment.  Additionally, the Company issued three-year warrants to purchase an aggregate of 1,999,993 shares of the Company’s common stock at an exercise price of $0.50 per share.  In connection with the offering, the Company issued three year warrants to purchase 15,999 shares of its common stock at an exercise price of $0.50 per share to two accredited investors in consideration of finder services rendered.  The conversion price of the notes and the exercise price of the warrants are only subject to adjustment based on stock splits, stock dividends, spin-offs, rights offerings, or recapitalization through a large, nonrecurring cash dividend.  During the year ended December 31, 2010, $16,250 of the principal of the notes was converted into 21,667 shares of the Company’s common stock.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 7 – CONVERTIBLE NOTES PAYABLE (continued)

The Company determined that the relative fair value of the warrants upon issuance was $731,710.  The relative fair value was determined using the methodology prescribed by current accounting guidance.  The Company determined the initial fair value of the beneficial conversion feature was approximately $768,290. These amounts were calculated under a Black-Scholes option pricing model using as assumptions an expected life of 3 years, an industry volatility of between 95% and 116%, a risk free interest rate of 1.47%, and no expected dividend yield.  The relative value of the warrants of $731,710 and the beneficial conversion feature of $768,290 was recorded by the Company as a loan discount of $1,500,000, which the Company is amortizing to interest expense over the life of the notes.  As of December 31, 2010, the unamortized balance of the note discount was $1,007,628.

(3)
Between July 2010 and December 2010, the Company entered into agreements with 26 accredited investors for the sale by the Company of an aggregate of $850,000 of 10% Senior Secured Convertible Debentures (the “Debentures”) which are convertible into an aggregate of 1,133,333 shares of the Company’s common stock at a conversion price of $0.75 per share, subject to adjustment.  In connection with this offering, the Company also issued to the investors warrants to purchase an aggregate of 850,000 shares of the Company’s common stock at an exercise price of $0.75 per share, subject to adjustment.

The Company also issued to its placement agent warrants to purchase 68,000 shares of the Company’s common stock at exercise price of $0.75 per share, subject to the same adjustments and terms as those warrants issued to investors.   The Debentures are due on September 30, 2012, or at the Company’s sole discretion, on March 31, 2013 (the “Maturity Date”) or such date as this Debenture is required or permitted to be repaid as provided in the agreement.  The Debentures are secured under the terms of a security agreement granting the holders of the Debentures a security interest in all of the Company’s personal property.

Each of the agreements governing the Debentures and warrant includes an anti-dilution provision that allows for the automatic reset of the conversion or exercise price upon any future sale of common stock instruments at or below the current exercise price. The Company considered the current FASB guidance of “Determining Whether an Instrument Indexed to an Entity’s Own Stock” which indicates that any adjustment to the fixed amount (either conversion price or number of shares) of the instrument regardless of the probability or whether or not within the issuers’ control, means the instrument is not indexed to the issuers own stock. Accordingly, the Company determined that the conversion price of the Debentures and the exercise price of the warrants are not a fixed amount because they are subject to fluctuation based on the occurrence of future offerings or events.  As a result, the Company determined that the conversion features and the warrants are not considered indexed to the Company’s own stock and characterized the fair value of these warrants as derivative liabilities upon issuance.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 7 – CONVERTIBLE NOTES PAYABLE (continued)

The Company determined the aggregate fair value of the warrants issued to investors and its placement agent to be $511,399 and the initial fair value of the embedded beneficial conversion feature of the Debentures to be $504,440 (an aggregate amount of $1,015,839).  These amounts were determined by management with the use of an independent valuation specialist using a Monte Carlo simulation model.  In accordance with current accounting guidelines, as the amount of Debt discount to be recognized is limited to the amount of proceeds allocated to the Debentures, the excess of $165,839 of derivative liability created over the face amount of the note was considered to be a cost of the private placement.  In addition, the Company also incurred another $193,500 of closing costs (consisting of $93,500 of placement agent fees and $100,000 of legal fees directly related to the offering).  As such, the Company recorded an $850,000 valuation discount upon issuance, and recognized  private placement costs of $358,339 for financial reporting purposes.  As of December 31, 2010, the Company has amortized $128,915 of the valuation discount, and the remaining unamortized valuation discount of $721,085 as of December 31, 2010 has been offset against the face amount of the notes for financial statement purposes. The aggregate fair value of the derivative liabilities as of December 31, 2010 was $955,974 (see Note 8).

As of December 31, 2010 the total discount of $2,161,319 is offset against the balance of the convertible notes for financial statement presentation. At December 31, 2009 the total discount of $790,490 is offset against the balance of the convertible notes for financial statement presentation. During the years ended December 31, 2010 and 2009, amortization of loan discount was $979,171  and $209,510, respectively.

NOTE 8 – DERIVATIVE LIABILITY

In June 2008, the FASB issued authoritative guidance on determining whether an instrument (or embedded feature) is indexed to an entity’s own stock.  Under the authoritative guidance, effective January 1, 2009, instruments which do not have fixed settlement provisions are deemed to be derivative instruments.  The conversion feature of the Company’s Debentures (described in Note 7), and the related warrants, do not have fixed settlement provisions because their conversion and exercise prices, respectively, may be lowered if the Company issues securities at lower prices in the future.  The Company was required to include the reset provisions in order to protect the holders of the Debentures from the potential dilution associated with future financings. In accordance with the FASB authoritative guidance, the conversion feature of the Debentures was separated from the host contract (i.e., the Debentures) and recognized as a derivative instrument.  Both the conversion feature of the Debentures and the related warrants have been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 8 – DERIVATIVE LIABILITY (continued)

The derivative liabilities were valued using simulation model with the following assumptions:
	December 31, 2010	Upon Issuance
Conversion feature:

Risk-free interest rate	1.75%	0.72% - 0.42%
Expected volatility	90%	115% - 101%
Expected life (in years)	1.75 years	2.17 years
Expected dividend yield	0	0

Warrants:

Risk-free interest rate	1.76%	1.89% - 1.17%
Expected volatility	95%	95%
Expected life (in years)	4.75 years	4.88 - 5.17 years
Expected dividend yield	0	0

Fair Value:
Conversion feature	464,844	504,440
Warrants	491,130	511,399
	$955,974	$1,015,839

The risk-free interest rate was based on rates established by the Federal Reserve Bank. The Company uses the volatility of five comparable guideline companies to estimate volatility for its common stock. The expected life of the conversion feature of the notes was based on the term of the notes and the expected life of the warrants was determined by the expiration date of the warrants. The expected dividend yield was based on the fact that the Company has not paid dividends to its common stockholders in the past and does not expect to pay dividends to its common stockholders in the future.

As of December 31, 2010, the aggregate derivative liability of the conversion feature and the warrants was $955,974.  For the year ended December 31, 2010, the Company recorded a gain on the change in fair value of the derivative liabilities of $59,865.  As of December 31, 2009, no derivative instruments were recorded.

NOTE 9 – INCOME TAXES

At December 31, 2010 and 2009, the Company had available Federal and state net operating loss carryforwards to reduce future taxable income. The amounts available were approximately $10,657,000 for federal and for state purposes. The Federal carryforward expires in 2028 and the state carryforward expires in 2018.

Given the Company’s history of net operating losses, management has determined that it is more likely than not the Company will be able to realize the tax benefit of the carryforwards.

Accordingly, the Company has not recognized a deferred tax asset for this benefit. Upon the attainment of taxable income by the Company, management will assess the likelihood of realizing the tax benefit associated with the use of the carryforwards and will recognize a deferred tax asset at that time.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 9 – INCOME TAXES (continued)

Current standards require that a valuation allowance be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

Significant components of the Company’s deferred income tax assets are as follows:

	December 31, 2010	December 31, 2009
Deferred income tax asset:
Net operating loss carryforward	$5,562,000	$4,374,000
Valuation allowance	(5,562,000)	(4,374,000)
Net deferred income tax asset	$—	$—

Reconciliation of the effective income tax rate to the U.S. statutory rate is as follows:

	Year Ended December 31,
	2010		2009
Tax expense at the U.S. statutory income tax	(34.0%	)	(34.0%	)
State tax net of federal tax benefit	(5.8%	)	(5.8%	)
Increase in the valuation allowance	39.8%		39.8%
Effective tax rate	—%		—%

The Company adopted authoritative guidance issued by the GAAP which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under the current accounting guidelines, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Current accounting guidelines also provide guidance on derecognition, classification, interest and penalties on income taxes, accounting in interim periods and require increased disclosures. At the date of adoption, and as of December 31, 2010, the Company does not have a liability for unrecognized tax benefits.

NOTE 10 – SHAREHOLDERS’ EQUITY

Shares Issued For Services

On February 2, 2010, the Company issued 200,000 shares of its common stock valued at $208,000, to an accredited investor in consideration of consulting services rendered between January 1 and June 30, 2010.

Shares Issued For Cash

In December 2010, the Company raised an aggregate $5,000,000 through the issuance of 7,812,500 shares of its common stock, plus warrants to purchase 7,812,500 shares of common stock at $0.64 per share, to an investor and related party.  The warrants expire six years from the date of issue.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 10 – SHAREHOLDERS’ EQUITY (continued)

Shares Issued Upon Conversion of Convertible Notes

During the year ended December 31, 2010, $31,250 of unsecured 10% subordinated convertible promissory notes were converted into 36,666 shares of the Company’s common stock.

NOTE 11 – STOCK OPTIONS AND WARRANTS

Stock Options

At December 31, 2010, options to purchase common shares were outstanding as follows:

	Shares	Weighted Average Exercise Price
Balance at January 1, 2009	4,562,592	$2.00
Granted	—	—
Exercised	—	—
Cancelled	—	—
Balance at December 31, 2009	4,562,592	$2.00
Granted	—	—
Exercised	—	—
Cancelled	(1,520,864)	$1.50
Balance at December 31, 2010	3,041,728	$2.25

The following table summarizes information about stock options outstanding and exercisable as of December 31, 2010:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number of Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Number of Shares	Weighted Average Exercise Price
$2.00	1,520,864	$2.00	0.50	1,520,864	$2.00
$2.50	1,520,864	$2.50	1.52	1,520,864	$2.50
	3,041,728			3,041,728

There was no aggregate intrinsic value of the 3,041,728 options outstanding and exercisable as of December 31, 2010 based on the trading price as of the period then ended.  As of December 31, 2010, all options were vested and there were no unvested options outstanding.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 11 – STOCK OPTIONS AND WARRANTS (continued)

Warrants

At December 31, 2010, warrants shares outstanding were as follows:

	Shares	Weighted Average Exercise Price
Balance at January 1, 2009	3,008,778	$1.50
Granted	1,000,000	$1.50
Exercised	—	—
Cancelled	(61,531)	—
Balance at December 31, 2009	3,947,247	$1.50
Granted	12,286,492	$0.50 - $1.50
Exercised	—	—
Cancelled	(304,592)	$1.50 - $2.00
Balance at December 31, 2010	15,929,147	$0.96

During March and June 2009, the Company raised an aggregate of $1,000,000 through the issuance of its 10% Unsecured Subordinated Convertible Promissory Notes (see Note 7).  In connection with this offering, the Company also issued three-year warrants to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $1.50 per share.

Between February 5, 2010 and April 12, 2010, the Company raised an aggregate of $1,500,000 through the issuance of its 10% Unsecured Subordinated Convertible Promissory Notes (see Note 7). In connection with this offering, the Company also issued three-year warrants to purchase an aggregate of 1,999,993 shares of common stock at an exercise price of $0.50 per share.  In connection with the sale of certain of the 10% Unsecured Subordinated Convertible Promissory Notes, the Company issued three year warrants to purchase 15,999 shares of its common stock at an exercise price of $0.50 per share to two accredited investors in consideration of finder services rendered.

In May 2010, the Company entered into an agreement for financial public relations services pursuant to which the Company may issue three-year warrants to purchase an indeterminate number of shares of common stock of the Company at an exercise price of $1.00 per share based upon certain performance based benchmarks.  Through December 31, 2010, the Company had issued warrants valued at $31,628 to purchase 40,000 shares of its common stock pursuant to this agreement.

Between July 29, 2010, and December 2, 2010, the Company raised an aggregate of $850,000 through the issuance of its 10% Senior Secured Convertible Debentures (see Note 7).  In connection with this offering, the Company also issued to the investors five year warrants to purchase an aggregate of 850,000 shares of the Company’s common stock at an exercise price of $0.75 per share, subject to adjustment.  The Company also issued five-year placement agent warrants to purchase an aggregate of 68,000 shares of the Company’s common stock at an exercise price of $0.75 per share in connection with the offering.

In December 2010, in connection with the sale of common stock and warrants for cash, the Company issued a six year warrant to purchase up to 7,812,500 shares of the Company’s common stock at $0.64 per share.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 11 – STOCK OPTIONS AND WARRANTS (continued)

Warrants (continued)

In December 2010, in connection with the Distribution Agreement, the Company issued a five year warrant to purchase up to 1,500,000 shares of the Company’s common stock at $1.50 per share.

The following table summarizes information about stock warrants outstanding and exercisable as of December 31, 2010:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number of Shares Underlying Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)	Number of Shares	Weighted Average Exercise Price
$0.50	2,015,992	$0.50	1.7	2,015,992	$0.50
$0.64	8,730,500	$0.64	5.0	8,730,500	$0.64
$1.00	40,000	$1.00	2.7	40,000	$1.00
$1.50	4,595,000	$1.50	2.7	4,595,000	$1.50
$2.00	243,060	$2.00	0.5	243,060	$2.00
$2.50	304,595	$2.50	1.4	304,595	$2.50
	15,929,147			15,929,147

As of December 31, 2010, the aggregate intrinsic value of the warrants outstanding and exercisable was $1,068,518.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

City of Los Angeles Agreement

On September 26, 2008, the Company entered into an agreement with the City of Los Angeles to manufacture and deliver 20 electric yard tractors, 5 short-haul electric tractors, and associated equipment including chargers, batteries and controllers for a total of $5,383,750.  As of December 31, 2010, the Company had delivered 14 electric yard tractors and one short-haul electric tractor to the City of Los Angeles. The Company expects to deliver the remaining 6 electric yard tractors, 4 short-haul electric tractors and associated equipment to the City of Los Angeles by December 31, 2011.

Under its agreement with the City of Los Angeles, the Company agreed to move its research and production facilities to the City of Los Angeles and also agreed to pay the City of Los Angeles a royalty fee of $1,000 per electric vehicle it sells to a purchaser other than the City of Los Angeles or the AQMD.

During 2009, under the terms of the Company’s agreement with the City of Los Angeles, the Company requested and was issued an advance payment in the amount of $1,159,601.  This advance payment was recorded as a customer deposit.  This customer deposit will be applied against the Company’s final invoices under its purchase order for 25 electric vehicles.

As of December 31, 2010, the Company had a sales backlog of $2,640,429 of which $1,979,725 was attributable to the 10 electric vehicles and associated parts the Company is required to deliver under its agreement with the City of Los Angeles.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 12 – COMMITMENTS AND CONTINGENCIES (continued)

Employment Agreements

On October 24, 2008, the Company signed an at will employment agreement with its CEO. The employment agreement is effective October 24, 2008 and provides for, among other items, the CEO to receive compensation of $250,000 per year with an increase to $300,000 per year after the second anniversary of the effective date of the employment agreement.

On October 24, 2008, the Company signed an at will employment agreement with its Vice President Engineering. The employment agreement is effective October 24, 2008 and provides for, among other items, the Vice President Engineering to receive compensation of $150,000 per year with an increase to $175,000 per year after the second anniversary of the effective date of the agreement.

On March 27, 2009, the Company signed an at will employment agreement with its Vice President Research and Development. The employment agreement is effective October 24, 2008 and provides for, among other items, the Vice President Research and Development to receive compensation of $150,000 per year with an increase to $175,000 and $200,000 per year after the second and third anniversary, respectively, of the effective date of the agreement.

City of Los Angeles Grant

In May 2009, the Company received a grant of up to $400,000 from the City of Los Angeles to reimburse the Company for costs it incurs in connection with the installation, demonstration and evaluation of lithium powered battery packs in two of the Company’s zero emissions Nautilus vehicles.  Reimbursement of up to $360,000 of the costs incurred shall be payable to the Company upon the delivery of a Nautilus E30 and a Nautilus E20 installed with lithium batteries to the City of Los Angeles for testing, and reimbursement of up to $40,000 of the costs incurred shall be payable to the Company upon completion of testing required under the terms of the grant.  Upon completion of the testing of these two vehicles, one Nautilus E20 and one Nautilus E30, the City of Los Angles will have the right to purchase these test vehicles against its existing purchase order with the Company.  In June 2009, the Company completed assembly of a Nautilus E30 retrofitted with 280 kilowatt hours (“kWh”) lithium battery packs, and an initial testing of this Nautilus E30 demonstrated a range of over 150 miles on a single charge under unloaded conditions. As of November 13, 2009, the Company has retrofitted 5 Nautilus E20s with 140 kWh lithium battery packs, and initial testing of this Nautilus E20 demonstrated a range of over 95 miles on a single charge under unloaded conditions.

As of December 31, 2010 and 2009, the Company has invoiced the City of Los Angeles $360,000 in accordance with the City of Los Angeles grant.  During the years ended December 31, 2010 and 2009, the Company incurred $394,224 and $359,350, respectively, of costs related to the City of Los Angeles grant and recognized the same amount as revenue. As of December 31, 2010, costs in excess of billings of $34,224 are reflected as an asset in the Company’s balance sheet. As of December 31, 2009,  billings in excess of cost equal to $650 are reflected as a liability in the Company’s balance sheet. (See Note 2).

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 12 – COMMITMENTS AND CONTINGENCIES (continued)

Autocar Agreement

In 2009, the Company entered into an agreement (the “Autocar Agreement”) with Autocar, LLC (“Autocar”), a manufacturer and marketer of severe service heavy-duty trucks, under which the Company agreed with Autocar to collaborate on the development, marketing and sale of on-road Class 7 and Class 8 zero emissions electric trucks to be used in short-haul drayage and trash hauling applications (the “Autocar Truck”).  Under the terms of the Autocar Agreement, the Company agreed to purchase Department of Transportation compliant chassis designed for cab-over-engine-heavy-duty vehicles (the “Autocar Chassis”) exclusively from Autocar for a period of at least three years.  The Autocar Agreement is for an initial term commencing on June 9, 2009 and ending 36 months after the first sale of an Autocar Truck by us to an end user (the “First Sale”).  After the initial term, the Autocar Agreement will automatically continue for successive one-year terms until it is terminated at the end of its term by either party giving the other party notice of termination at least 60 days prior to the end of the applicable term.  Under the Autocar Agreement, the Company agreed to purchase: a minimum of 50 Autocar Chassis during the first 12-month period after the First Sale (with at least 5 Autocar Chassis being purchased by December 9, 2009), a minimum of 75 Autocar Chassis during the second 12-month period after the First Sale, and a minimum of 112 Autocar Chassis during the third 12-month period after the First Sale.  The Company purchased 5 Autocar Chassis prior to December 9, 2009.  As of December 31, 2010, the First Sale under the Autocar Agreement had not been made.

Investor Relations Agreement

In May 2010, the Company entered into an agreement for financial public relations services pursuant to which the Company may issue three-year warrants to purchase an indeterminate number of shares of common stock of the Company at an exercise price of $1.00 per share based upon certain performance based benchmarks.  Through December 31, 2010, the Company had issued warrants valued at $31,628 to purchase 40,000 shares of its common stock pursuant to this agreement. This agreement was terminated by the Company on March 18, 2011, at which time the Company had issued warrants to purchase 50,000 shares of its common stock pursuant to this agreement.

Leases

The Company previously leased facilities located in Santa Ana, California under a lease that expired on May 31, 2009.  At expiration, the lease for the Santa Ana facility had a monthly payment of $3,206.  On July18, 2008, the Company entered into a three-year lease of a manufacturing facility located in Harbor City, California that expires on July 31, 2011.  As of December 31, 2010, the lease had a base monthly rent of $10,540.

The lease was amended on February 3, 2011, to increase the amount of space and extend the lease expiration date to July 31, 2012. Effective March 1, 2011, the base monthly rent under the lease increased from $10,540 to $14,353.

Rent expense for the years ended December 31, 2010 and 2009 was $129,260 and $138,509, respectively.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009

NOTE 12 – COMMITMENTS AND CONTINGENCIES (continued)

Leases (continued)

The future minimum rental payments required under the non-cancelable operating leases described above as of December 31, 2010 and 2009 are as follows:

Years ending December 31:
2011	$ 126,490
2012	$ 164,610
2013	$ 100,471

Registration Rights Agreements

In connection with the private placement transactions consummated between March 2009 and December 2010, the Company entered into certain registration rights agreements (collectively, the “Registration Rights Agreements”).  Under the Registration Rights Agreements, the Company is obligated to register for resale shares of common stock and certain shares of common stock underlying the convertible notes and warrants issued in the private placement transactions consummated between March 2009 and December 2010.  Under the terms of the Registration Rights Agreements, the Company will not be subject to liquidated damages for not complying with its obligations under the Registration Rights Agreements in a timely manner.

Distribution Agreement

The Company received a letter from alleging that the Distribution Agreement infringes on the rights a certain party has under certain agreements between that party and Winston Battery Limited (formerly known as Thunder Sky Battery Limited).  The Company believes that these allegations are without merit and intends to vigorously defend against any claims brought against the Company; however, the Company could incur substantial costs and diversion of management resources defending any such claims – even if the Company is ultimately successful in the defense of such matter.

NOTE 13 - SUBSEQUENT EVENTS

On January 25, 2011, the Company entered into an agreement with Winston Global Energy (“WGE”), a related entity, whereby WGE agreed to purchase 300 electric drive systems from the Company at an aggregate purchase price of $15.9 million (the “Purchase Order”).  Under the terms of the Purchase Order, the Company agreed to deliver the electric drive systems to WGE by July 25, 2012.

On February 3, 2011, the Company entered into an amendment to the Lease Agreement governing its facility in Harbor City, California.  Under the amendment to the Lease Agreement, the term of the lease was extended from July 31, 2011 to July 31, 2012 and the amount of space available under the lease was increased.  Effective March 1, 2011, the base monthly rent under the lease increased from $10,540 to $14,353.

BALQON CORPORATION

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2010 AND 2009
NOTE 13 - SUBSEQUENT EVENTS (continued)

On March 18, 2011, the Company terminated its agreement for financial public relations services under which the Company may have been obligated to issue three-year warrants to purchase an indeterminate number of shares of common stock of the Company at an exercise price of $1.00 per share based upon certain performance based benchmarks.  At termination, the Company had issued warrants to purchase 50,000 shares of its common stock pursuant to this agreement.

In March 2011, the Company delivered 3 Nautilus XE20s yard tractors and battery chargers to T&K Logistics, Inc. (“T&K”). T&K is the provider of logistics services to Ford Motor Company and the manager of on-site transportation of trailers and containers at Ford Motor Company’s assembly plant in Wayne, Michigan. This equipment was delivered under the terms of a lease agreement that requires payments to the Company of $3,695 per vehicle over a period of thirty-six months.

As of April 12, 2011, the Company had a backlog of approximately $18,540,429.  The Company’s backlog consists primarily of a $15.9 million order from WGE, an affiliate of the Company’s Chairman of the Board, for 300 electric drive systems.  Our backlog also includes our agreement to deliver 6 additional Nautilus XE20 electric yard tractors and 4 additional Nautilus XE30 electric short haul tractors (and associated equipment) under its outstanding purchase order from the City of Los Angeles and its agreement to deliver 7 Nautilus XE20 electric yard tractors for use at Ford Motor Company’s assembly plant under a leasing arrangement with T&K Logistics.

On April 13 2011, the Company entered into an amendment to the Distribution Agreement with SOL to correctly reflect, among other things, the chain of distribution among the parties to the Distribution Agreement and the manufacturer of the Products.

Subsequent to December 31, 2010, $297,250 of our convertible notes were converted into 390,684 shares of our common stock in accordance with the original terms of the applicable note agreements.  In addition, 258,332 shares of our common stock were issued upon the exercise of outstanding warrant agreements resulting in cash proceeds of $132,666  to the Company.

BALQON CORPORATION

PROSPECTUS

                                   , 2011

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in this prospectus and any accompanying supplement to this prospectus is accurate as of the dates on their covers. When we deliver this prospectus or a supplement or make a sale pursuant to this prospectus or a supplement, we are not implying that the information is current as of the date of the delivery or sale.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.                      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth all expenses to be paid by us in connection with this offering.  All amounts shown are estimates except for the SEC registration fee.

SEC Registration		$850
FINRA Fees		—
Accounting Fees and Expenses		*
Legal Fees and Expenses		*
Blue Sky Fees and Expenses		*
Placement Agent Fees and Expenses		—
Printing Costs		*
Miscellaneous Expenses		*
Total	$	*

*         To be filed by amendment.

ITEM 14.                      INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and bylaws provide that we shall, to the fullest extent permitted by Nevada Revised Statutes Section 78.751, indemnify all persons that we have power to indemnify under that section against all expenses, liabilities or other matters covered by that section, and that this indemnification is not exclusive of any other indemnification rights to which those persons may be entitled. Indemnification under this provision is as to actions both in an official capacity and in another capacity while holding office. Indemnification continues as to a person who has ceased to be a director, officer, employee or agent and extends to the benefit of the heirs, executors and administrators of such a person. Section 78.751 of the Nevada Revised Statutes provides that the expenses of our officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to indemnification.

Our Articles of Incorporation also provide that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent required under the Nevada Revised Statutes. Any amendment, modification or repeal of this provision by our stockholders would not adversely affect any right or protection of any director in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. Our Articles of Incorporation do not, however, eliminate or limit a director’s liability for any act or omission involving intentional misconduct, fraud or a knowing violation of law, or the payment of unlawful distributions to stockholders. Furthermore, they do not limit liability for claims against a director arising out of the director’s responsibilities under the federal securities laws or any other law. However, we have purchased directors’ and officers’ liability insurance to protect our directors and executive officers against liability under circumstances specified in the policy.

Section 2115 of the California General Corporation Law, or the California Code, provides that corporations such as us that are incorporated in jurisdictions other than California (in our case, Nevada) and that meet various tests are subject to several provisions of the California Code, to the exclusion of the law of the jurisdiction in which the corporation is incorporated. We believe that we meet the tests contained in Section 2115. Consequently, we are subject to, among other provisions of the California Code, Section 317 which governs indemnification of directors, officers and others. Section 317 generally eliminates the personal liability of a director for monetary damages in an action brought by or in the right of the company for breach of a director’s duties to the company or our stockholders except for liability:

•	for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law;
•	for acts or omissions that a director believes to be contrary to the best interests of Balqon Corporation or our shareholders or that involve the absence of good faith on the part of the directors;
•	for any transaction for which a director derived an improper personal benefit;
•
for acts or omissions that show a reckless disregard for the director’s duty to Balqon Corporation or our shareholders in circumstances in which the director was aware, or should have been aware, or the ordinary course of performing a director’s duties, of a risk of serious injury to Balqon Corporation or our stockholders;

•	for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to Balqon Corporation; and
•	for engaging in transactions described in the California Code or California case law that result in liability, or approving the same kinds of transactions.

We have entered into separate indemnification agreements with each of our directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by applicable law and which allow for certain procedural protections. We also maintain directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements that we have entered into between us and our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

To the extent indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Balqon Corporation under the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The inclusion of the above provisions in our Articles of Incorporation, our bylaws and in our indemnification agreements with our officers and directors may have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. At present, there is no litigation or proceeding pending involving a director of ours as to which indemnification is being sought, nor are we aware of any threatened litigation that may result in claims for indemnification by any of our directors.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein.

Document	Exhibit Number
Articles of Incorporation	3.1
Bylaws	3.2
Form of Indemnification Agreement	10.3
Registration Rights Agreement	4.5
Registration Rights Agreement	4.8
Registration Rights Agreement	4.12

ITEM 15.                      RECENT SALES OF UNREGISTERED SECURITIES.

Sales of Unregistered Securities Prior to the Merger Transaction

On October 24, 2008, immediately preceding the closing of the Merger Transaction, we issued warrants to purchase an aggregate of 184,598 shares of common stock (the “BMR Warrants”) to seven accredited investors in consideration of services provided.  One-third of the BMR Warrants had an exercise price of $1.50 per share and expired on October 24, 2009, one-third of the BMR Warrants had an exercise price of $2.00 per share and expired on October 24, 2010 and one-third of the BMR Warrants have an exercise price of $2.50 per share and expire on October 24, 2011.

The issuances of our securities described above were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering.  This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and certificates representing the securities were issued with restrictive legends.  Each investor was given adequate access to sufficient information about us to make an informed investment decision.  There were no commissions paid on the sale of the issuance of securities described above.

Merger Transaction

On October 24, 2008, in connection with the Merger Transaction, we issued an aggregate of 23,908,348 shares of our common stock to the shareholders of Balqon California.  In addition, the holders of warrants to acquire an aggregate of 2,614,180 shares of common stock of Balqon California were deemed to hold warrants to acquire an equal number of shares of our common stock upon completion of the Merger Transaction.  Of the Warrants issued to Balqon California, (i) warrants to purchase 243,060 shares had an exercise price of $1.50 per share and expired on June 30, 2010; (ii) warrants to purchase 243,060 shares have an exercise price of $2.00 per share and expire on June 30, 2011; (iii) warrants to purchase 243,060 shares have an exercise price of $2.50 per share and expire on June 30, 2012; (iv) warrants to purchase 500,000 shares have an exercise price of $1.50 per share and expire in July 2011; (v) warrants to purchase 810,000 shares have an exercise price of $1.50 per share and expire in September 2011; and (vi) warrants to purchase 575,000 shares have an exercise price of $1.50 per share and expire in October 2011.  In connection with the Merger Transaction, we also issued under our 2008 Plan options to purchase an aggregate of 4,562,592 shares of our common stock to certain of our directors and employees who held options to purchase an equal number of shares of Balqon California’s common stock immediately prior to the completion of the Merger Transaction.

The issuances of our securities described above were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering.  This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and certificates representing the securities were issued with restrictive legends.  Each investor was given adequate access to sufficient information about us to make an informed investment decision.  There were no commissions paid on the sale of the issuance of securities described above.

Sales of Unregistered Securities After Consummation of the Merger Transaction

On December 22, 2008, we entered into an agreement with 10 accredited investors for the sale by us of an aggregate of 210,000 shares of our common stock at a purchase price of $1.00 per share for total aggregate proceeds of $210,000.  Additionally, we issued three-year warrants to purchase an aggregate of 210,000 shares of common stock at an exercise price of $1.50 per share.  The proceeds of $210,000 were allocated to working capital.

During March and June 2009, we entered into agreements with 34 accredited investors for the sale by us of an aggregate of $1,000,000 of 10% Unsecured Subordinated Convertible Promissory Notes which are convertible into an aggregate of 1,000,000 shares of our common stock at a conversion price of $1.00 per share of common stock.  Additionally, we issued three-year warrants to purchase an aggregate of 1,000,000 shares of common stock at an exercise price of $1.50 per share.  The proceeds of $1,000,000 were allocated to working capital.

On February 2, 2010, we issued 200,000 shares of our common stock to one accredited investor in consideration of consulting services (for investor relations) to be rendered between February 2010 and August 2010.

Between February 5, 2010 and April 12, 2010, we entered into agreements with 11 accredited investors for the sale by us of an aggregate of $1,500,000 of 10% Unsecured Subordinated Convertible Promissory Notes which were initially convertible into an aggregate of 1,999,993 shares of our common stock at a conversion price of $0.75 per share of common stock, subject to adjustment.  Additionally, we issued to these investors three-year warrants to purchase an aggregate of 1,999,993 shares of common stock at an exercise price of $0.50 per share, subject to adjustment.  The proceeds of $1,500,000 are allocated to working capital.  In connection with the sale of certain of the 10% Unsecured Subordinated Convertible Promissory Notes, we (i) paid $12,000 in finder’s fees and (ii) issued three year warrants to purchase 15,999 shares of our common stock at an exercise price of $0.50 per share to two accredited investors in consideration of finder services rendered.  In addition, on March 5, 2010, in connection with the sale of $500,000 in principal amount of our 10% Unsecured Subordinated Convertible Promissory Notes, we granted to a certain accredited investor a right to buy, on or before May 15, 2010, up to an additional $500,000 in principal amount of our 10% Unsecured Subordinated Convertible Promissory Notes convertible into up to 666,666 shares of common stock at a conversion price of $0.75 per share and warrants exercisable into 666,666 shares of common stock at an exercise price of $0.50 per share for an aggregate purchase price of $500,000, which right was not exercised on or before May 15, 2010.  In addition, on April 5, 2010, in connection with the sale of an aggregate of $150,000 in principal amount of our 10% Unsecured Subordinated Convertible Promissory Notes, we granted to three accredited investors the right to buy, on or before May 15, 2010, an aggregate of up to an additional $150,000 in principal amount of our 10% Unsecured Subordinated Convertible Promissory Notes convertible into up to 199,998 shares of common stock at a conversion price of $0.75 per share and warrants exercisable into 199,998 shares of common stock at an exercise price of $0.50 per share for an aggregate purchase price of $150,000, which right was not exercised on or before May 15, 2010.

On the 17th of each month beginning on May 17, 2010 and ending on February 17, 2011, we issued warrants to purchase 5,000 shares of our common stock at an exercise price of $1.00 per share to one accredited investor in consideration of investor relations to be rendered between each such date of issuance and the one month anniversary of such date, respectively.

Between July 29, 2010 and December 2, 2010, we entered into agreements with 26 accredited investors under which we sold an aggregate of $850,000 of 10% Senior Secured Convertible Debentures which were initially convertible into an aggregate of 1,133,333 shares of our common stock at a conversion price of $0.75 per share, subject to adjustment.  The 10% Senior Secured Convertible Debentures are secured by a security interest in all of our personal property (subject to customary exceptions), which security interest is subject to and subordinate to the security interest under secured credit facilities with one or more financial institution, now existing or hereafter arising, in an amount of up to $2,500,000 in the aggregate, provided that we do not issue any of our equity securities in connection with the creation of any additional senior debt.  Additionally, we issued to these investors five-year warrants to purchase an aggregate of 850,000 shares of our common stock at an exercise price of $0.75 per share, subject to adjustment.  In connection with the offering, we paid placement agent fees of approximately $93,500, consisting of a cash commission of $68,000 and a non-accountable expense allowance of $25,500.  We also issued five-year warrants to purchase an aggregate of 68,000 shares of our common stock at an exercise price of $0.75 per share (subject to adjustment) to the placement agent and its designees.  The aggregate gross proceeds of $850,000 of the offering, less $93,500 paid to the placement agent, less other offering expenses, were allocated to working capital.

On December 14, 2010, we issued 7,812,500 shares of our common stock and a five-year warrant to purchase up to 7,812,500 shares of our common stock at an exercise price of $0.64 per share to Seven One Limited, an accredited investor, for an aggregate purchase price of $5,000,000 in a private offering.  The aggregate gross proceeds of $5,000,000 were allocated to working capital.  On December 14, 2010, we also entered into the Distribution Agreement with Seven One Limited under which we issued to Seven One Limited 1,375,000 shares of our common stock and a five-year warrant to purchase up to 1,500,000 shares of our common stock at an exercise price of $1.50 per share in consideration of our appointment as distributor under the Distribution Agreement.

The issuances of our securities described above were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering.  This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and certificates representing the securities were issued with restrictive legends.  Each investor was given adequate access to sufficient information about us to make an informed investment decision. Except as set forth above, there were no commissions paid on the sale of the issuance of securities described above.

Sales of Unregistered Securities by Balqon California Prior to the Merger Transaction

In June 2008, Balqon California issued options to purchase 4,166,751 shares of common stock to Balwinder Samra in consideration of services rendered.

In June 2008, Balqon California issued 333,340 shares of common stock and options to purchase 83,334 shares of common stock to Henry Velasquez in consideration of engineering and design consulting services rendered.

In June 2008, Balqon California issued 1,250,025 shares of common stock and options to purchase 312,507 shares of common stock to Amarpal Samra in consideration of business strategy consulting services rendered.

In June 2008, Balqon California issued 2,916,725 shares of common stock and warrants to purchase 729,180 shares of common stock to Marlin Financial in consideration of business strategy and financial advisory services rendered.

In August 2008, Balqon California issued 832,910 shares of common stock to four accredited investors in consideration of services provided.

The issuances of Balqon California’s securities described above were made in reliance upon the exemption from registration available under Section 4(2) of the Securities Act, among others, as transactions not involving a public offering.  This exemption was claimed on the basis that these transactions did not involve any public offering and the purchasers in each offering were accredited or sophisticated and had sufficient access to the kind of information registration would provide. In each case, appropriate investment representations were obtained and certificates representing the securities were issued with restrictive legends.  Each investor was given adequate access to sufficient information about Balqon California to make an informed investment decision. There were no commissions paid on the sale or issuance of the securities described above.

ITEM 16.                      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.
Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated September 15, 2008, among the Registrant, Balqon California and a newly-created, wholly-owned subsidiary of the Registrant, Balqon Acquisition Corp. (1)(%)(###)
2.2
Amendment No. 1 to Agreement and Plan of Merger, dated October 15, 2008, among the Registrant, Balqon California and a newly-created, wholly-owned subsidiary of the Registrant, Balqon Acquisition Corp. (2)

2.3	Asset Purchase Agreement, dated September 9, 2008, by and between Electric MotorSports, LLC and Balqon California (7)(%)(###)
3.1	Articles of Incorporation of the Registrant (3)
3.2	Bylaws of the Registrant (3)
3.3	Certificate of Change (17)
3.4	Articles of Merger (18)
4.1	Article Thirteenth of the Articles of Incorporation of the Registrant (contained in Exhibit 3.1 to this Registration Statement) (3)
4.2	Sections 2 and 6 of the Bylaws of the Registrant (contained in Exhibit 3.2 to this Registration Statement) (3)

Exhibit Number	Description
4.3	Form of 10% Unsecured Subordinated Convertible Promissory Notes issued by the Registrant to the investors in the 2009 Private Placement in the aggregate principal amount of $1,000,000 (7)
4.4	Form of Warrants issued by the Registrant to the investors in the 2009 Private Placement to purchase an aggregate of 1,000,000 shares of common stock (7)
4.5	Form of Registration Rights Agreements entered into between the Registrant and the investors in the 2009 Private Placement (*)
4.6	Form of 10% Unsecured Subordinated Convertible Promissory Notes issued by the Registrant to the investors in the 2010 Private Placement in the aggregate principal amount of $1,500,000 (13)
4.7	Form of Warrants issued by the Registrant to the investors in the 2010 Private Placement to purchase an aggregate of 1,999,993 shares of common stock (13)
4.8	Form of Registration Rights Agreements entered into between the Registrant and the investors in the 2010 Private Placement (*)
4.9	Form of 10% Senior Secured Subordinated Convertible Debentures issued by the Registrant to the investors in the Dominick Private Placement in the aggregate principal amount of $850,000 (15)
4.10	Form of Warrants to purchase an aggregate of 850,000 shares of common stock (subject to adjustment) issued by the Registrant to the investors in the Dominick Private Placement (15)
4.11	Form of Common Stock Placement Warrants to purchase 68,000 shares of common stock issued by the Registrant to the placement agent and its assignees in the Dominick Private Placement (15)
4.12	Registration Rights Agreement entered into between the Registrant and the investors in the Dominick Private Placement (*)
5.1	Opinion of Rutan & Tucker, LLP (**)
10.1	Balqon Corporation 2008 Stock Incentive Plan (11)(#)
10.2	Form of Stock Option Agreement under 2008 Stock Incentive Plan (4)(#)
10.3	Form of Indemnification Agreement for officers and directors (4)(#)
10.4	Employment Agreement, dated October 24, 2008, by and between Balwinder Samra and the Registrant (4)(#)
10.5	Employment Agreement, dated October 24, 2008, by and between Henry Velasquez and the Registrant (4)(#)
10.6	Purchase Agreement, dated June 26, 2008, between the City of Los Angeles and Balqon California (8)(##)
10.7
Lease Agreement for 1420 240th Street, Harbor City, California 90710, between Allan D. and Gloria G. Singer, Trustees for the U.D.T. Trust dated June 6, 1984 and Balqon California dated June 17, 2008 (8)(##)

Exhibit Number	Description
10.8	Business Financing Agreement, dated February 18, 2009, between Bridge Bank, National Association and the Registrant (6)
10.9	Business Financing Modification Agreement, dated February 26, 2009, between Bridge Bank, National Association and the Registrant (6)
10.10	Promissory Note, dated September 9, 2009, in the amount of $100,000, issued to Electric MotorSports, LLC (7)
10.11	Employment Agreement, dated October 24, 2008, by and between Robert Gruenwald and the Registrant (7)(#)
10.12	Stock and Warrant Purchase Agreement, dated August 28, 2008, by and between Marlin Financial Group, Inc. and Balqon California (8)
10.13	Amendment No. 1 to Stock and Warrant Purchase Agreement, dated March 30, 2009, by and between Marlin Financial Group, Inc. and the Registrant (7)
10.14	Amendment No. 2 to Stock and Warrant Purchase Agreement, dated May 20, 2009, by and between Marlin Financial Group, Inc. and the Registrant (8)
10.15	Converter Agreement, dated June 9, 2009, by and between Balqon Corporation and Autocar, LLC (9)
10.16	Business Financing Modification Agreement, dated effective August 4, 2009, by and between the Registrant and Bridge Bank, National Association (10)
10.17	Supplemental Agreement, dated October 6, 2009, by and between Balqon Corporation and Autocar, LLC. (12)
10.18	Form of Warrants issued by Balqon California to certain security holders to purchase an aggregate of 810,000 shares of common stock (4)(##)
10.19	Form of Warrants issued by Balqon California to certain security holders to purchase an aggregate of 575,000 shares of common stock (4)(##)
10.20
Form of Warrant to purchase common stock issued by Balqon California to Marlin Financial Group, Inc. to purchase an aggregate of 729,280 shares of common stock (one-third of these warrants were exercisable at an exercise price of $1.50 per share until June 30, 2010, one-third of these warrants were exercisable at an exercise price of $2.00 per share until June 30, 2011, and one-third of these warrants are exercisable at an exercise price of $2.50 per share until June 30, 2012) (4)

10.21
Form of Warrants issued by the Registrant to certain security holders to purchase an aggregate of 184,598 shares of common stock (one-third of these warrants were exercisable at an exercise price of $1.50 per share until October 14, 2009, one-third of these warrants were exercisable at an exercise price of $2.00 per share until October 14, 2010, and one-third of these warrants are exercisable at an exercise price of $2.50 per share until October 14, 2011) (4)(##)

10.22	Form of Warrants issued by the Registrant to certain security holders to purchase an aggregate of 210,000 shares of common stock (5)

Exhibit Number	Description
10.23	Form of 10% Unsecured Subordinated Convertible Promissory Notes issued to certain security holders in the aggregate principal amount of $1,000,000 (7)
10.24	Form of Warrants issued by the Registrant to certain security holders to purchase an aggregate of 1,000,000 shares of common stock (7)
10.25	Form of 10% Unsecured Subordinated Convertible Promissory Notes issued to certain security holders in the aggregate principal amount of $1,500,000 (13)
10.26	Form of Warrants issued by the Registrant to certain security holders to purchase an aggregate of 1,999,993 shares of common stock (13)
10.27	Form of Warrants issued by the Registrant to certain security holders to purchase an aggregate of 15,999 shares of common stock in consideration of finder services (14)
10.28	Form of 10% Senior Secured Subordinated Convertible Debenture issued by the Registrant to certain security holders in the aggregate principal amount of $850,000 (15)
10.29	Form of Warrants to purchase an aggregate of 850,000 shares of common stock (subject to adjustment) issued by the Registrant to certain security holders (15)
10.30	Form of Common Stock Placement Warrants to purchase 68,000 shares of common stock issued by the Registrant (15)
10.31	Security Agreement, dated July 29, 2010, between the Registrant, the holders of the Registrant’s 10% Senior Secured Subordinated Convertible Debenture and CitizensTrust, as collateral agent (15)
10.32	Securities Purchase Agreement, dated December 14, 2010, by and between Balqon Corporation and Seven One Limited (16)(###)
10.33	Distribution Agreement, dated December 14, 2010, by and between Balqon Corporation and Seven One Limited (16)(###)
10.34	Amendment No. 1 to Distribution Agreement, dated April 13, 2011, by and between Balqon Corporation and Seven One Limited (18)
10.35	Form of Warrant issued by Balqon Corporation on December 14, 2010 to Seven One Limited (16)
10.36	Form of Distribution Warrant issued by Balqon Corporation on December 14, 2010 to Seven One Limited (16)
10.37	Registration Rights Agreement, dated December 14, 2010, by and between Balqon Corporation and Seven One Limited (16)
10.38	Amendment No. 1 to Registration Rights Agreement, dated April 13, 2011, between Balqon Corporation and Seven One Limited (18)
10.39	Form of Warrants issued by the Registrant to certain security holders to purchase an aggregate of 50,000 shares of common stock in consideration of investor relations services (18)

Exhibit Number	Description
10.40	Purchase Order, dated January 25, 2011, between Winston Global Energy and Balqon Corporation. (18)(###)
10.41
First Amendment to Lease for 1420 240th Street, Harbor City, California 90710, between Allan D. and Gloria G. Singer, Trustees for the U.D.T. Trust dated June 6, 1984 and Balqon California dated February 3, 2011 (18)

10.42	Amendment No. 2 to Registration Rights Agreement, dated effective June 30, 2011, between Balqon Corporation and Seven One Limited (19)
14.1	Code of Ethics (4)
14.2	Code of Ethics for Chief Executive Officer and Senior Financial Officers(4)
16.1	Letter on Change in Certifying Accountant (4)
23.1	Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1) (**)
23.2	Consent of Weinberg & Company, P.A., Independent Registered Public Accounting Firm (*)
24.1	Power of Attorney (included on signature page to the initial filing of this Registration Statement)
101.1	Interactive Data File (*)

(*)	Filed herewith.
(%)	The schedules to the agreement have not been filed.
(#)	Management contract or compensatory plan, contract or arrangement.
(##)	The rights and obligations of Balqon California under this agreement were assumed by the Registrant in connection with the Merger Transaction.
(###)
The agreement contains certain representations and warranties made by the parties thereto. The assertions embodied in such representations and warranties are not necessarily assertions of fact, but a mechanism for the parties to allocate risk.  Accordingly, investors should not rely on the representation and warranties as characterizations of the actual state of facts or for any other purpose at the time they were made or otherwise.  The agreements are not intended as a document for investors to obtain factual information about the current state of affairs of the parties to the agreement.  Rather, investors should look to other disclosures contained in Balqon Corporation’s reports under the Exchange Act.

(1)	Filed as an exhibit to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2008.
(2)	Filed as an exhibit to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2008.
(3)	Filed as an exhibit to the Registrant’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on September 19, 2006.
(4)	Filed as an exhibit to the Registrant’s current report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2008.
(5)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 23, 2008.
(6)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2009.

(7)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2009.
(8)	Filed as an exhibit to the Registrant’s Amendment No. 1 to Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 22, 2009.
(9)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2009.
(10)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission August 14, 2009.
(11)	Filed as Annex A to the Registrant’s definitive Proxy Statement filed with the Securities and Exchange Commission on October 9, 2009.
(12)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2009.
(13)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010.
(14)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 17, 2010.
(15)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 16, 2010.
(16)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 17, 2010.
(17)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 14, 2008.
(18)	Filed as an exhibit to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 15, 2011.
(19)	Filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 29, 2011.

ITEM 17.                      UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective registration statement; and

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Harbor City, State of California, on July29, 2011.

BALQON CORPORATION

By:	/s/ BALWINDER SAMRA
Balwinder Samra
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Balwinder Samra his attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this registration statement on Form S-1, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Name	Title	Date

/s/ BALWINDER SAMRA Balwinder Samra	President, Chief Executive Officer and Director (principal executive officer)	July 29, 2011

/s/ ROBERT MIRANDA Robert Miranda	Chief Financial Officer (principal financial officer and principal accounting officer)	July 29, 2011

/s/ HENRY VELASQUEZ Henry Velasquez	Director	July 29, 2011
Winston Chung	Director

INDEX TO EXHIBITS

Exhibit Number	Description

4.5	Form of Registration Rights Agreements entered into between the Registrant and the investors in the 2009 Private Placement

4.8	Form of Registration Rights Agreements entered into between the Registrant and the investors in the 2010 Private Placement

4.12	Registration Rights Agreement entered into between the Registrant and the investors in the Dominick Private Placement

23.2	Consent of Weinberg & Company, P.A., Independent Registered Public Accounting Firm

101.1	Interactive Data File